As filed with the Securities and Exchange	Registration No. 333-130827
Commission on April 11, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1

POST-EFFECTIVE AMENDMENT NO. 2 TO

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ING Life Insurance and Annuity Company Connecticut 6311 71-0294708

151 Farmington Avenue Hartford, Connecticut 06156 (860) 723-2239

John S. (Scott) Kreighbaum, Counsel ING Life Insurance and Annuity Company

ING 1475 Dunwoody Drive West Chester, PA 19380-1478 (610) 425-3404

Approximate date of commencement of proposed sale to the public: It is proposed that the public offering will commence as soon as practicable after effectiveness of this filing.

If any of the securities being registered to this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

PART I

INFORMATION REQUIRED IN PROSPECTUS

ING Life Insurance and Annuity Company

Single Premium Deferred Modified Guaranteed Annuity Contract

ING MULTI-RATE ANNUITY (IICA)

April 30, 2007

The Contract. The contract described in this prospectus is a group or individual, single purchase payment, modified guaranteed deferred annuity contract issued by ING Life Insurance and Annuity Company (“ILIAC,” the “Company,” “we,” “us,” our). Prior to January 1, 2006, the Contract was issued by ING Insurance Company of America (“IICA”). On December 31, 2005, IICA merged with and into ING Life Insurance and Annuity Company, and ING Life Insurance and Annuity Company assumed responsibility for all of IICA’s obligations under the contracts. See “Other Topics: The Company” for information about the merger of IICA with and into the Company. The contract is available as a nonqualified deferred annuity. Additionally, the contract is available as a rollover to a traditional Individual Retirement Annuity (“IRA”) under section 408(b) of the Internal Revenue Code of 1986, as amended (“Tax Code”) or a rollover to a Roth IRA under Tax Code section 408A. See “Purchase” in this prospectus for additional information.

The contract is no longer available for purchase.

Why Reading this Prospectus is Important. This prospectus contains facts about the contract that you should know before investing. The information will help you determine if the contract is right for you. Read this prospectus carefully. If you do invest in the contract, retain this document for future reference.

How it Works. Upon purchase, you may direct your purchase payment to different guaranteed terms ranging up to and including twenty years. Each guaranteed term has its own guaranteed interest rate. When the guaranteed term(s) end, you can reinvest in another guaranteed term, begin receiving income payments, or withdraw your full account value.

Withdrawals. You may withdraw all or part of your accumulated funds at any time. Withdrawals prior to the end of a guaranteed term may be subject to a market value adjustment and certain fees. Upon a full withdrawal, you could, therefore, receive less than your purchase payment. See the “Market Value Adjustment” section and “Fees” section in this prospectus for additional information.

Additional Disclosure Information. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state that does not permit their sale. We have not authorized anyone to provide you with information different from that contained in this prospectus. The contract is not a deposit with, obligation of, or guaranteed or endorsed by any bank, nor is it insured by the FDIC.

Our Home Office:	Our Customer Service Center:
ING Life Insurance and Annuity Company	ING
151 Farmington Avenue	P.O. Box 9271
Hartford, CT 06156	Des Moines, IA 50306-9271
(866) 723-4646	(800) 531-4547

We pay compensation to broker/dealers whose registered representatives sell the Contract. See “Other Topics – Contract Distribution,” for further information about the amount of compensation we pay.

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CONTRACT OVERVIEW

The following is intended as a summary. Please read each section of this prospectus for additional detail.

Questions: Contacting the Company. To answer your questions, contact your sales representative or write or call our Customer Service Center:

ING P.O. Box 9271 Des Moines, IA 50306-92711 (800) 531-4547

Contract Design:

The contract described in this prospectus is a group or individual, single purchase payment, modified guaranteed deferred annuity contract issued by ING Life Insurance and Annuity Company. It is intended to be used as a retirement savings vehicle that allows you to invest in fixed interest options in order to help meet long-term financial goals.

Who’s Who:

The contract holder (you): The person to whom we issue an individual contract or a certificate under a group contract.

The Company (we, us, our): ING Life Insurance and Annuity Company. We issue the contract.

The contract: Both individual contracts and certificates under a group contract are referred to in this prospectus as the contract.

Contract Phases: The Accumulation Phase

  At Investment. Upon purchase, you may direct your purchase payment to different guaranteed terms ranging up to and including twenty years. Each guaranteed term has its own guaranteed interest rate.
  Generally, your purchase payment will earn interest at the guaranteed interest rate(s) for the duration of theguaranteed term(s) you select. If you withdraw or transfer amounts prior to the end of a guaranteed term,those amounts may be subject to a market value adjustment and certain fees. See “Market ValueAdjustment” and “Fees.”
  At Maturity. We will notify you at least 18 days before the guaranteed term ends. If you do not make any election before the guaranteed term ends, we will automatically renew the contract for a guaranteed term of the same or similar duration. If you do not want to automatically renew, contact us before the guaranteed term ends. Prior to the end of a guaranteed term, you can elect to reinvest in a different guaranteed term, begin income phase payments, or withdraw the full amount available at maturity.

The Income Phase

You may start receiving income phase payments at any time after the first year of the contract. Several payment options are available. See “Income Phase.” In general, you may receive payments for a specified period of time or for life; receive payments monthly, quarterly, semi-annually or annually; and select an option that provides a death benefit to beneficiaries.

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Contract Facts:

Free Look/Right to Cancel: You may cancel the contract within ten days of receipt (or as otherwise provided by state law). See “Right to Cancel.”

Death Benefit: A beneficiary may receive a benefit in the event of your death prior to the income phase. Benefits during the income phase depend upon the payment option selected. See “Death Benefit” and “Income Phase.”

Withdrawals: During the accumulation phase, you may withdraw all or part of your account value. Amounts withdrawn may be subject to a market value adjustment, early withdrawal charge, maintenance fee, tax withholding and taxation. See “Market Value Adjustment,” “Withdrawals,” “Fees” and “Taxation.”

Systematic Distribution Options: You may elect to receive regular payments from your account, while retaining the account in the accumulation phase. See “Systematic Distribution Options.”

Fees: Certain fees may be deducted from your account value. See “Fees.”

Taxation: You will not generally pay taxes on any earnings from the annuity contract described in this prospectus until they are withdrawn. Tax-qualified retirement arrangements (e.g., IRAs) also defer payment of taxes on earnings until they are withdrawn. If you are considering funding a tax-qualified retirement arrangement with an annuity contract, you should know that the annuity contract does not provide any additional tax deferral of earnings beyond the tax deferral provided by the tax-qualified retirement arrangement. However, annuities do provide other features and benefits which may be valuable to you. You should discuss your alternatives with your financial representative.

Taxes will generally be due when you receive a distribution. Tax penalties may apply in some circumstances. See “Taxation.”

Market Value Adjustment (MVA): If you withdraw all or part of your account value before a guaranteed term is completed, an MVA may apply. The MVA reflects the change in the value of the investment due to changes in interest rates since the date of investment, and may be positive or negative. See “Market Value Adjustment.”

GUARANTEED TERMS AND GUARANTEED INTEREST RATES

The contract offers fixed interest options called guaranteed terms. On the application or enrollment form, you select the guaranteed term(s) you want to invest in from among the guaranteed terms we offer at that time. Your purchase payment earns interest at the guaranteed interest rate applicable to that guaranteed term.

Guaranteed Terms:

Start Date. Guaranteed terms always start on the first business day of the month.

Length. Guaranteed terms are offered at our discretion for various lengths of time ranging up to and including twenty years.

Minimum Payments. Your single purchase payment must be at least $10,000. You may divide your single purchase payment among any of the various guaranteed terms we offer, but you must invest at least $1,000 in any single guaranteed term.

Guaranteed Interest Rates: We state the guaranteed interest rates as an effective annual rate of return. In other words, we credit the interest you earn on your purchase payment at a rate that provides the guaranteed rate of return over a one-year period, assuming you make no withdrawals. Guaranteed interest rates will never be less than the minimum guaranteed interest rate stated in the contract. We reserve the right to offer, from time to time, guaranteed

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interest rates to prospective investors that are higher than those offered to current contract holders with respect to guaranteed terms of the same duration.

One Guaranteed Term/Multiple Guaranteed Interest Rates. More than one guaranteed interest rate may be applicable during a guaranteed term greater than one year. For example, a guaranteed term of five years may apply one guaranteed interest rate for the first year, a different guaranteed interest rate for the next two years, and a third guaranteed interest rate for the last two years.

Example of Interest Crediting at the Guaranteed Interest Rate. The example below shows how interest is credited during a guaranteed term. The hypothetical guaranteed interest rate used in this example is illustrative only and is not intended to predict future guaranteed interest rates to be offered under the contract. Actual guaranteed interest rates offered may be more or less than those shown. The example assumes no withdrawals of any amount during the entire seven-year guaranteed term illustrated. The example does not reflect any market value adjustment, federal income taxes, possible tax penalties, or deductions of any early withdrawal charge, premium taxes, or maintenance fees. See “Withdrawals,” “Market Value Adjustment,” “Fees” and “Taxation.”

Example:

Purchase payment:	$20,000
Guaranteed term:	7 years
Guaranteed interest rate:	6.00% per year

The guaranteed interest rate is applied in this example by using the formula:

1 + the guaranteed interest rate = 1.06

Account Value at End	Interest Earned at End
of Each Contract Year	of Each Contract Year
Contract year 1 = $21,200.00	Interest at end of contract year 1
($20,000.00 x 1.06)	= $1,200.00

Contract year 2 - $22,472.00	Interest at end of contract year 2
($21,200.00 x 1.06)	= $1,272.00

Contract year 3 = $23,820.32	Interest at end of contract year 3
($22,472.00 x 1.06)	= $1,348.32

Contract year 4 = $25,249.54	Interest at end of contract year 4
($23,820.32 x 1.06)	= $1,429.22

Contract year 5 = $26,764.51	Interest at end of contract year 5
($25,249.54 x 1.06)	= $1,514.97

Contract year 6 = $28,370.38	Interest at end of contract year 6
($26,764.51 x 1.06)	= $1,605.87

End of guaranteed term = $30,072.61	Interest at end of contract year 7
($28,370.38 x 1.06)	= $1,702.23

Total interest credited in guaranteed term = $10,072.61 ($30,072.61 - $20,000)

Determination of Guaranteed Interest Rates. We will periodically determine the guaranteed interest rates we offer at our sole discretion. We have no specific formula for determining the rate of interest we will declare as future guaranteed interest rates. Our determination of guaranteed interest rates is influenced by, but does not necessarily correspond to, interest rates available on the types of debt instruments in which we intend to invest the

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amounts attributable to the contract. See “Investments.” The Company’s management will also consider various factors in determining guaranteed interest rates for a given guaranteed term, including some or all of the following:

  Regulatory and tax requirements;
  Sales commissions;
  Administrative expenses;
  General economic trends; and
  Competitive factors.

The Company’s management determines the guaranteed interest rates we will offer. We cannot predict nor guarantee future levels of guaranteed interest rates above the contractually guaranteed minimum rate nor guarantee what rates will be offered in the future.

YOUR CHOICES AT THE END OF A GUARANTEED TERM

At least 18 calendar days prior to the end of a guaranteed term, we will notify you that the guaranteed term is about to end. At the end of a guaranteed term, you can do three things with the amount you have accumulated for that guaranteed term:

  Reinvest all or part of it in another guaranteed term;
  Withdraw all or part of it; or
  Use all or part of it to start your income phase payments.

These choices can also be combined. For example, you can withdraw part of the amount you have accumulated and reinvest the balance or reinvest part and use the balance to start income phase payments. Each of these choices has certain consequences, which you should consider carefully. See “Withdrawals,” “Income Phase” and “Taxation.”

Requesting Your Choice. Once you decide what you want to do with your account value for that guaranteed term, you must advise us of your decision by completing an election form. We must receive your completed election form at least five days prior to the end of the guaranteed term to which it applies.

If we do not receive your properly completed election form in time, or you do not submit an election form, your account value at the end of the guaranteed term will be automatically reinvested in the following manner:

  For a guaranteed term equal to the guaranteed term just ended;
  If no such guaranteed term is available, for the guaranteed term with the next shortest duration; or
  If no such shorter guaranteed term is available, for the guaranteed term with the next longest duration.

Your account value will then earn interest at the guaranteed interest rate applicable to the guaranteed term automatically selected for you. We will mail a confirmation statement to you the next business day after the completion of the just-ended guaranteed term advising you of the new guaranteed term and guaranteed interest rate.

PURCHASE

Contract Type. The contract may be purchased as one of the following:

(1)	A nonqualified deferred annuity;

(2)	A rollover to a traditional individual retirement annuity (IRA) under Tax Code section 408(b) (limitations apply, see “Purchasing a Traditional IRA” in this section); or

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(3)	A rollover to a Roth IRA under Tax Code section 408A (limitations apply, see “Purchasing a Roth IRA” in this section).

How to Purchase. To purchase a contract, complete an application or enrollment form and submit it to the Company along with your purchase payment.

Payment Methods. The following purchase payment methods are allowed:

  One lump-sum payment; or
  Transfer or rollover from a pre-existing plan or account.

We reserve the right to reject any payments without advance notice.

Payment Amount. The minimum purchase payment is $10,000. We may limit the amount of the maximum purchase payment. All purchase payments over $1,000,000 will be allowed only with our consent. You may not make any additional purchase payments under an existing contract. However, eligible persons may purchase additional contracts at the then prevailing guaranteed interest rates and guaranteed terms.

Purchasing a Traditional IRA. To purchase the contract as a traditional IRA, your purchase payment must be a transfer of amounts held in one of the following:

  A traditional individual retirement account under Tax Code section 408(a);
  A traditional individual retirement annuity under Tax Code section 408(b); or
  A retirement plan qualified under Tax Code section 401 or 403.

Purchasing a Roth IRA. A contract may be purchased as a Roth IRA under Tax Code section 408A, by transferring amounts previously accumulated under another Roth IRA or from a traditional individual retirement annuity or individual retirement account, provided certain conditions are met. See “Taxation.”

Acceptance or Rejection of Applications or Enrollment Forms. We must accept or reject your application or enrollment form within two business days of receipt. If the application or enrollment form is incomplete, we may hold it and any accompanying purchase payment for five days. Payments may be held for longer periods only with your consent, pending acceptance of the application or enrollment form. If the application or enrollment form is accepted, a contract will be issued to you. If the application or enrollment form is rejected, we will return it and any payments to you, without interest.

We may also refuse to accept certain forms of premium payments or loan repayments, if applicable, (traveler’s checks, for example) or restrict the amount of certain forms of premium payments or loan repayments. In addition, we may require information as to why a particular form of payment was used (third party checks, for example) and the source of the funds of such payment in order to determine whether or not we will accept it. Use of an unacceptable form of payment may result in us returning your premium payment and not issuing the contract.

What Happens to Your Purchase Payment? If we accept your application or enrollment form, your purchase payment becomes part of our general assets and is credited to an account established for you. We will confirm the crediting of your purchase payment within five business days of receipt of your properly completed application or enrollment form. You start earning interest on your purchase payment beginning on the effective date of the contract, which is the date your purchase payment is credited. During the period of time between the date your purchase payment is credited and the start of the guaranteed term you selected, your purchase payment earns interest at the guaranteed interest rate applicable to the guaranteed term you selected.

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RIGHT TO CANCEL

You may cancel the contract within ten days of receiving it (or as otherwise provided by state law) by returning it to our Service Center along with a written notice of cancellation. We will issue a refund within seven days of our receipt of the contract and written notice of cancellation. The refund will equal the amount of your purchase payment.

FEES

The following fees and other deductions may impact your account value:

  Early Withdrawal Charge (see below);
  Maintenance Fee (see below);
  Premium Taxes (see below);
  Market Value Adjustment (see “Market Value Adjustment”); and
  Taxation (see “Taxation”).

Early Withdrawal Charge

Withdrawals of all or a portion of your account value may be subject to a charge. In the case of a partial withdrawal where you request a specified dollar amount, the amount withdrawn from your account will be the amount you specified plus adjustment for any applicable early withdrawal charge.

Amount. The amount is a percentage of the purchase payment you withdraw. The percentage will be determined by the early withdrawal charge schedule below.

Purpose. This is a deferred sales charge. It reimburses some of our sales and administrative expenses associated with the contract.

Early Withdrawal Charge Schedule:
Years since purchase payment credited:	0	1	2	3	4	5	6	7
Fee as a percentage of payment withdrawn:	7%	7%	6%	6%	5%	4%	2%	0%

How We Apply the Schedule. For purposes of applying the early withdrawal charge, all time periods are measured from the date your purchase payment is credited, even if you reinvest all or part of your account value in another guaranteed term. Once the early withdrawal charge declines to 0%, it no longer applies, regardless of how long you own the contract.

The early withdrawal charge applies only to withdrawals of your purchase payment. However, for the purposes of this charge, we assume you are withdrawing all or part of your purchase payment first (not your earnings). This assumption is not made for tax purposes. See “Taxation.”

Example. Assume the first guaranteed term you select is for five years. Further assume that at the end of this five-year guaranteed term, you decide to reinvest your account value for another guaranteed term of four years. Assume you then make a withdrawal (but not a special withdrawal, as described below) during the second year of the new guaranteed term. Because six years have passed since your purchase payment was credited, you would pay a 2% early withdrawal charge, even though you could have withdrawn all or part of your account value at the end of the first five-year guaranteed term without paying an early withdrawal charge. See “Waiver of Charge,” below. However, if you make a withdrawal during the third year of the new guaranteed term, or anytime thereafter, you

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would pay no early withdrawal charge, because seven years would have passed since your purchase payment was credited.

Special Withdrawals. After 12 months from the contract effective date, you may make one withdrawal equal to 10% or less of your account value during any calendar year, valued at the time we receive your withdrawal request in writing, and we will not deduct any early withdrawal charge. This special withdrawal is subject to the following restrictions:

  It applies only to the first withdrawal each calendar year;
  All subsequent withdrawals that calendar year are subject to an early withdrawal charge, even if you did not withdraw the full 10% with your first withdrawal; and
  If your first withdrawal of the calendar year is in excess of 10% of your account value, the excess amount is subject to an early withdrawal charge.

Waiver of Charge. The early withdrawal charge is waived for amounts that are:

  Withdrawn at the end of a guaranteed term, provided that at least five days prior to the end of that guaranteed term we receive your withdrawal request in writing. (If you reinvest those amounts in another guaranteed term, future withdrawals will be subject to an early withdrawal charge as described above); or
  $2,500 or less, provided that no withdrawal has been made from your account during the prior 12 months; or
  Withdrawn due to your election of a systematic distribution option (see “Systematic Distribution Options”); or
  Withdrawn due to an involuntary termination. This may occur if your account value is less than $2,500. See “Other Topics—Involuntary Terminations.”

Nursing Home Waiver. If approved in your state, you may withdraw all or a portion of your account value without an early withdrawal charge if all of the following conditions are met:

  More than one account year has elapsed since the date your purchase payment was credited;
  The annuitant designated under the contract has spent at least 45 consecutive days in a licensed nursing facility (in New Hampshire, the facility may be non-licensed); and
  The withdrawal is requested within three years of the designated annuitant’s admission to a licensed nursing facility (in Oregon there is no three year limitation and in New Hampshire, the facility may be non- licensed).

We will not waive the early withdrawal charge if the annuitant was in a licensed nursing care facility at the time you purchased the contract. The nursing home waiver may not be available in all states.

Market Value Adjustment and Taxation. Except for withdrawals at the end of a guaranteed term as noted above, and withdrawals under a systematic distribution option, a market value adjustment is applicable to any amounts you withdraw. Regardless of when or how withdrawals are taken, you may also be required to pay taxes and tax penalties. See “Market Value Adjustment” and “Taxation.”

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Annual Maintenance Fee

Currently we do not charge a maintenance fee. However, prior to the time you enter the income phase, an annual maintenance fee may be deducted from your account value on each anniversary of the contract’s effective date and if you make a full withdrawal from the contract. The terms and conditions under which the maintenance fee may be deducted are stated in the contract. A maintenance fee would be used to reimburse us for our administrative expenses relating to establishing and maintaining the contract.

Premium Taxes

Maximum Amount. Some states and municipalities charge a premium tax on annuities. These taxes currently range from 0% to 4.0%, depending upon the jurisdiction.

When/How. We reserve the right to deduct a charge for premium taxes from your account value or from your payment to the account at any time, but not before there is a tax liability under state law. For example, we may deduct a charge for premium taxes at the time of a complete withdrawal or we may reflect the cost of premium taxes in our income phase payment rates when you commence income phase payments. If, at your death, your beneficiary elects to receive a lump-sum distribution, a charge may be deducted for any premium taxes paid on your behalf for which we have not been reimbursed. If we deduct premium taxes from your purchase payment, the amount invested in a guaranteed term will be equal to the amount of your purchase payment reduced by any applicable premium tax.

WITHDRAWALS

You may withdraw all or part of your account value at any time during the accumulation phase. Amounts are withdrawn on a pro-rata basis from each of the guaranteed terms under the contract. You may request that we inform you in advance of the amount payable upon a withdrawal.

Steps for Making a Withdrawal.

Select the withdrawal amount.

(1)	Full withdrawal: You will receive, reduced by any required withholding tax, your account value, plus or minus any applicable market value adjustment, and minus any applicable early withdrawal charge and annual maintenance fee.

(2)	Partial Withdrawal (Percentage or Specified Dollar Amount): You will receive, reduced by any required withholding tax, the amount you specify, subject to the value available in your account.

However, the amount actually withdrawn from your account will be adjusted for any applicable early withdrawal charge and any positive or negative market value adjustment, and accordingly, may be more or less than the amount requested.

Properly complete a disbursement form and submit it to our Service Center.

Delivery of Payment. Payment of withdrawal requests will be made in accordance with the SEC’s requirements. Normally, payment will be sent not later than seven days following our receipt of the disbursement form in good order. Generally, a request is considered to be in “good order” when it is signed, dated and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out. However, under certain emergency situations, we may defer payment of any withdrawal for a period not exceeding six months from the date we receive your withdrawal request.

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Taxes, Fees and Deductions. Amounts withdrawn may be subject to one or more of the following:

  Early Withdrawal Charge: Withdrawals of all or a portion of your account may be subject to an early withdrawal charge. This is a deferred sales charge that reimburses us for some of the sales and administrative expenses associated with the contract. See “Fees—Early Withdrawal Charge.”
  Annual Maintenance Fee: If you make a full withdrawal from the contract, we may deduct any applicable annual maintenance fee. See “Fees—Annual Maintenance Fee.”
  Market Value Adjustment (MVA): The MVA reflects changes in interest rates since the deposit period. The MVA may be positive or negative. If you make a withdrawal before the end of a guaranteed term, we will calculate an MVA and the amount withdrawn will be adjusted for any applicable positive or negative MVA. See “Market Value Adjustment.”
  Tax Penalty: If you make a withdrawal before you attain age 59½, the amount withdrawn may be subject to a 10% penalty tax. See “Taxation.”
  Tax Withholding: Amounts withdrawn may be subject to withholding for federal income taxes. See “Taxation.”

All applicable fees and deductions are deducted from the amount of your withdrawal in accordance with the terms of the contract. Any market value adjustment applicable to your withdrawal, taxes, fees and deductions may either increase or decrease the amount paid to you. To determine which may apply, refer to the appropriate sections of this prospectus, contact your sales representative or call our Service Center at the number listed in “Contract Overview.”

SYSTEMATIC DISTRIBUTION OPTIONS

Features of a Systematic Distribution Option

A systematic distribution option allows you to receive regular payments from the contract without moving into the income phase. By remaining in the accumulation phase, certain rights and flexibility not available during the income phase are retained. These options may be exercised at any time during the accumulation phase of the contract.

The following systematic distribution options may be available:

  SWO—Systematic Withdrawal Option. SWO is a series of automatic partial withdrawals from your account based on a payment method you select. It is designed for those who want a periodic income while retaining investment flexibility for amounts accumulated under the contract.
  SWO allows you to withdraw either a specified amount or a specified percentage of the contract’s value, orto withdraw amounts over a specified time period that you determine, within certain limits described in thecontract. SWO payments can be made on a monthly or quarterly basis, and the amount of each payment isdetermined by dividing the designated annual amount by the number of payments due each calendar year.SWO payments are withdrawn pro-rata from each of the guaranteed terms under the contract.Under a contract purchased as a traditional IRA, if the SWO payment for any year is less than the requiredminimum distribution under the Tax Code, the SWO payment will be increased to an amount equal to theminimum distribution amount.If you participate in SWO, you may not utilize a special withdrawal to make additional withdrawals fromthe contract. See “Withdrawals—Special Withdrawals.”

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  ECO—Estate Conservation Option. ECO offers the same investment flexibility as SWO, but is designed for those who want to receive only the minimum distribution the Tax Code requires each year.
  Under ECO, we calculate the minimum distribution amount required by law, and pay you that amount oncea year. ECO is not available under nonqualified contracts or under Roth IRA contracts. ECO payments arewithdrawn pro-rata from each of the guaranteed terms under the contract. We will, upon request, informyou in advance of the amount payable under ECO.If you participate in ECO, you may not utilize a special withdrawal to make additional withdrawals fromthe contract. See “Withdrawals—Special Withdrawals.”
  Other Systematic Distribution Options. We may add additional systematic distribution options from time to time. You may obtain additional information relating to any of the systematic distribution options from your sales representative or from our Service Center.

Availability. If allowed by applicable law, we reserve the right to discontinue the availability of one or all of the systematic distribution options for new elections at any time and to change the terms of future elections.

Eligibility. To exercise one of these options you must meet certain age criteria and your account value must meet certain minimum requirements. To determine if you meet the age and account value criteria and to assess terms and conditions that may apply, contact your sales representative or our Service Center.

Termination. You may revoke a systematic distribution option at any time by submitting a written request to our Service Center. However, once cancelled, you or your spousal beneficiary may not elect SWO again. In addition, once cancelled, ECO may not be elected again until 36 months have elapsed.

Deductions and Taxation. When you elect a systematic distribution option, your account value remains in the accumulation phase and subject to the applicable charges and deductions described in “Fees.” However, we will not apply an early withdrawal charge or market value adjustment to any part of your account value paid under SWO or ECO. Taking a withdrawal through a systematic distribution option may have tax consequences. If you are concerned about tax implications consult a tax adviser before one of these options is elected. See “Taxation.”

MARKET VALUE ADJUSTMENT (MVA)

Purpose of the MVA. If you make an early withdrawal from the contract, we may need to liquidate certain assets or use existing cash flow that would otherwise be available to invest at current interest rates. The assets we may liquidate to provide your withdrawal amount may be sold at a profit or a loss, depending upon market conditions. To lessen this impact, certain withdrawals are subject to an MVA.

What is an MVA? In certain situations described below, including when you make a withdrawal before the end of a guaranteed term, we will calculate an MVA and either add or deduct that value from the amount withdrawn. The calculation we use to determine the MVA reflects the change in the value of your investment due to changes in interest rates since the start of the guaranteed term under the contract. When these interest rates increase, the value of the investment decreases, and the MVA amount may be negative and cause a deduction from your withdrawal amount. Conversely, when these interest rates decrease, the value of the investment increases, and the MVA amount may be positive and cause an increase in your withdrawal amount.

Calculation of the MVA. For a further explanation of how the MVA is calculated, see Appendix I.

When Does an MVA Apply? An MVA may apply when:

  You request a withdrawal before the end of a guaranteed term. In this case the withdrawal amount may be increased or decreased by the application of the MVA.

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  You initiate income phase payments before the end of your guaranteed term. In this case an MVA may be applied to any amounts used to start income phase payments. While either a positive or negative MVA may apply to amounts used to start a nonlifetime payment option, only a positive MVA will apply to amounts used to start a lifetime payment option. See “Income Phase.”
  We terminate the contract because your account value is less than $2,500.
  You cancel the contract.
  A death benefit is paid upon the death of the annuitant, more than six months after the annuitant’s death. See “Death Benefit.”
  A death benefit is paid upon the death of a person other than the annuitant.

When Does an MVA Not Apply? An MVA will not be applied to:

  Withdrawals under the Systematic Withdrawal Option or Estate Conservation Option as described in “Systematic Distribution Options.”
  A death benefit payable upon death of an annuitant, if paid within six months of the annuitant’s death. See “Death Benefit.”
  Amounts withdrawn at the end of a guaranteed term, provided that at least five days prior to the end of that guaranteed term we receive your withdrawal request in writing. The MVA, however, remains applicable to any amount you reinvest for another guaranteed term.

DEATH BENEFIT

During the Accumulation Phase

Who Receives the Benefit? If you or the annuitant dies during the accumulation phase, a death benefit will be paid to your beneficiary in accordance with the terms of the contract subject to the following:

  Upon the death of a joint contract holder, the surviving joint contract holder will be deemed the designated beneficiary, and any other beneficiary on record will be treated as the beneficiary at the death of the surviving joint contract holder.
  If you are not a natural person, the death benefit will be payable at the death of the annuitant designated under the contract or upon any change of the annuitant.
  If you die and no beneficiary exists, the death benefit will be paid in a lump sum to your estate.

Designating a Beneficiary(ies). You may designate a beneficiary on your application or enrollment form, or by providing a written request in good order to our Service Center. Generally, a request is considered to be in “good order” when it is signed, dated and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out.

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Calculation of the Benefit. The death benefit is calculated as of the date proof of death and the beneficiary’s right to receive the death benefit are received in good order at our Service Center. The amount of the death benefit is determined as follows:

  If the death benefit is paid within six months of the death of the annuitant, the amount equals your account value.
  If the death benefit is paid more than six months after the date of death of the annuitant, or if paid upon your death and you are not the annuitant, it equals your account value as adjusted by any applicable market value adjustment.
  If you are not the annuitant, the death benefit payable may be subject to an early withdrawal charge.

Benefit Payment Options. If you are the annuitant and you die before income phase payments begin, or if you are not a natural person and the annuitant dies before income phase payments begin, any beneficiary under the contract who is an individual has several options for receiving payment of the death benefit. The death benefit may be paid:

  In one lump-sum payment;
  In accordance with any of the available income phase payment options (see “Income Phase—Payment Options”); or
  In certain circumstances, your beneficiary, spousal beneficiary or joint contract holder may have the option to continue the contract rather than receive the death benefit.

Unless your beneficiary elects otherwise, the distribution will be made into an interest bearing account, backed by our general account, that is accessed by the beneficiary through a checkbook feature. The beneficiary may access death benefit proceeds at any time without penalty. Interest earned on this account may be less than interest paid on other settlement options.

Taxation. The Tax Code requires distribution of death benefit proceeds within a certain period of time. Failure to begin receiving death benefit payments within those time periods can result in tax penalties. Regardless of the method of payment, death benefit proceeds will generally be taxed to the beneficiary in the same manner as if you had received those payments. See “Taxation” for additional information.

Change of Beneficiary. You may change the beneficiary previously designated at any time by submitting notice in writing to our Service Center. The change will not be effective until we receive and record it.

INCOME PHASE

During the income phase you receive payments from your accumulated account value. You may apply all or a portion of your account value to provide these payments. Income phase payments are made to you or you can, subject to availability, request that payments be deposited directly to your bank account. After your death, we will send your designated beneficiary any income phase payments still due. You may be required to pay taxes on all or a portion of the income phase payments you receive. See “Taxation.”

Partial Entry into the Income Phase. You may elect a payment option for a portion of your account value, while leaving the remaining portion in a guaranteed term(s). Whether the Tax Code considers such payments taxable as annuity payments or as withdrawals is currently unclear; therefore, you should consult with a qualified tax adviser before electing this option.

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Initiating Income Phase Payments. At least 30 days prior to the date you want to start receiving income phase payments, you must notify us in writing of the following:

  Start date;
  Payment option (see the payment options table in this section); and
  Payment frequency (i.e., monthly, quarterly, semi-annually or annually).

The account will continue in the accumulation phase until you properly initiate income phase payments. You may change your payment option election up to 30 days before income phase payments begin. Once you elect for income phase payments to begin, you may not elect a different payment option or elect to receive a lump-sum payment.

What Affects Payment Amounts? Some of the factors that may affect payment amounts include your age, your gender, your account value, the payment option selected and number of guaranteed payments (if any) selected.

Minimum Payment Amounts. The payment option you select must result in one or both of the following:

  A first payment of at least $50; or
  Total yearly payments of at least $250.

If your account value is too low to meet these minimum payment amounts, you must elect a lump-sum payment.

We reserve the right to increase the minimum payment amount based upon increases in the Consumer Price Index—Urban.

Payment Start Date. Income phase payments may start any time after the first year of the contract, and will start the later of the annuitant’s 85th birthday or the tenth anniversary of your purchase payment, unless you elect otherwise.

Regardless of your income phase payment start date, your income phase payments will not begin until you have selected an income phase payment option. Failure to select a payment option by your payment start date, or postponement of the start date past the later of the annuitant’s 85th birthday or the tenth anniversary of your purchase payment, may have adverse tax consequences. You should consult with a qualified tax adviser if you are considering either of these courses of action.

Payment Length. If you choose a lifetime income phase payment option with guaranteed payments, the age of the annuitant plus the number of years for which payments are guaranteed must not exceed 95 at the time payments begin. Additionally, federal income tax requirements currently applicable to traditional IRAs provide that the period of years guaranteed may not be greater than the joint life expectancies of the payee and his or her designated beneficiary.

Charges Deducted. No early withdrawal charge will be applied to amounts used to start income phase payments, although a market value adjustment may be applicable.

Market Value Adjustment. If your income phase payments start before the end of your guaranteed term, a market value adjustment will be applied to any amounts used to start income phase payments. If you select a lifetime payment option, only a positive market value adjustment will be applied. See “Market Value Adjustment.”

Death Benefit During the Income Phase. Upon the death of either the annuitant or the surviving joint annuitant, the amount payable, if any, to your beneficiary depends on the payment option currently in force. Any amounts payable must be paid at least as rapidly as under the method of distribution in effect at the annuitant’s death. If you die and you are not the annuitant, any remaining payments will continue to be made to your beneficiary at least as rapidly as under the method of distribution in effect at your death.

Taxation. To avoid certain tax penalties, you or your beneficiary must meet the distribution rules imposed by the Tax Code. See “Taxation.”

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Income Phase Payment Options

The following table lists the income phase payment options and accompanying death benefits that may be available during the income phase. We may offer additional payment options under the contract from time to time.

Terms Used in the Tables:

Annuitant: The person(s) on whose life expectancy the income phase payments are calculated.

Beneficiary: The person designated to receive the death benefit payable under the contract.

Lifetime Income Phase Payment Options
Life Income

Length of Payments: For as long as the annuitant lives. It is possible that only one payment will be made should the annuitant die prior to the second payment’s due date.

Death Benefit—None: All payments end upon the annuitant’s death.

Life Income— Guaranteed Payments

Length of Payments: For as long as the annuitant lives, with payments guaranteed for your choice of 5, 10, 15 or 20 years, or other periods specified in the contract.

Death Benefit: If the annuitant dies before we have made all the guaranteed payments, payments will continue to the beneficiary.

Life Income— Two Lives

Length of Payments: For as long as either annuitant lives. It is possible that only one payment will be made if both the annuitant and joint annuitant die before the second payment’s due date.

Continuing Payments: When you select this option, you will also choose either:

(a)	100%, 66 2/3 % or 50% of the payment to continue to the surviving annuitant after the first death; or

(b)	100% of the payment to continue to the first annuitant on the second annuitant’s death, and 50% of the payment to continue to the second annuitant on the first annuitant’s death.

Death Benefit—None: All payments end upon the death of both annuitants.
Life Income— Two Lives— Guaranteed Payments

Length of Payments: For as long as either annuitant lives, with payments guaranteed for a minimum of 120 months, or other periods specified in the contract.

Continuing Payments: 100% of the payment to continue to the surviving annuitant after the first death.

Death Benefit: If both annuitants die before the guaranteed payments have all been paid, payments will continue to the beneficiary.

Nonlifetime Income Phase Payment Option

Nonlifetime— Guaranteed Payments

Length of Payments: Payments will continue for your choice of 10 through 30 years (or other periods specified in the contract).

Death Benefit: If the annuitant dies before we make all the guaranteed payments, payment will continue to the beneficiary.

INVESTMENTS

Separate Account. Payments received under the contract and allocated to guaranteed terms will be deposited to, and accounted for, in a nonunitized separate account that we established under Connecticut law. A nonunitized separate account is a separate account in which you do not participate in the performance of the assets through unit values or any other interest. Prior to January 1, 2006, amounts under the contract were held in a nonunitized

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separate account of ING Insurance Company of America (“IICA”), a wholly-owned subsidiary of the Company. In connection with the merger of IICA with and into the Company, this nonunitized separate account was transferred to the Company on December 31, 2005. The nonunitized separate account now operates pursuant to Connecticut law.

Persons allocating amounts to the nonunitized separate account do not receive a unit value of ownership of assets accounted for in the separate account. The assets accrue solely to our benefit and we bear the entire risk of investment gain or loss. All of our obligations due to allocations to the nonunitized separate account are contractual guarantees we have made and are accounted for in the separate account. All of our general assets are available to meet the guarantees under the contracts. However, to the extent provided for in the applicable contracts, assets of the nonunitized separate account are not chargeable with liabilities arising out of any other business we conduct. Income, gains or losses of the separate account are credited to or charged against the assets of the separate account without regard to other income, gains or losses of the Company.

Setting Guaranteed Interest Rates. We do not have any specific formula for setting guaranteed interest rates for the guaranteed terms. We expect the guaranteed interest rates to be influenced by, but not necessarily correspond to, yields on fixed income securities we acquire with amounts allocated to the guaranteed terms when the guaranteed interest rates are set.

Types of Investments. Our assets will be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, and certain other investments.

We intend to invest in assets which, in the aggregate, have characteristics, especially cash flow patterns, reasonably related to the characteristics of the liabilities. Various immunization techniques will be used to achieve the objective of close aggregate matching of assets and liabilities. We will primarily invest in investment-grade fixed income securities including:

  Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government;
  Debt securities that are rated, at the time of purchase, within the four highest grades assigned by Moody’s Investors Services, Inc. (Aaa, Aa, A or Baa) or Standard & Poor’s Corporation (AAA, AA, A or BBB) or any other nationally recognized rating organizations;
  Other debt instruments including those issued or guaranteed by banks or bank holding companies and of corporations, which although not rated by Moody’s, Standard & Poor’s, or other nationally recognized rating organizations, are deemed by the Company’s management to have an investment quality comparable to securities which may be purchased as stated above; and
  Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year which are considered by the Company’s management to have investment quality comparable to securities which may be purchased as stated above.

In addition, we may invest in futures and options. We purchase financial futures and related options and options on securities solely for non-speculative hedging purposes. In the event securities prices are anticipated to decline, we may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the nonunitized separate account. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or we may purchase options on securities.

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While this section generally describes our investment strategy, we are not obligated to invest the assets attributable to the contract according to any particular strategy, except as may be required by state insurance laws. Additionally, the guaranteed interest rates we establish need not relate to the investment performance we experience.

TAXATION

Introduction

This section discusses our understanding of current federal income tax laws affecting the contract. You should keep the following in mind when reading it:

  Your tax position (or the tax position of the designated beneficiary, as applicable) determines federal taxation of amounts held or paid out under the contract;
  Tax laws change. It is possible that a change in the future could affect contracts issued in the past;
  This section addresses federal income tax rules and does not discuss federal estate and gift tax implications, state and local taxes, or any other tax provisions; and
  We do not make any guarantee about the tax treatment of the contract or transactions involving the contract.

We do not intend this information to be tax advice. For advice about the effect of federal income taxes or any other taxes on amounts held or paid out under the contract, consult a tax adviser. For more comprehensive information, contact the Internal Revenue Service (IRS).

Types of Contracts: Non-Qualified or Qualified

The Contract may be purchased on a non-tax-qualified basis (non-qualified contracts) or purchased on a tax-qualified basis (qualified contracts).

Non-qualified contracts are purchased with after tax contributions and are not related to retirement plans that receive special income tax treatment under the Tax Code.

Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify for special income tax treatment under Sections 403(b), 408, or 408A of the Tax Code.

Taxation of Non-Qualified Contracts

Taxation of Gains Prior to Distribution

     Tax Code Section 72 governs taxation of annuities in general. We believe that if you are a natural person you will generally not be taxed on increases in the value of a non-qualified Contract until a distribution occurs or until annuity payments begin. This assumes that the Contract will qualify as an annuity contract for federal income tax purposes. For these purposes, the agreement to assign or pledge any portion of the contract value generally will be treated as a distribution. In order to be eligible to receive deferral of taxation, the following requirements must be satisfied:

     Diversification. Tax Code Section 817(h) requires that in a nonqualified contract the investments of the funds be “adequately diversified” in accordance with Treasury Regulations in order for the Contract to qualify as an annuity contract under federal tax law. The separate account, through the funds, intends to comply with the diversification requirements prescribed by Tax Code Section 817(h) and by the Treasury in Reg. Sec. 1.817-5, which affects how the funds’ assets may be invested.

     Investor Control. Although earnings under non-qualified contracts are generally not taxed until withdrawn, the IRS has stated in published rulings that a variable contract owner will be considered the owner of separate account assets if the contract owner possesses incidents of investment control over the assets. In these

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circumstances, income and gains from the separate account assets would be currently includible in the variable contract owner’s gross income. Future guidance regarding the extent to which owners could direct their investments among subaccounts without being treated as owners of the underlying assets of the separate account may adversely affect the tax treatment of existing contracts. The Company therefore reserves the right to modify the contract as necessary to attempt to prevent the contract holder from being considered the federal tax owner of a pro rata share of the assets of the separate account.

     Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, the Tax Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Tax Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such distribution provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

     Non-Natural Holders of a Non-Qualified Contract. If you are not a natural person, a non-qualified contract generally is not treated as an annuity for income tax purposes and the income on the contract for the taxable year is currently taxable as ordinary income. Income on the contract is any increase over the year in the excess of the contract value over the “investment in the contract” (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals) during the taxable year. There are some exceptions to this rule and a non-natural person should consult with its tax adviser prior to purchasing the Contract. When the contract owner is not a natural person, a change in the annuitant is treated as the death of the contract owner.

     Delayed Annuity Starting Date. If the Contract’s annuity starting date occurs (or is scheduled to occur) at a time when the annuitant has reached an advanced age (e.g., age 85), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

Taxation of Distributions

     General. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner’s investment in the contract at that time. Investment in the contract is generally equal to the amount of all contributions to the contract, plus amounts previously included in your gross income as the result of certain loans, assignments or gifts, less the aggregate amount of non-taxable distributions previously made.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner’s cost basis in the contract.

     10% Penalty Tax. A distribution from a non-qualified Contract may be subject to a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

  made on or after the taxpayer reaches age 59½;
  made on or after the death of a contract owner (the annuitant if the contract owner is a non-natural person);
  attributable to the taxpayer’s becoming disabled as defined in the Tax Code;
  made as part of a series of substantially equal periodic payments (at least annually)over your life or life expectancy or the joint lives or joint life expectancies of you and your designated beneficiary; or
  the distribution is allocable to investment in the contract before August 14, 1982.

The 10% penalty does not apply to distributions from an immediate annuity as defined in the Tax Code. Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

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     Tax-Free Exchanges. Section 1035 of the Tax Code permits the exchange of a life insurance, endowment or annuity contract for an annuity contract on a tax-free basis. In such instance, the “investment in the contract” in the old contract will carry over to the new contract. You should consult with your tax advisor regarding procedures for making Section 1035 exchanges.

If your Contract is purchased through a tax-free exchange of a life insurance, endowment or annuity contract that was purchased prior to August 14, 1982, then any distributions other than annuity payments will be treated, for tax purposes, as coming:

  First, from any remaining “investment in the contract” made prior to August 14, 1982 and exchanged into the Contract;
  Next, from any “income on the contract” attributable to the investment made prior to August 14, 1982;
  Then, from any remaining “income on the contract;” and
  Lastly, from any remaining “investment in the contract.”

The IRS has concluded that in certain instances, the partial exchange of a portion of one annuity contract for another contract will be tax-free. However, the IRS has reserved the right to treat transactions it considers abusive as ineligible for favorable partial 1035 tax-free exchange treatment. It is not certain whether the IRS would treat an immediate withdrawal or annuitization after a partial exchange as abusive. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract directly into an immediate annuity. Currently, we will accept a partial 1035 exchange from a non-qualified annuity into a deferred annuity or an immediate annuity as a tax-free transaction unless we believe that we would be expected to treat the transaction as abusive. We are not responsible for the manner in which any other insurance company, for tax reporting purposes, or the IRS, with respect to the ultimate tax treatment, recognizes or reports a partial exchange. We strongly advise you to discuss any proposed 1035 exchange with your tax advisor prior to proceeding with the transaction.

     Taxation of Annuity Payments. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each subsequent annuity payment is subject to tax as ordinary income. The tax treatment of partial annuitizations is unclear. We currently treat any partial annuitizations as withdrawals rather than as annuity payments. Please consult your tax adviser before electing a partial annuitization.

     Death Benefits. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments. Special rules may apply to amounts distributed after a Beneficiary has elected to maintain Contract value and receive payments.

Different distribution requirements apply if your death occurs:

  After you begin receiving annuity payments under the Contract; or
  Before you begin receiving such distributions.

If your death occurs after you begin receiving annuity payments, distributions must be made at least as rapidly as under the method in effect at the time of your death.

If your death occurs before you begin receiving annuity payments, your entire balance must be distributed within five years after the date of your death. For example, if you died on September 1, 2006, your entire balance must be distributed by August 31, 2011. However, if distributions begin within one year of your death, then payments may be made over one of the following timeframes:

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  Over the life of the designated beneficiary; or
  Over a period not extending beyond the life expectancy of the designated beneficiary.

If the designated beneficiary is your spouse, the contract may be continued with the surviving spouse as the new contract owner. If the contract owner is a non-natural person and the primary annuitant dies, the same rules apply on the death of the primary annuitant as outlined above for death of a contract owner.

The Contract offers a death benefit that may exceed the greater of the premium payments and the contract value. Certain charges are imposed with respect to the death benefit. It is possible that these charges (or some portion thereof) could be treated for federal tax purposes as a distribution from the Contract.

     Assignments and Other Transfers. A transfer, pledge or assignment of ownership of a non-qualified contract, the selection of certain annuity dates, or the designation of an annuitant or payee other than an owner may result in certain tax consequences to you that are not discussed herein. The assignment, pledge or agreement to assign or pledge any portion of the contract value generally will be treated as a distribution. Anyone contemplating any such transfer, pledge, assignment, or designation or exchange, should consult a tax adviser regarding the potential tax effects of such a transaction.

     Immediate Annuities. Under section 72 of the Tax Code, an immediate annuity means an annuity (1) which is purchased with a single premium, (2) with annuity payments starting within one year from the date of purchase, and (3) which provides a series of substantially equal periodic payments made annually or more frequently. While this Contract is not designed as an immediate annuity, treatment as an immediate annuity would have significance with respect to exceptions from the 10% early withdrawal penalty, to contracts owned by non-natural persons, and for certain exchanges.

     Multiple Contracts. Tax laws require that all non-qualified deferred annuity contracts that are issued by a company or its affiliates to the same contract owner during any calendar year be treated as one annuity contract for purposes of determining the amount includible in gross income under Tax Code Section 72(e). In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of Tax Code Section 72(e) through the serial purchase of annuity contracts or otherwise.

     Withholding. We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. Withholding is mandatory, however, if the distributee fails to provide a valid taxpayer identification number or if we are notified by the IRS that the taxpayer identification number we have on file is incorrect. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment.

If you or your designated beneficiary is a non-resident alien, then any withholding is governed by Tax Code Section 1441 based on the individual’s citizenship, the country of domicile and treaty status.

Taxation of Qualified Contracts

General

     The Contracts are primarily designed for use with IRAs under Tax Code Section 408 and 408A and Tax Code Section 403(b) plans (We refer to all of these as “qualified plans”). The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. The ultimate effect of federal income taxes on the amounts held under a Contract, or on annuity payments, depends on the type of retirement plan and your tax status. Special favorable tax treatment may be available for certain types of contributions and distributions. In addition, certain requirements must be satisfied in purchasing a qualified contract with proceeds from a tax-qualified plan in order to continue receiving favorable tax treatment.

Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59½

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(subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Some qualified plans may be subject to additional distribution or other requirements that are not incorporated into the Contract. No attempt is made to provide more than general information about the use of the Contracts with qualified plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. The Company is not bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless we consent.

Contract owners and beneficiaries generally are responsible for determining that contributions, distributions and other transactions with respect to the contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a contract for your particular situation. The following discussion assumes that qualified contracts are purchased with proceeds from and/or contributions under retirement plans or programs that qualify for the intended special federal tax treatment.

Tax Deferral

     Under the federal tax laws, earnings on amounts held in annuity contracts are generally not taxed until they are withdrawn. However, in the case of a qualified plan (as defined in this prospectus), an annuity contract is not necessary to obtain this favorable tax treatment and does not provide any tax benefits beyond the deferral already available to the qualified plan itself. Annuities do provide other features and benefits (such as guaranteed living benefits and/or death benefits or the option of lifetime income phase options at established rates) that may be valuable to you. You should discuss your alternatives with your financial representative taking into account the additional fees and expenses you may incur in an annuity.

     Individual Retirement Annuities. Section 408 of the Tax Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity ("IRA"). IRAs are subject to limits on the amounts that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from IRAs, individual retirement accounts, and other types of retirement plans may be "rolled over" on a tax-deferred basis into an IRA. If you make a tax-free rollover of a distribution from an IRA you may not make another tax-free rollover from the IRA within a 1-year period. Sales of the contract for use with IRAs may be subject to special requirements of the IRS.

The IRS has not reviewed the contracts described in this prospectus for qualification as IRAs and has not addressed, in a ruling of general applicability, whether the contract's death benefit provisions comply with IRS qualification requirements.

     Roth IRAs. Section 408A of the Tax Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA are subject to limits on the amount of contributions and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. Certain qualifying individuals may convert an IRA, SEP, or a SIMPLE to a Roth IRA. Such rollovers and conversions are subject to tax, and other special rules may apply. If you make a tax-free rollover of a distribution from a Roth IRA to another Roth IRA, you may not make another tax-free rollover from the Roth IRA from which the rollover was made within a 1-year period. A 10% penalty may apply to amounts attributable to a conversion to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

Sales of a contract for use with a Roth IRA may be subject to special requirements of the IRS. The IRS has not reviewed the contracts described in this prospectus for qualification as IRAs and has not addressed, in a ruling of general applicability, whether the contract's death benefit provisions comply with IRS qualification requirements.

     Section 403(b) Tax-Sheltered Annuities. The contracts are available as Tax Code section 403(b) tax-sheltered annuities. Section 403(b) of the Tax Code allows employees of certain Tax Code section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, to a contract that will provide an annuity for the employee's retirement.

In November, 2004 the Treasury Department proposed regulations which, if finalized, are not scheduled to take

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effect until after 2007. These proposed regulations may not be relied upon until they become final. We reserve the right to modify the contracts to comply with these regulations where allowed, or where required by law. The proposed regulations include: (a) the ability to terminate a 403(b) plan, which would entitle a participant to a distribution; (b) a revocation or modification of IRS Revenue Ruling 90-24, which would increase restrictions on a participant's right to transfer his or her 403(b) accounts; and (3) the imposition of withdrawal restrictions on non-salary reduction contribution amounts, as well as other changes.

Contributions

     In order to be excludable from gross income for federal income tax purposes, total annual contributions to certain qualified plans are limited by the Tax Code. You should consult with your tax adviser in connection with contributions to a qualified contract.

Distributions – General

     Certain tax rules apply to distributions from the Contract. A distribution is any amount taken from a Contract including withdrawals, annuity payments, rollovers, exchanges and death benefit proceeds. We report the taxable portion of all distributions to the IRS.

     Individual Retirement Annuities. All distributions from an IRA are taxed as received unless either one of the following is true:

  The distribution is rolled over to another IRA or to a plan eligible to receive rollovers as permitted under the Tax Code; or
  You made after-tax contributions to the IRA. In this case, the distribution will be taxed according to rules detailed in the Tax Code; or
  The distribution is a qualified charitable distribution as defined under the Pension Protection Act of 2006. This type of distribution is only available through the end of 2007. You should consult a competent tax advisor for further information.

The Tax Code imposes a 10% penalty tax on the taxable portion of any distribution from an IRA unless certain exceptions, including one or more of the following, have occurred:

  You have attained age 59 1/2;
  You have become disabled, as defined in the Tax Code;
  You have died and the distribution is to your beneficiary;
  The distribution amount is rolled over into another eligible retirement plan or to an IRA in accordance with the terms of the Tax Code;
  The distribution is made due to an IRS levy upon your plan;
  The withdrawal amount is paid to an alternate payee under a Qualified Domestic Relations Order (QDRO); or
  The distribution is a qualified reservist distribution as defined under the Pension Protection Act of 2006.

In addition, the 10% penalty tax does not apply to a distribution made from an IRA to pay for health insurance premiums for certain unemployed individuals, a qualified first-time home purchase, or for higher education expenses.

     Roth IRAs. A qualified distribution from a Roth IRA is not taxed when it is received. A qualified distribution is a distribution:

  Made after the five-taxable year period beginning with the first taxable year for which a contribution was made to a Roth IRA of the owner; and
  Made after you attain age 59 1/2, die, become disabled as defined in the Tax Code, or for a qualified first-time home purchase.

If a distribution is not qualified, it will be taxable to the extent of the accumulated earnings unless it is a qualified

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charitable contribution as defined under the Pension Protection Act and as described above. A partial distribution will first be treated as a return of contributions which is not taxable and then as taxable accumulated earnings.

The Tax Code imposes a 10% penalty tax on the taxable portion of any distribution from a Roth IRA that is not a qualified distribution unless certain exceptions have occurred. In general, the exceptions for an IRA listed above also apply to a distribution from a Roth IRA that is not a qualified distribution or a rollover to a Roth IRA that is not a qualified rollover contribution. The 10% penalty tax is also waived on a distribution made from a Roth IRA to pay for health insurance premiums for certain unemployed individuals, used for a qualified first-time home purchase, or for higher education expenses.

403(b) Plans. All distributions from these plans are taxed as received unless one of the following is true:

  The distribution is an eligible rollover distribution and is rolled over to another plan eligible to receive rollovers or to a traditional IRA in accordance with the Tax Code;
  You made after-tax contributions to the plan. In this case, depending upon the type of distribution, the amount will be taxed according to the rules detailed in the Tax Code; or
  The distribution is a qualified health insurance premium of a retired public safety officer as defined in the Pension Protection Act of 2006.

A payment is an eligible rollover distribution unless it is:

  part of a series of substantially equal periodic payments (at least one per year) made over the life expectancy of the participant or the joint life expectancy of the participant and his designated beneficiary or for a specified period of 10 years or more;
  a required minimum distribution under Tax Code section 401(a)(9);
  a hardship withdrawal;
  otherwise excludable from income; or
  not recognized under applicable regulations as eligible for rollover.

The Tax Code imposes a 10% penalty tax on the taxable portion of any distribution from a contract used with a 403(b) plan, unless certain exceptions have occurred. In general, the exceptions for an IRA listed above also apply to a distribution from a 403(b) plan, plus in the event you have separated from service with the sponsor at or after age 55, or you have separate from service with the plan sponsor and the distribution amount is made in substantially equal periodic payments (at least annually) over your life or the life expectancy or the joint lives or joint life expectancies of you and your designated beneficiary. In addition, the 10% penalty tax does not apply to the amount of a distribution equal to unreimbursed medical expenses incurred by you during the taxable year that qualify for deduction as specified in the Tax Code. The Tax Code may provide other exceptions or impose other penalty taxes in other circumstances.

Distribution of amounts restricted under Tax Code section 403(b)(11) may only occur upon your death, attainment of age 59 1/2, severance from employment, disability or financial hardship. Such distributions remain subject to other applicable restrictions under the Tax Code.

If, pursuant to Revenue Ruling 90-24, the Company agrees to accept amounts transferred from a Tax Code section 403(b)(7) custodial account, such amounts will be subject to the withdrawal restrictions set forth in Tax Code section 403(b)(7)(A)(ii).

     Special Hurricane-Related Relief. The Katrina Emergency Tax Relief Act and the Gulf Opportunity Zone Act provide tax relief to victims of Hurricanes Katrina, Rita and Wilma. The relief includes a waiver of the 10% penalty tax on qualified hurricane distributions from eligible retirement plans (IRA and 403(b)). In addition, the 20% mandatory withholding rules do not apply to these distributions and the tax may be spread out ratably over a three-year period. A recipient of qualified hurricane distribution may also elect to re-contribute all or a portion of the distribution to an eligible retirement plan within three (3) years of receipt without tax consequences. Other relief may also apply. You should consult a competent tax adviser for further information.

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     Lifetime Required Minimum Distributions (IRA and 403(b) only). To avoid certain tax penalties, you and any designated beneficiary must also meet the minimum distribution requirements imposed by the Tax Code. The requirements do not apply to Roth IRA contracts while the owner is living. These rules may dictate the following:

  Start date for distributions;
  The time period in which all amounts in your account(s) must be distributed; and
  Distribution amounts.

     Start Date and Time Period. Generally, you must begin receiving distributions from a traditional IRA by April 1 of the calendar year following the calendar year in which you attain age 70½. We must pay out distributions from the contract over a period not extending beyond one of the following time periods:

  Over your life or the joint lives of you and your designated beneficiary; or
  Over a period not greater than your life expectancy or the joint life expectancies of you and your designated beneficiary.

     Distribution Amounts. The amount of each required distribution must be calculated in accordance with Tax Code Section 401(a)(9). The entire interest in the account includes the amount of any outstanding rollover, transfer, recharacterization, if applicable, and the actuarial present value of any other benefits provided under the account, such as guaranteed death benefits.

     50% Excise Tax. If you fail to receive the minimum required distribution for any tax year, a 50% excise tax may be imposed on the required amount that was not distributed.

Lifetime Required Minimum Distributions are not applicable to Roth IRAs. Further information regarding required minimum distributions may be found in your contract.

     Required Distributions Upon Death (Section 403(b), IRAs and Roth IRAs Only). Different distribution requirements apply after your death, depending upon if you have been receiving required minimum distributions. Further information regarding required distributions upon death may be found in your contract.

If your death occurs on or after you begin receiving minimum distributions under the contract, distributions generally must be made at least as rapidly as under the method in effect at the time of your death. Tax Code section 401(a)(9) provides specific rules for calculating the required minimum distributions after your death.

If your death occurs before you begin receiving minimum distributions under the contract, your entire balance must be distributed by December 31 of the calendar year containing the fifth anniversary of the date of your death. For example, if you die on September 1, 2006, your entire balance must be distributed to the designated beneficiary by December 31, 2011. However, if distributions begin by December 31 of the calendar year following the calendar year of your death, and you have named a designated beneficiary, then payments may be made over either of the following time frames:

  Over the life of the designated beneficiary; or
  Over a period not extending beyond the life expectancy of the designated beneficiary.

     Start Dates for Spousal Beneficiaries. If the designated beneficiary is your spouse, distributions must begin on or before the later of the following:

  December 31 of the calendar year following the calendar year of your death; or
  December 31 of the calendar year in which you would have attained age 70½.

     No designated beneficiary. If there is no designated beneficiary, the entire interest generally must be distributed by the end of the calendar containing the fifth anniversary of the contract owner’s death.

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     Special Rule for IRA Spousal Beneficiaries (IRAs and Roth IRAs Only). In lieu of taking a distribution under these rules, if the sole designated beneficiary is the contract owner’s surviving spouse, the spousal beneficiary may elect to treat the contract as his or her own IRA and defer taking a distribution until his or her own start date. The surviving spouse is deemed to have made such an election if the surviving spouse makes a rollover to or from the contract or fails to take a distribution within the required time period.

Withholding

     Any taxable distributions under the contract are generally subject to withholding. Federal income tax liability rates vary according to the type of distribution and the recipient's tax status.

     IRAs and Roth IRAs. Generally, you or, if applicable, a designated beneficiary may elect not to have tax withheld from distributions.

     403(b) Plans. Generally, distributions from these plans are subject to a mandatory 20% federal income tax withholding. However, mandatory withholding will not be required if you elect a direct rollover of the distributions to an eligible retirement plan or in the case of certain distributions described in the Tax Code.

     Non-resident Aliens. If you or your designated beneficiary is a non-resident alien, then any withholding is governed by Tax Code section 1441 based on the individual's citizenship, the country of domicile and treaty status.

Assignment and Other Transfers

     IRAS and Roth IRAs. The Tax Code does not allow a transfer or assignment of your rights under the contracts except in limited circumstances. Adverse tax consequences may result if you assign or transfer your interest in the contract to persons other than your spouse incident to a divorce. Anyone contemplating such an assignment or transfer should contact a qualified tax adviser regarding the potential tax effects of such a transaction.

     Section 403(b) Plans. Adverse tax consequences to the plan and/or to you may result if your beneficial interest in the contract is assigned or transferred to persons other than:

  A plan participant as a means to provide benefit payments;
  An alternate payee under a qualified domestic relations order in accordance with Tax Code section 414(p); or
  The Company as collateral for a loan.

Tax Consequences of Living Benefits and Death Benefit

     Living Benefits. Except as otherwise noted below, when a withdrawal from a nonqualified contract occurs under a minimum guaranteed withdrawal benefit rider (including the ING LifePay rider), the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any deferred sales charge) immediately before the distribution over the contract owner’s investment in the contract at that time.

Investment in the contract is generally equal to the amount of all contributions to the contract, plus amounts previously included in your gross income as the result of certain loans, assignments, or gifts, less the aggregate amount of non-taxable distributions previously made. For nonqualified contracts, the income on the contract for purposes of calculating the taxable amount of a distribution may be unclear. For example, the living benefits provided under the MGWB rider (including the ING LifePay rider), the MGAB rider, or the MGIB rider, as well as the market value adjustment, could increase the contract value that applies. Thus, the income on the contract could be higher than the amount of income that would be determined without regard to such a benefit. As a result, you could have higher amounts of income than will be reported to you. In addition, payments under any guaranteed payment phase of such riders after the contract value has been reduced to zero may be subject to the exclusion ratio rules under Tax Code Section 72(b) for tax purposes.

The tax treatment of partial annuitizations is unclear. We currently treat any partial annuitization, such as those associated with the minimum guaranteed income benefit as withdrawals rather than annuity payments. Please

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consult your tax adviser before electing a partial annuitization.

     Enhanced Death Benefits. The Contract offers a death benefit that may exceed the greater of the premium payments and the contract value. It is possible that the IRS could characterize such a death benefit as an incidental death benefit. There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in currently taxable income to contract owners, and the presence of the death benefit could affect the amount of required minimum distributions. Finally, certain charges are imposed with respect to some of the available death benefits. It is possible those charges (or some portion thereof) could be treated for federal tax purposes as a distribution from the Contract.

Possible Changes in Taxation

Although the likelihood of legislative change and tax reform is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

Taxation of Company

We are taxed as a life insurance company under the Tax Code. The Separate Account is not a separate entity from us. Therefore, it is not taxed separately as a “regulated investment company,” but is taxed as part of the Company.

We automatically apply investment income and capital gains attributable to the separate account to increase reserves under the contracts. Because of this, under existing federal tax law we believe that any such income and gains will not be taxed to the extent that such income and gains are applied to increase reserves under the contracts. In addition, any foreign tax credits attributable to the separate account will be first used to reduce any income taxes imposed on the separate account before being used by the Company.

In summary, we do not expect that we will incur any federal income tax liability attributable to the separate account and we do not intend to make any provision for such taxes. However, changes in federal tax laws and/or their interpretation may result in our being taxed on income or gains attributable to the separate account. In this case, we may impose a charge against the separate account (with respect to some or all of the Contracts) to set aside provisions to pay such taxes. We may deduct this amount from the separate account, including from your account value invested in the subaccounts.

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OTHER TOPICS

The Company

Prior to January 1, 2006, the contracts were issued by ING Insurance Company of America (“IICA”), a wholly owned subsidiary of ours. IICA was a life insurance company organized under the insurance laws of the State of Connecticut in 1990 and redomesticated under the insurance laws of the State of Florida on January 5, 2000. Prior to May 1, 2002, IICA was known as Aetna Insurance Company of America. Effective December 30, 2005, IICA merged with and into ILIAC, and ILIAC assumed responsibility for IICA’s obligations under the contracts.

ILIAC is a stock life insurance company organized under the insurance laws of the State of Connecticut in 1976 and an indirect wholly-owned subsidiary of ING Groep N.V., (“ING”) a global financial institution active in the fields of insurance, banking and asset management. Through a merger, ILIAC’s operations include the business of Aetna Variable Annuity Life Insurance Company (formerly known as Participating Annuity Life Insurance Company, an Arkansas life insurance company organized in 1954). Prior to May 1, 2002, ILIAC was known as Aetna Life Insurance and Annuity Company. Although we are a subsidiary of ING, ING is not responsible for the obligations under the Contract. The obligations under the Contract are solely the responsibility of ILIAC.

We are engaged in the business of selling life insurance and annuities. Our principal executive offices are located at:

151 Farmington Avenue Hartford, Connecticut 06156

Regulatory Matters

As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

     Insurance, Retirement Plan Products and Other Regulatory Matters. The New York Attorney General, other federal and state regulators and self-regulatory agencies are also conducting broad inquiries and investigations involving the insurance and retirement industries. These initiatives currently focus on, among other things, compensation, revenue sharing and other sales incentives; potential conflicts of interest; potential anticompetitive activity; reinsurance; marketing practices ; specific product types (including group annuities and indexed annuities); and disclosure. It is likely that the scope of these industry investigations will further broaden before they conclude. The Company and certain of its U.S. affiliates have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information. Some of these matters could result in regulatory action involving the Company. These initiatives also may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged. In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

     Investment Product Regulatory Issues. Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares; directed brokerage; compensation; sales practices, suitability, and supervision; arrangements with service providers; pricing; compliance and controls; adequacy of disclosure; and document retention.

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In addition to responding to governmental and regulatory requests on fund trading issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of ING, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

Action may be taken by regulators with respect to the Company or certain affiliates before investigations relating to fund trading are completed. The potential outcome of such action is difficult to predict but could subject the Company or certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of any such action will have a material adverse effect on ING or ING’s U.S.- based operations, including the Company.

ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING’s internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC. Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING’s U.S.-based operations, including the Company.

     Product Regulation. Our products are subject to a complex and extensive array of state and federal tax, securities and insurance laws, and regulations, which are administered and enforced by a number of governmental and self-regulatory authorities. Specifically, U.S. federal income tax law imposes requirements relating to nonqualified annuity product design, administration, and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code. (See “Federal Tax Considerations” for further discussion of some of these requirements.) Failure to administer certain nonqualified contract features (for example, contractual annuity start dates in nonqualified annuities) could affect such beneficial tax treatment. In addition, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution, and administration. Failure to meet any of these complex tax, securities, or insurance requirements could subject the Company to administrative penalties, unanticipated remediation, or other claims and costs.

Contract Distribution

The Company’s subsidiary, ING Financial Advisers, LLC, serves as the principal underwriter for the Contracts. ING Financial Advisers, LLC, a Delaware limited liability company, is registered as a broker-dealer with the SEC. ING Financial Advisers, LLC is also a member of the National Association of Securities Dealers, Inc. (“NASD”) and the Securities Investor Protection Corporation. ING Financial Advisers, LLC’s principal office is located at 151 Farmington Avenue, Hartford, Connecticut 06156.

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The Contracts are offered to the public by individuals who are registered representatives of ING Financial Advisers, LLC or other broker-dealers which have entered into a selling arrangement with ING Financial Advisers, LLC. We refer to ING Financial Advisers, LLC and the other broker-dealers selling the Contracts as “distributors.”

All registered representatives selling the Contracts must also be licensed as insurance agents for the Company.

The following is a list of broker/dealers that are affiliated with the Company:

Bancnorth Investment Group, Inc. Directed Services LLC

Financial Network Investment Corporation Guaranty Brokerage Services, Inc.

ING America Equities, Inc. ING Direct Funds Limited ING DIRECT Securities, Inc. ING Financial Markets LLC

ING Financial Partners, Inc. ING Funds Distributor, LLC

ING Investment Management Services LLC ING Private Wealth Management LLC

Multi-Financial Securities Corporation PrimeVest Financial Services, Inc.

Systematized Benefits Administrators, Inc.

Registered representatives of distributors who solicit sales of the Contracts typically receive a portion of the compensation paid to the distributor in the form of commissions or other compensation, depending upon the agreement between the distributor and the registered representative. This compensation, as well as other incentives or payments, is not paid directly by contract owners or the Separate Account. We intend to recoup this compensation and other sales expenses paid to distributors through fees and charges imposed under the Contracts.

Commission Payments. Persons who offer and sell the contracts may be paid a commission. The maximum percentage amount that may be paid with respect to a given purchase payment is the first-year percentage which ranges from 0% to a maximum of 6% of the first year of payments to an account. Renewal commissions paid on payments made after the first year and asset-based service fees may also be paid.

Individual registered representatives may receive all or a portion of compensation paid to their distributor, depending upon the firm’s practices. Commissions and any annual payments, when combined, could exceed 6% of total premium payments. To the extent permitted by SEC and NASD rules and other applicable laws and regulations, we may also pay or allow other promotional incentives or payments in the form of cash payments or other compensation to distributors, which may require the registered representative to attain a certain threshold of sales of Company products.

We may also enter into special compensation arrangements with certain distributors based on those firms’ aggregate or anticipated sales of the Contracts or other criteria. These special compensation arrangements will not be offered to all distributors, and the terms of such arrangements may differ among distributors based on various factors. Any such compensation payable to a distributor will not result in any additional direct charge to you by us.

Some sales personnel may receive various types of non-cash compensation as special sales incentives, including trips, and we may also pay for some sales personnel to attend educational and/or business seminars. Any such compensation will be paid in accordance with SEC and NASD rules. Management personnel of the Company, and of its affiliated broker-dealers, may receive additional compensation if the overall amount of investments in funds advised by the Company or its affiliates meets certain target levels or increases over time. Compensation for certain management personnel, including sales management personnel, may be enhanced if the overall amount of investments in the contracts and other products issued or advised by the Company or its affiliates increases over time. Certain sales management personnel may also receive compensation that is a specific percentage of the commissions paid to distributors or of purchase payments received under the contracts.

In addition to direct cash compensation for sales of Contracts described above, ING Financial Advisors, LLC may

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also pay distributors additional compensation or reimbursement of expenses for their efforts in selling the Contracts to you and other customers. These amounts may include:

  Marketing/distribution allowances which may be based on the percentages of premium received, the aggregate commissions paid and/or the aggregate assets held in relation to certain types of designated insurance products issued by the Company and/or its affiliates during the year;
  Loans or advances of commissions in anticipation of future receipt of premiums (a form of lending to agents/registered representatives). These loans may have advantageous terms such as reduction or elimination of the interest charged on the loan and/or forgiveness of the principal amount of the loan, which terms may be conditioned on fixed insurance product sales;
  Education and training allowances to facilitate our attendance at certain educational and training meetings to provide information and training about our products. We also holdtraining programs from time to time at our expense;
  Sponsorship payments or reimbursements for broker/dealers to use in sales contests and/or meetings for their agents/registered representatives who sell our products. We do not hold contests based solely on the sales of this product;
  Certain overrides and other benefits that may include cash compensation based on the amount of earned commissions, agent/representative recruiting or other activities that promote the sale of policies; and
  Additional cash or noncash compensation and reimbursements permissible under existing law. This may include, but is not limited to, cash incentives, merchandise, trips, occasional entertainment, meals and tickets to sporting events, client appreciation events, business and educational enhancement items, payment for travel expenses (including meals and lodging) to pre-approved training and education seminars, and payment for advertising and sales campaigns.

We may pay commissions, dealer concessions, wholesaling fees, overrides, bonuses, other allowances and benefits and the costs of all other incentives or training programs from our resources, which include the fees and charges imposed under the contracts.

The following is a list of the top 25 selling firms that, during 2006, received the most compensation, in the aggregate, from us in connection with the sale of registered variable annuity contracts issued by us, ranked by total dollars received:

1.	ING Financial Partners, Inc.

2.	Lincoln Investment Planning, Inc.

3.	Planmember Securities Corporation

4.	Great American Advisors, Inc.

5.	T. S. Philips Investments, Inc.

6.	Linsco/Private Ledger Corporation

7.	G L P Investment Services, Inc.

8.	Legend Equities Corporation

14.	Brecek & Young Advisors Inc.

15.	FSC Agency Inc.

16.	Mutual Services Corporation

17.	AIG Financial Advisors, Inc.

18.	Raymond James Financial Services, Inc.

19.	Sammons Securities Co., LLC

20.	National Planning Corporation

21.	Oneamerica Securities

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9.	Royal Alliance Associates, Inc.

10.	Stuart Securities Corporation

11.	Veritrust Financial

12.	GWN Securities, Inc.

13.	Centaurus Financial, Inc.

22.	USAllianz Securities, Inc.

23.	Securities America, Inc.

24.	Woodbury Financial Services, Inc.

25.	CFD Investments, Inc.

If the amounts paid to ING Financial Advisers, LLC were included , ING Financial Advisers, LLC would be at the top of the list.

This is a general discussion of the types and levels of compensation paid by us for the sale of our variable annuity contracts. It is important for you to know that the payment of volume- or sales-based compensation to a distributor or registered representative may provide that registered representative a financial incentive to promote our contracts over those of another Company, and may also provide a financial incentive to promote one of our contracts over another.

Contract Modification

Only an authorized officer of the Company may change the terms of the contract. We may change the contract as required by federal or state law. In addition, we may, upon 30 days’ written notice to the contract holder, make other changes to group contracts that would apply only to individuals who become participants under that contract after the effective date of such changes. If the group contract holder does not agree to a change, we reserve the right to refuse to establish new accounts under the contract.

Certain changes will require the approval of appropriate state or federal regulatory authorities.

Transfer of Ownership; Assignment

Your rights under a nonqualified contract may be assigned or transferred. An assignment of a contract will only be binding on us if it is made in writing and sent to and accepted by us at our Service Center. We will use reasonable procedures to confirm the assignment is authentic, including verification of signature. If we fail to follow our own procedures, we will be liable for any losses to you directly resulting from the failure. Otherwise, we are not responsible for the validity of any assignment. The rights of the contract holder and the interest of the annuitant and any designated beneficiary will be subject to the rights of any assignee we have on our records. We reserve the right not to accept any assignment or transfer to a non-natural person. In some cases, an assignment may have adverse tax consequences. You should consult a tax adviser.

Involuntary Terminations

We reserve the right to terminate any account with a value of $2,500 or less immediately following a partial withdrawal. However, an IRA may only be closed out when payments to the contract have not been received for a 24-month period and the paid-up annuity benefit at maturity would be less than $20 per month. If such right is exercised, you will be given 90 days’ advance written notice. No early withdrawal charge will be deducted for involuntary terminations. We do not intend to exercise this right in cases where the account value is reduced to $2,500 or less solely due to investment performance.

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Legal Matters

The Company’s organization and authority, and the contract’s legality and validity, have been passed on by the Company’s legal department.

Experts

The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and are included and incorporated herein by reference. Such consolidated financial statements are included and incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Legal Proceedings

The Company is involved in threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitration, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company’s operations or financial position.

ING Financial Advisers, LLC, the principal underwriter and distributor of the contract, is a party to threatened or pending lawsuits/arbitration that generally arise from the normal conduct of business. Some of these suits may seek class action status and sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. ING Financial Advisers, LLC is not involved in any legal proceeding which, in the opinion of management, is likely to have material adverse effect on its ability to distribute the contract.

Further Information

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

Securities and Exchange Commission 100 F Street, N.E., Room 1580 Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either (800) SEC-0330 or (202) 942-8090. You may also find more information about the Company by visiting the Company’s homepage on the internet at www.ingretirementplans.com.

A copy of the Company’s annual report on Form 10-K for accompanies this prospectus. We refer to Form 10-Kfor a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.

You can find this prospectus and other information the Company files electronically with the SEC on the SEC’s web site at http://www.sec.gov. When looking for information regarding the contracts offered through this prospectus, you may find it useful to use the number assigned to the registration statement under the Securities Act of 1933. This number is 333-130827.

Incorporation of Certain Documents by Reference

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We have incorporated by reference the Company’s latest Annual Report on Form 10-K, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. Form 10-K contains additional information about the Company including financial statements for the latest fiscal year. We were not required to file any other reports pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K.

The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document. Direct requests to:

ING P.O. Box 9271 Des Moines, IA 50306-9271 (800) 531-4547

You also may access these documents, including the Company’s latest Annual Report on Form 10-K, through the SEC’s Public Reference Room or web site (http://www.sec.gov).

Inquiries

You may contact us directly by writing or calling us at the address or phone number shown above.

ILIAC MRA (IICA) – IICAMRA

39

APPENDIX I

Calculating a Market Value Adjustment (MVA)

Market Value Adjustment Formula The mathematical formula used to determine the MVA is:

x

{ (1+i)	} 365
(1+j)

Where:

  i is the deposit period yield;
  j is the current yield; and
  x is the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term.

We make an adjustment in the formula of the MVA to reflect the period of time remaining in the guaranteed term from the Wednesday of the week of a withdrawal.

Explanation of the Market Value Adjustment Formula

The MVA essentially involves a comparison of two yields: the yield available at the start of the current guaranteed term of the contract (the deposit period yield) and the yield currently available (the current yield).

The MVA depends on the relationship between the following:

  The deposit period yield of U.S. Treasury Notes that mature in the last quarter of the guaranteed term; and
  The current yield of these U.S. Treasury Notes at the time of withdrawal.

If the current yield is the lesser of the two, the MVA will decrease the amount withdrawn from the contract to satisfy the withdrawal request (the MVA will be positive). If the current yield is the higher of the two, the MVA will increase the amount withdrawn from the contract to satisfy the withdrawal request (the MVA will be negative, or detrimental to the investor). As a result of the MVA imposed, the amount withdrawn from the contract prior to the maturity date may be less than the amount paid into the contract.

To determine the deposit period yield and the current yield, certain information must be obtained about the prices of outstanding U.S. Treasury Notes. This information may be found each business day in publications such as the Wall Street Journal, which publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day. These percentages are used in determining the deposit period yield and the current yield for the MVA calculation.

Deposit Period Yield

Determining the deposit period yield in the MVA calculation involves consideration of interest rates prevailing at the start of the guaranteed term from which the withdrawal will be made, as follows:

  We identify the Treasury Notes that mature in the last three months of the guaranteed term; and
  We determine the yield-to-maturity percentages of these Treasury Notes for the last business day of each week in the deposit period.

ILIAC MRA (IICA) – IICAMRA

I-1

The resulting percentages are then averaged to determine the deposit period yield. The deposit period is the period of time during which the purchase payment or any reinvestment may be made to available guaranteed terms. A deposit period may be a month, a calendar quarter, or any other period of time we specify.

Current Yield

To determine the current yield, we use the same Treasury Notes identified for the deposit period yield—Treasury Notes that mature in the last three months of the guaranteed term. However, the yield-to-maturity percentages used are those for the last business day of the week preceding the withdrawal. We average these percentages to determine the current yield.

Examples of MVA Calculations

The following are examples of MVA calculations using several hypothetical deposit period yields and current yields. These examples do not include the effect of any early withdrawal charge that may be assessed under the contract upon withdrawal.

EXAMPLE I Assumptions:

i, the deposit period yield, is 4%

j, the current yield, is 6%

x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

		x

	{ (1+i)	} 365
MVA =	(1+j)
		927

	{ (1.04) } 365
=	(1.06)
		= .9528

In this example, the deposit period yield of 4% is less than the current yield of 6%; therefore, the MVA is less than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be increased to compensate for the negative MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $2,099.08 withdrawal from the guaranteed term.

Assumptions:

i, the deposit period yield, is 5%

j, the current yield, is 6%

x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

		x

	{	(1+i) } 365
MVA =		(1+j)
		927

	{ (1.05) } 365
=		(1.06)
		= .9762

In this example, the deposit period yield of 5% is less than the current yield of 6%; therefore, the MVA is less than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be increased to compensate for the negative MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $2,048.76 withdrawal from the guaranteed term.

ILIAC MRA (IICA) – IICAMRA

I-2

EXAMPLE II Assumptions:

i, the deposit period yield, is 6%

j, the current yield, is 4%

x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

		x

	{ (1+i)	} 365
MVA =	(1+j)
		927

	{ (1.06) } 365
=	(1.04)
		= 1.0496

In this example, the deposit period yield of 6% is greater than the current yield of 4%; therefore, the MVA is greater than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be decreased to compensate for the positive MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $1,905.49 withdrawal from the guaranteed term.

Assumptions:

i, the deposit period yield, is 5%

j, the current yield, is 4%

x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

x

	{	(1+i) } 365
MVA =		(1+j)
927

	{	(1.05) } 365
=		(1.04)
= 1.0246

In this example, the deposit period yield of 5% is greater than the current yield of 4%; therefore, the MVA is greater than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be decreased to compensate for the positive MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $1,951.98 withdrawal from the guaranteed term.

ILIAC MRA (IICA) – IICAMRA

I-3

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2006

Commission File Number:     333-133151, 333-133157, 333-133158, 333-130833, 333-130827

ING LIFE INSURANCE AND ANNUITY COMPANY (Exact name of registrant as specified in its charter)
Connecticut (State or other jurisdiction of incorporation or organization) 151 Farmington Avenue Hartford, Connecticut (Address of principal executive offices)	71-0294708 (IRS Employer Identification No.) 06156 (Zip Code)
(860) 723-4646 (Registrant's telephone number, including area code)

Former name, former address and former fiscal year, if changed since last report

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes     ☐      No     ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes     ☐      No     ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.       Yes     ☒      No     ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this form 10-K or any amendment to this Form 10-K.       Yes     ☒      No     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer     ☐           Accelerated filer     ☐          Non-accelerated filer     ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).        Yes     ☐      No     ☒

State the aggregate market value of the voting and non-voting common equity held by non-affiliates:     N/A

APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date: 55,000 shares of Common Stock, $50 par value, as of March 29, 2007, are issued and outstanding, all of which were directly owned by Lion Connecticut Holdings Inc.

NOTE: WHEREAS ING LIFE INSURANCE AND ANNUITY COMPANY MEETS THE CONDITIONS SET FORTH IN GENERAL INSTRUCTION I(1)(a) AND (b) OF FORM 10-K, THIS FORM IS BEING FILED WITH THE REDUCED DISCLOSURE FORMAT PURSUANT TO GENERAL INSTRUCTION I(2).

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Annual Report on Form 10-K

For the Year Ended December 31, 2006

	TABLE OF CONTENTS

		PAGE

PART I

Item 1.	Business**	3
Item 1A.	Risk Factors	11
Item 1B.	Unresolved Staff Comments****	17
Item 2.	Properties**	18
Item 3.	Legal Proceedings	18
Item 4.	Submission of Matters to a Vote of Security Holders*	18

PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters
	and Issuer Purchases of Equity Securities	19
Item 6.	Selected Financial Data***	20
Item 7.	Management’s Narrative Analysis of the Results of Operations and
	Financial Condition**	21
Item 7A.	Quantitative and Qualitative Disclosures About Market Risk	57
Item 8.	Financial Statements and Supplementary Data	60
Item 9.	Changes in and Disagreements With Accountants on Accounting and
	Financial Disclosure	117
Item 9A.	Controls and Procedures	117
Item 9B.	Other Information	117

PART III

Item 10.	Directors, Executive Officers, and Corporate Governance*	118
Item 11.	Executive Compensation*	118
Item 12.	Security Ownership of Certain Beneficial Owners and Management
	and Related Stockholder Matters*	118
Item 13.	Certain Relationships, Related Transactions, and Director Independence*	118
Item 14.	Principal Accounting Fees and Services	119

PART IV

Item 15.	Exhibits, Financial Statement Schedules	121

	Index to Consolidated Financial Statement Schedules	128
	Signatures	132

*          Item omitted pursuant to General Instruction I(2) of Form 10-K, except as to Part III, Item 10 with respect to compliance with Sections 406  and

407 of the Sarbanes-Oxley Act of 2002.

**        Items prepared in accordance with General Instruction I(2) of Form 10-K.

***       Although item may be omitted pursuant to General Instruction I(2) of Form 10-K, the Company has provided certain disclosure under this item.

****     Item omitted as registrant is neither an accelerated filer nor a well-known seasoned issuer.

PART I

Item 1.	Business

(Dollar amounts in millions, unless otherwise stated)

Organization of Business

ING Life Insurance and Annuity Company (“ILIAC”) is a stock life insurance company domiciled in the state of Connecticut. ILIAC and its wholly-owned subsidiaries (collectively, the “Company”) are providers of financial products and services in the United States. ILIAC is authorized to conduct its insurance business in all states and in the District of Columbia.

The consolidated financial statements include ILIAC and its wholly-owned subsidiaries, ING Financial Advisers, LLC (“IFA”), Directed Services LLC (“DSL”), and Northfield Windsor LLC (“NWL”). ILIAC is a direct, wholly-owned subsidiary of Lion Connecticut Holdings Inc. (“Lion” or “Parent”), which is an indirect, wholly-owned subsidiary of ING Groep N.V. (“ING”). ING is a global financial services holding company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol “ING.”

On December 1, 2006, Lion contributed to ILIAC, Directed Services, Inc. (“DSI”), a New York corporation registered as a broker-dealer under the Securities Exchange Act of 1934 and as an investment advisor under the Investment Advisors Act of 1940, whose primary functions are the distribution of variable insurance products and investment advisory services for open-end mutual funds. Additionally, on December 12, 2006, ILIAC organized DSL as a wholly-owned Delaware limited liability company. On December 31, 2006, DSI merged with and into DSL and ceased to exist. Upon merger, the operations and broker-dealer and investment advisor registrations of DSI were consolidated into DSL, the surviving company. Effective January 1, 2007, ILIAC’s investment advisory agreement with certain variable funds offered in Company products was assigned to DSL.

Statement of Financial Accounting Standards (“FAS”) No. 141, “Business Combinations”, excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under Accounting Principles Board (“APB”) Opinion No. 16, “Business Combinations”, provide a source of guidance for such transactions. In accordance with APB Opinion No. 16, financial information of the combined entity is presented as if the entities had been combined for the full year, and all comparative financial statements are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests. The Consolidated Balance Sheets and Consolidated Statements of Operations give effect to the DSL consolidation transactions as if they had occurred on January 1, 2004 and include the following:

	2006	2005	2004
Total revenue	$594.9	$507.7	$476.0
Net income	35.8	28.2	21.2
Additional paid-in capital:
Dividends paid	25.0	20.5	13.5
Employee share-based payments	0.1	0.2	-

On May 11, 2006, ILIAC organized NWL as a wholly-owned subsidiary for the purpose of purchasing, constructing, developing, leasing, and managing a new corporate office facility to be located at 200 Northfield Drive, Windsor, Connecticut that will serve as the principal executive offices of the Company and as corporate offices for other Hartford based operations of the Company and its affiliates (the “Windsor Property”).

On December 31, 2005, ILIAC’s subsidiary, ING Insurance Company of America (“IICA”), merged with and into ILIAC. As of the merger date, IICA ceased to exist and ILIAC became the surviving corporation. The merger did not have an impact on ILIAC, as IICA was a wholly-owned subsidiary and already included in the consolidated financial statements for all periods presented.

Description of Business

The Company offers qualified and nonqualified annuity contracts that include a variety of funding and payout options for individuals and employer-sponsored retirement plans qualified under Internal Revenue Code Sections 401, 403, 408, and 457, as well as nonqualified deferred compensation plans. The Company’s products are offered primarily to individuals, pension plans, small businesses, and employer-sponsored groups in the health care, government, and education markets (collectively “not-for-profit” organizations) and corporate markets. The Company’s products are generally distributed through pension professionals, independent agents and brokers, third party administrators, banks, dedicated career agents, and financial planners.

See “Reserves” for a discussion of the Company’s reserves by product type.

The Company has one operating segment, which offers the products described below.

Products and Services

Products offered by the Company include deferred and immediate (payout annuities) annuity contracts. These products include programs offered to qualified plans and nonqualified deferred compensation plans that package administrative and record-keeping services along with a variety of investment options, including affiliated and nonaffiliated mutual funds and variable and fixed investment options. In addition, the Company offers wrapper agreements entered into with retirement plans, which contain certain benefit responsive guarantees (i.e., liquidity guarantees of principal and previously accrued interest for benefits paid under the terms of the plan) with respect to portfolios of plan-owned assets not invested with the Company. The Company also offers investment advisory services and pension plan administrative services.

Annuity contracts offered by the Company contain variable and fixed investment options. Variable options generally provide for assumption by the customer of investment risks. Assets supporting variable annuity options are held in separate accounts that invest in mutual funds managed and/or distributed by ILIAC, its affiliates, or unaffiliated entities. Variable separate account investment income and realized capital gains and losses are not reflected in the Consolidated Statements of Operations.

Fixed options are either “fully-guaranteed” or “experience-rated”. Fully-guaranteed fixed options provide guarantees on investment returns and maturity values. Experience-rated fixed options require the contractowner to assume certain investment risks, including realized capital gains and losses on the sale of invested assets, and other risks subject to, among other things, principal and interest guarantees.

The Company’s variable annuities offer one or more of the following guaranteed minimum death benefits:

Guaranteed Minimum Death Benefits (“GMDBs”):

▪	Standard - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the premiums paid by the contractowner, adjusted for any contract withdrawals.
▪

Annual Ratchet - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the greater of (1) Standard or (2) the maximum contract anniversary value of the variable annuity.

▪

Five Year Ratchet - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the greater of (1) Standard or (2) the maximum contract quinquennial anniversary value of the variable annuity.

▪

Combination Annual Ratchet and 5% RollUp - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the greater of (1) Annual Ratchet or (2) aggregate premiums paid by the contractowner accruing interest at 5% per annum.

▪

Combination Seven-Year Ratchet and 4% RollUp - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the greater of (1) a seven year ratchet or (2) aggregate premiums paid by the contractowner accruing interest at 4% per annum.

Products offering Annual Ratchet, Five Year Ratchet, Combination Ratchet and 5% RollUp, and Combination Seven-Year Ratchet and 4% RollUp, guarantees are no longer being sold by the Company.

Variable annuity contracts containing guaranteed minimum death benefits expose the Company to equity risk. A decrease in the equity markets may cause a decrease in the account values, thereby increasing the possibility that the Company may be required to pay amounts to customers due to guaranteed death benefits. An increase in the value of the equity markets may increase account values for these contracts, thereby decreasing the Company’s risk associated with the GMDBs. Most contracts with GMDBs are reinsured to third party reinsurers to mitigate the risk produced by such guaranteed death benefits.

Fees and Margins

Insurance and expense charges, investment management fees, and other fees earned by the Company vary by product and depend on, among other factors, the funding option selected by the customer under the product. For annuity products where assets are allocated to variable funding options, the Company may charge the separate account asset-based insurance and expense fees.

In addition, where the customer selects a variable funding option, the Company may receive compensation from the fund’s adviser, administrator, or other affiliated entity, for the performance of certain services. The Company may also receive administrative service, distribution (12b-1), and/or service plan fees from the funds in which customers invest, in addition to compensation from the fund’s adviser, administrator, or other affiliated entity for the performance of certain services. For variable option mutual funds managed by the Company, the Company receives an investment advisory fee from which it pays a subadvisory fee to an affiliated or unaffiliated investment manager.

For fixed funding options, the Company earns a margin that is based on the difference between income earned on the investments supporting the liability and interest credited to customers.

In connection with programs offered to qualified plans and nonqualified deferred compensation plans that package administrative and recordkeeping services along with a menu of investment options, the Company may receive 12b-1 and service plan fees, as well as compensation from the affiliated or nonaffiliated fund’s advisor, administrator, or other affiliated entity for the performance of certain shareholder services.

The Company may also receive other fees or charges depending on the nature of the products.

Strategy, Method of Distribution, and Principal Markets

The Company’s products are offered primarily to individuals, pension plans, small businesses, and employer-sponsored groups in not-for-profit organizations, and corporate markets. The Company’s products generally are distributed through pension professionals, independent agents and brokers, third party administrators, banks, dedicated career agents, and financial planners.

The Company is not dependent upon any single customer and no single customer accounted for more than 10% of consolidated revenue in 2006. In addition, the loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company.

Assets Under Management and Administration

A substantial portion of the Company’s fees, or other charges and margins, are based on general and separate account assets under management (“AUM”). General account AUM represents assets in which the Company bears the investment risk, while separate account AUM represent assets in which the contractowners bear the investment risk. AUM is principally affected by net deposits (i.e., new deposits, less surrenders and other outflows) and investment performance (i.e., interest credited to contractowner accounts for fixed options or market performance for variable options). A portion of the Company’s fee income is also based on assets under administration (“AUA”), which are assets not included on the Company’s Consolidated Balance Sheets and for which the Company provides administrative services only. The general and separate account AUM, AUA, and deposits, were as follows at December 31, 2006 and 2005.

	2006	2005
New deposits:
Variable annuities	$5,884.9	$5,011.9
Fixed annuities	1,808.7	1,771.3
Total new deposits	$7,693.6	$6,783.2

Assets under management:
Variable annuities	$39,992.9	$35,067.7
Fixed annuities	16,287.5	17,034.0
Total annuities	56,280.4	52,101.7
Plan sponsored and other	4,709.9	3,335.3
Total assets under management	60,990.3	55,437.0

Assets under administration	25,950.4	23,031.6
Total assets under management
and administration	$86,940.7	$78,468.6

AUM are generally available for contractowner withdrawal and are generally subject to market value adjustments and/or deferred surrender charges. To encourage customer retention and recover acquisition expenses, contracts typically impose a surrender charge on contractowner balances withdrawn within a period of time after the contract’s inception. The period of time and level of the charge vary by product. In addition, an approach incorporated into certain recent variable annuity contracts with fixed funding options allows contractowners to receive an incremental interest rate if withdrawals from the fixed account are spread over a period of five years. Further, more favorable credited rates may be offered after policies have been in force for a period of time. Existing tax penalties on annuity and certain custodial account distributions prior to age 59-1/2 provide further disincentive to customers for premature surrenders of account balances, but generally do not impede transfers of those balances to products of competitors.

Competition

Within the retirement services business, competition from traditional insurance carriers, as well as banks, mutual fund companies, and other investment managers, offers consumers many choices. Principal competitive factors are reputation for investment performance, product features, service, cost, and the perceived financial strength of the investment manager. Competition may affect, among other matters, both business growth and the pricing of the Company’s products and services.

Reserves

The Company records as liabilities reserves to meet the Company’s future obligations under its variable annuity and fixed annuity products.

Future policy benefits and claims reserves include reserves for deferred annuities and immediate annuities with and without life contingent payouts.

Reserves for individual and group deferred annuity investment contracts and individual immediate annuities without life contingent payouts are equal to cumulative deposits, less charges and withdrawals, plus credited interest thereon, net of adjustments for investment experience that the Company is entitled to reflect in future credited interest. Reserve interest rates vary by product and range from 1.5% to 7.8% for the years 2006, 2005, and 2004. Certain reserves also include unrealized gains and losses related to investments and unamortized realized gains and losses on investments for experience-rated contracts. Reserves on experience-rated contracts reflect the rights of contractowners, plan participants, and the Company. Reserves for group immediate annuities without life contingent payouts are equal to the discounted value of the payment at the implied break-even rate.

Reserves for individual immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by annuity type plan, year of issue, and policy duration. For the years 2006, 2005, and 2004, reserve interest rates ranged from 4.9% to 5.9%.

The Company’s domestic individual life insurance business was disposed of on October 1, 1998 via an indemnity reinsurance agreement. The Company includes an amount in Reinsurance recoverable on the Consolidated Balance Sheets, which equals the Company’s total individual life reserves. Individual life reserves are included in Future policy benefits and claims reserves on the Consolidated Balance Sheets.

As discussed under “Products and Services,” the Company also has guaranteed death benefits included in variable annuities, which are included in reserves.

Reinsurance Arrangements

The Company utilizes indemnity reinsurance agreements to reduce its exposure to losses from its annuity insurance business. Reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the Company’s primary liability as the direct insurer of the risks. Reinsurance treaties are structured as yearly renewable term, coinsurance, or modified coinsurance. All agreements that the Company currently has relate to specifically-identified blocks of business or contracts; therefore the agreements do not cover new contracts written, if any.

The Company has a significant concentration of reinsurance arising from the disposition of its individual life insurance business. In 1998, the Company entered into an indemnity reinsurance arrangement with certain subsidiaries of Lincoln National Corporation (“Lincoln”). At December 31, 2006 and 2005, the Company had $2.7 billion and $2.8 billion, respectively, related to reinsurance recoverable from those subsidiaries of Lincoln. Effective March 1, 2007, the reinsurance agreements were assigned to a single subsidiary of Lincoln, and that subsidiary established a trust to secure its obligations to the Company under the reinsurance transaction.

The Company evaluates the financial strength of potential reinsurers and continually monitors the financial strength and credit ratings of its reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company’s Consolidated Balance Sheets.

Investment Overview and Strategy

The Company’s investment strategy focuses on diversification by asset class. The Company seeks to achieve economic diversification, while reducing overall credit risk and liquidity risk. In addition, the Company seeks to mitigate the impact of cash flow variability from embedded options within certain investment products, such as prepayment options, interest rate options embedded in collateralized mortgage obligations, and call options embedded in corporate bonds. The investment management function is centralized under ING Investment Management LLC, an affiliate of the Company, pursuant to an investment advisory agreement. Separate portfolios are established for groups of products with similar liability characteristics within the Company.

The Company’s general account invests primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type’s objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio weighted average asset quality rating of A, based on Standard & Poor’s (“S&P”) ratings classifications. The weighted average excludes mortgage loans, but includes mortgage-backed securities, which are reported with bonds.

The Company uses derivatives for hedging purposes to reduce the Company’s exposure to cash flow variability of assets and liabilities, interest rate risk, credit risk, and market risk. In addition, the Company uses credit default swaps to reduce the credit loss exposure with respect to certain assets that the Company owns, or to assume credit exposure to certain assets that the Company does not own. These credit default swaps are similar in credit risk to bonds of the named issuer and allow the Company to gain access to a broader, more diversified pool of credit risks. See “Liquidity and Capital Resources - Derivatives” for further discussion of the Company’s use of derivatives.

Ratings

On August 23, 2005, S&P reaffirmed its AA (Very Strong) counterparty credit and financial strength rating of ING’s primary U.S. insurance operating companies (“ING U.S.”), including the Company. S&P also, on that date, affirmed the stable outlook on the core insurance operating companies. There has been no change in S&P’s rating of ING U.S., including the Company, since that date.

On January 5, 2006, Moody’s Investor’s Service, Inc. (“Moody’s”) affirmed the financial strength rating of the Company, of Aa3 (Excellent) with a stable outlook. The rating is based on the strong implicit support and financial strength of the parent company, ING.

On February 24, 2006, A.M. Best Company, Inc. (“A.M. Best”) reaffirmed the financial strength rating of A+ (Superior) of ING U.S., including the Company, while revising its outlook to stable from negative. A.M. Best assigned an issuer credit rating of aa- to ILIAC at that time.

Regulation

The Company’s operations are subject to comprehensive regulation throughout the United States. The laws of the various jurisdictions establish supervisory agencies, including the state insurance departments, with broad authority to grant licenses to transact business and regulate many aspects of the products and services offered by the Company, as well as solvency and reserve adequacy. Many agencies also regulate the investment activities of insurance companies on the basis of quality, diversification, and other quantitative criteria. The Company’s operations and accounts are subject to examination at regular intervals by certain of these regulators.

ILIAC is subject to the insurance laws of the State of Connecticut, where it is domiciled, and other jurisdictions in which it transacts business. The primary regulators of the Company’s insurance operations are the insurance departments of Connecticut and New York. Among other matters, these agencies may regulate trade practices, agent licensing, policy forms, underwriting and claims practices, minimum interest rates to be credited to fixed annuity contractowner accounts, and the maximum interest rates that can be charged on policy loans.

The Securities and Exchange Commission (“SEC”), the National Association of Securities Dealers (“NASD”), and, to a lesser extent, the states, regulate the sales and investment management activities and operations of the Company. Generally, the Company’s variable annuity products and certain of its fixed annuities are registered as securities with the SEC. Regulations of the SEC, Department of Labor, and Internal Revenue Service also impact certain of the Company’s annuity and other investment and retirement products. These products may involve separate accounts and mutual funds registered under the Investment Company Act of 1940. The Company also provides a variety of products and services to employee benefit plans that are covered by the Employee Retirement Income Security Act of 1974.

Insurance Holding Company Laws

A number of states regulate affiliated groups of insurers such as the Company under holding company statutes. These laws, among other things, place certain restrictions on transactions between affiliates such as dividends and other distributions that may be paid to the Company’s parent corporation.

Insurance Company Guaranty Fund Assessments

Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations and the amount of premiums written in each state. The Company has estimated this liability to be $7.9 and $9.0 as of December 31, 2006 and 2005, respectively. The Company has also recorded an asset of $5.6 and $6.9 as of December 31, 2006 and 2005, respectively, for future credits to premium taxes for assessments already paid.

For information regarding certain other potential regulatory changes relating to the Company’s businesses, see Item 1A. Risk Factors.

Employees and Other Shared Services

ILIAC had 2,004 employees as of December 31, 2006, primarily focused on managing new business processing, product distribution, marketing, customer service, and product management for the Company, as well as, providing product development, actuarial, and finance services to the Company. The Company also utilizes services provided by ING North America Insurance Corporation and other affiliates. These services include risk management, human resources, investment management, information technology, and legal and compliance services, as well as other new business processing, actuarial, and finance related services. The affiliated companies are reimbursed for the Company’s use of various services and facilities under a variety of intercompany agreements.

Item 1A.	Risk Factors

In addition to the normal risks of business, the Company is subject to significant risks and uncertainties, including those which are described below.

Equity market volatility could negatively impact profitability and financial condition

The decline of the United States and international equity markets over an extended period of time may reduce the profitability and negatively affect the financial condition of the Company due to the following:

▪	Sales of variable annuity products may decrease as prospective customers seek products with higher returns.
▪

Account values of separate accounts that support variable annuity products may decrease, which results in a decrease in fees and profits earned on the accounts. The amount of fees the Company earns on variable annuity products is based on such account values.

▪

If the Company’s expectations of future performance and profits decrease, it may be required to accelerate the amortization of deferred policy acquisition costs and value of business acquired, as applicable, decreasing profits.

▪

If the Company’s net amount at risk under certain guaranteed minimum death benefits increases, the amount of required reserve increases. If reserves are not adequate, the Company may need to increase reserves through a charge to earnings.

Changes in interest rates could have a negative impact on profitability and financial condition

Changes in interest rates may negatively affect the Company’s attempts to maintain profitable margins between the amounts earned on its general account investments and the amounts paid under its annuity contracts.

As interest rates rise, fixed annuity contract surrenders and withdrawals may increase as contractowners seek higher returns. To raise the cash necessary to fund such surrenders and withdrawals, the Company may need to sell assets at capital losses. An increase in contract surrenders and withdrawals may also require the Company to accelerate amortization of deferred policy acquisition costs and value of business acquired, as applicable, relating to such contracts, further reducing profits.

As interest rates decline, borrowers may prepay or redeem mortgages and bonds with embedded call options that are owned as investments by the Company. This may force the Company to reinvest the proceeds at lower interest rates.

All of the Company’s fixed annuity products, and the fixed account options included in some of the Company’s annuity products, contain minimum interest rate guarantees that limit the Company’s ability to lower interest rates credited to contractowners in response to lower investment returns. A decrease in the difference between earned investment income and the interest credited to contractowners further reduces profits. This decrease in profits may also require the Company to accelerate amortization of deferred policy acquisition costs and value of business acquired, as applicable.

The Company’s investment portfolio is subject to risks that may reduce the value of invested assets and adversely affect sales, profitability, and investment returns credited to contractowners

The Company’s investment portfolio is subject to several risks, including the following:

▪	An increase in defaults or delinquency in investment portfolios, including derivative contracts;
▪

Greater difficulty selling privately placed and certain asset-backed fixed maturity securities and commercial mortgage loans at attractive prices and in a timely manner, as both are less liquid than publicly traded fixed maturity securities;

▪

Borrower prepayment or redemption, prior to maturity, of mortgages that back mortgage-backed securities and bonds with embedded call options could force the Company to reinvest proceeds at lower interest rates;

▪	An increase in environmental liability exposure from the Company’s commercial mortgage loan portfolio; and
▪	Losses in the commercial mortgage loan portfolio as a result of economic downturns or natural disasters.

Changes in underwriting and actual experience could materially affect profitability

The Company prices its products based on long-term assumptions regarding investment returns, mortality, persistency, and operating costs. Management establishes target returns for each product based upon these factors and the average amount of regulatory and rating agency capital that the Company must hold to support in-force contracts. The Company monitors and manages pricing and sales mix to achieve target returns. Profitability from a new business emerges over a period of years, depending on the nature and life of the product, and is subject to variability as actual results may differ from pricing assumptions.

The Company’s profitability depends on the following:

▪	Adequacy of investment margins;
▪	Management of market and credit risks associated with investments;
▪	Ability to maintain premiums and contract charges at a level adequate to cover mortality, benefits, and contract administration expenses;
▪	Adequacy of contract charges on variable contracts to cover the cost of product features;
▪	Persistency of policies to ensure recovery of acquisition expenses and value of business acquired, as applicable; and
▪	Management of operating costs and expenses within anticipated pricing allowances.

A downgrade in the Company’s ratings may negatively affect profitability and financial condition

Ratings are an important factor in establishing the competitive position of insurance companies. A downgrade, or the potential for a downgrade, of any of the Company’s ratings may lead to lower margins and fee income due to lower assets under management, resulting from:

▪	Increase in annuity contract surrenders and withdrawals;
▪	Termination of relationships with broker-dealers, banks, agents, wholesalers, and other distributors of products and services; and
▪	Reduction of new annuity contract sales.

The Company cannot predict what actions rating organizations may take, or what actions the Company may be required to take in response to the actions of rating organizations, which could adversely affect the Company. Rating organizations assign ratings based upon several factors, including the following:

▪	Statutory capital;
▪	Risk of investment portfolio;
▪	Views of the rating organization;
▪	Economic trends affecting the financial services industry;
▪	Changes in models and formulas used by rating organizations to assess the financial strength of a rated company;
▪	Enterprise risk management; and
▪	Other circumstances outside the rated company’s control.

Competition could negatively affect the ability to maintain or increase profitability

The insurance industry is intensely competitive. The Company competes based on factors including the following:

▪	Name recognition and reputation;
▪	Service;
▪	Investment performance;
▪	Product features;
▪	Price;
▪	Perceived financial strength; and
▪	Claims paying and credit ratings.

The Company’s competitors include insurers, broker-dealers, financial advisors, asset managers, and other financial institutions, which may, for example, have greater market share, offer a broader range of products, or have higher claims-paying or credit ratings than the Company.

In recent years, there has been substantial consolidation among companies in the financial services industry resulting in increased competition from large, well-capitalized financial services firms. Many of these firms also have been able to increase their distribution systems through mergers or contractual arrangements. Furthermore, larger competitors may lower operating costs and have an ability to absorb greater risk, while maintaining financial strength ratings, allowing them to price products more competitively. While the Company cannot predict the future level of consolidation, the Company expects consolidation to continue and perhaps accelerate in the future, increasing competitive pressure.

Changes in federal income tax law could make some products less attractive to contractowners and increase tax costs

The Economic Growth and Tax Relief Reconciliation Act of 2001 and the Jobs Act and Growth Tax Relief Reconciliation Act of 2003 contain provisions that will, over time, significantly lower individual tax rates. This decrease will reduce the benefits of deferral on the build-up of value of annuities. Many of these provisions expire in 2008 and 2010. The Bush Administration, however, has proposed that many of the rate reductions and tax-favored savings initiatives be made permanent. Although the Company cannot predict the overall effect on product sales, some of these tax law changes could hinder sales and result in the increased surrender of annuity contracts.

Litigation may adversely affect profitability and financial condition

The Company is, and may be in the future, subject to legal actions in the ordinary course of insurance, investment management, and other business operations. These legal actions may include proceedings relating to aspects of businesses and operations that are specific to the Company, and proceedings that are typical of the businesses in which the Company operates. Some of these proceedings may be brought on behalf of a class. Plaintiffs may seek large or indeterminate amounts of damage, including compensatory, liquidated, treble, and/or punitive damages. Given the large or indeterminate amounts sometimes sought, and the inherent unpredictability of litigation, it is possible that an adverse outcome could, from time to time, have an adverse effect on the Company’s reputation, results of operations, or cash flows, in particular quarterly or annual periods.

Changes in regulation in the United States and recent regulatory investigations may reduce profitability

The Company’s insurance and securities business is subject to comprehensive state and federal regulation and supervision throughout the United States. The primary purpose of state regulation is to protect contractowners, and not necessarily to protect creditors and investors. State insurance regulators, state attorneys general, the National Association of Insurance Commissioners, the SEC, and the NASD continually reexamine existing laws and regulations and may impose changes in the future. Changes in legislation and administrative policies, or new interpretations of existing laws, in areas such as employee benefit plan regulation, financial services regulation, and federal taxation, could lessen the competitive advantages of certain of the Company’s products, result in the surrender of existing contracts and policies, increase costs, or reduce new product sales, thus reducing the Company’s profitability.

Since 2002, the insurance industry has become the focus of increased regulatory scrutiny as various state and federal governmental agencies and self-regulatory organizations conduct inquiries and investigations into the products and practices of the financial services industries. These initiatives currently focus on areas such as:

▪	Inappropriate trading of fund shares;
▪	Revenue sharing and directed brokerage;
▪	Sales and marketing practices;
▪	Suitability;
▪	Arrangements with service providers;
▪	Pricing;
▪	Compensation and sales incentives;
▪	Potential conflicts of interest;
▪	Potential anti-competitive activity;
▪	Reinsurance;
▪	Specific product types (including group annuities and indexed annuities); and
▪	Adequacy of disclosure.

It is likely that the scope of these industry investigations will become broader before they conclude.

In some cases, this regulatory scrutiny has led to new proposed legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged, or has resulted in regulatory penalties, settlements, and litigation. At this time, the Company does not believe that any of this regulatory scrutiny will have a material adverse affect on it. The Company cannot guarantee, however, that new laws, regulations, and other regulatory actions aimed at the business practices under scrutiny would not adversely affect its business. The adoption of new laws and regulations, enforcement actions, or litigation, whether or not involving the Company, could influence the manner in which the Company distributes its products, cause significant harm to the Company’s reputation, and adversely impact profitability.

Company products are subject to extensive regulation and failure to meet any of the complex product requirements may reduce profitability

Company insurance and annuity products are subject to a complex and extensive array of state and federal tax, securities and insurance laws, and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including state insurance regulators, state securities administrators, the Securities and Exchange Commission, the National Association of Securities Dealers, and the Internal Revenue Service.

For example, U.S. federal income tax law imposes requirements relating to insurance and annuity product design, administration, and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code. Additionally, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution, and administration. Failure to meet any of these complex requirements could subject the Company to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, harm to the Company's reputation, interruption of the Company's operations, or adversely impact profitability.

A failure of the Company’s operating systems or a compromise of security with respect to operating systems or portable electronic devices could adversely affect the Company’s results of operations and financial condition

The Company is highly dependent on automated systems to record and process Company and contractowner transactions. The Company may experience a failure of its operating systems or a compromise of its security due to technical system flaws, clerical or record-keeping errors, or tampering or manipulation of those systems by employees or unauthorized third parties. Information security risks also exist with respect to the use of portable electronic devices, such as laptops, which are particularly vulnerable to loss and theft. The Company may also be subject to disruptions of its operating systems arising from events that are wholly or partially beyond its control (for example, natural disasters, acts of terrorism, epidemics, computer viruses, and electrical/telecommunications outages). All of these risks are also applicable where the Company relies on outside vendors to provide services to it and its contractowners. Operating system failures or disruptions or the compromise of security with respect to operating systems or portable electronic devices could subject the Company to regulatory sanctions, or other claims, harm the Company’s reputation, interrupt the Company’s operations, and adversely affect the Company’s business, results of operations, or financial condition.

The occurrence of natural or man-made disasters may adversely affect the Company’s results of operations and financial condition

The Company is exposed to various risks arising from natural disasters, including hurricanes, floods, earthquakes, tornadoes, and pandemic disease, caused by a virus such as H5N1 (the “Avian flu” virus), as well as man-made disasters, including acts of terrorism and military actions, which may adversely affect results of operations and financial condition, as follows:

▪	Losses in the Company’s investment portfolio due to significant volatility in global financial markets or the failure of counterparties to perform.
▪	Changes in the rate of lapses and surrenders of existing policies/contracts, as well as sales of new policies/contracts.
▪

Disruption of the Company’s normal business operations due to catastrophic property damage, loss of life, or disruption of public and private infrastructure, including communications and financial services.

While the Company has a business continuation and crisis management plan, there can be no assurance that the Company’s plan and insurance coverages would be effective in mitigating any negative effects on operations or profitability in the event of a disaster.

The occurrence of unidentified or unanticipated risks could negatively affect our business or result in losses

The Company has developed risk management policies and procedures and expects to continue to do so in the future. Nonetheless, the Company's policies and procedures to identify, monitor and manage risks may not be fully effective. Many of the Company's methods of managing risk and exposures are based upon observed historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures indicate. Other risk management methods depend on the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risk requires, among other things, policies and procedures to record and verify large numbers of transactions and events. These policies and procedures may not be fully effective.

Item 1B.	Unresolved Staff Comments

Omitted as registrant is neither an accelerated filer nor a well-known seasoned issuer.

Item 2.	Properties

The Company’s home office is located at 151 Farmington Avenue, Hartford, Connecticut, 06156. All Company office space is leased or subleased by the Company or its other affiliates. The Company pays substantially all expenses associated with its leased and subleased office properties. Affiliates within ING’s U.S. operations provide the Company with various management, finance, investment management and other administrative services, from facilities located at 5780 Powers Ferry Road, N.W., Atlanta, Georgia 30327-4390. The affiliated companies are reimbursed for the Company’s use of these services and facilities under a variety of intercompany agreements.

Item 3.	Legal Proceedings

The Company is involved in threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitrations, suits against the Company sometimes include claims for substantial compensatory, consequential, or punitive damages, and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance, and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company’s operations or financial position.

Item 4.	Submission of Matters to a Vote of Security Holders

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

(Dollar amounts in millions, unless otherwise stated)

There is no public trading market for ILIAC’s common stock. All of ILIAC’s outstanding common stock is owned by its parent, Lion Connecticut Holdings Inc. (“Lion” or “Parent”), a Connecticut holding and management company, which is ultimately owned by ING.

The Company’s ability to pay dividends to its parent is subject to the prior approval of insurance regulatory authorities of the State of Connecticut for payment of any dividend, which, when combined with other dividends paid within the preceding 12 months, exceeds the greater of (1) ten percent (10%) of ILIAC’s statutory surplus at the prior year end or (2) ILIAC’s prior year statutory net gain from operations.

During 2006, 2005, and 2004, the Company paid $256.0, $20.5, and $83.5, respectively, in dividends on its common stock to Lion.

During 2006, Lion contributed to ILIAC, Directed Services, Inc., which had $50.5 in equity on the date of contribution and was accounted for in a manner similar to a pooling-of-interests. During 2006, 2005, and 2004, the Company did not receive any cash capital contributions from Lion.

Item 6.	Selected Financial Data

(Dollar amounts in millions, unless otherwise stated)

ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
3-YEAR SUMMARY OF SELECTED FINANCIAL DATA

	2006	2005	2004
CONSOLIDATED OPERATING RESULTS
Net investment income	$1,029.7	$1,037.1	$998.6
Fee income	714.8	609.6	554.3
Premiums	37.5	43.2	38.5
Broker-dealer commission revenue	429.2	378.1	375.0
Net realized capital gains	3.0	22.0	10.8
Total revenue	2,229.9	2,097.7	1,979.1
Interest credited and other benefits to
contractowners	783.7	739.6	739.4
Broker-dealer commission expense	429.2	378.1	375.0
Amortization of deferred policy acquisition
costs and value of business acquired	21.3	159.9	127.4
Net income	301.8	272.7	220.5

CONSOLIDATED FINANCIAL POSITION
Total investments	$19,010.5	$19,961.2	$20,027.4
Assets held in separate accounts	43,550.8	35,899.8	33,310.5
Total assets	68,486.0	61,665.9	58,944.2
Future policy benefits and claims reserves	19,995.8	20,932.8	20,885.3
Liabilities related to separate accounts	43,550.8	35,899.8	33,310.5
Total shareholder's equity	2,985.7	2,942.7	2,759.6

ASSETS UNDER MANAGEMENT AND
ADMINISTRATION
Variable annuities	$39,992.9	$35,067.7	$36,941.1
Fixed annuities	16,287.5	17,034.0	18,239.3
Plan sponsored and other	4,709.9	3,335.3	5,577.4
Total assets under management	60,990.3	55,437.0	60,757.8
Assets under administration	25,950.4	23,031.6	24,419.8
Total assets under management and administration	$86,940.7	$78,468.6	$85,177.6

Item 7.	Management’s Narrative Analysis of the Results of Operations and Financial Condition

(Dollar amounts in millions, unless otherwise stated)

Overview

The following narrative analysis presents a review of the consolidated results of operations of ING Life Insurance and Annuity Company (“ILIAC”) and its wholly-owned subsidiaries (collectively, the “Company”) for each of the three years ended December 31, 2006, 2005, and 2004, and financial condition as of December 31, 2006 and 2005. This item should be read in its entirety and in conjunction with the selected financial data, consolidated financial statements and related notes, and other supplemental data, which can be found under Part II, Item 6. and Item 8. contained herein.

Forward-Looking Information/Risk Factors

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities Exchange Commission (“SEC”). Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as “expect,” “anticipate,” “believe,” or words of similar import, generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements that represent the Company’s beliefs concerning future levels of sales and redemptions of the Company’s products, investment spreads and yields, or the earnings and profitability of the Company’s activities.

Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company’s control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments, including, but not limited to the following:

(1)	Equity market volatility could negatively impact profitability and financial condition;
(2)	Changes in interest rates could have a negative impact on profitability and financial condition;
(3)	The Company’s investment portfolio is subject to risks that may reduce the value of invested assets and adversely affect sales, profitability, and investment returns credited to contractowners;
(4)	Changes in underwriting and actual experience could materially affect profitability;
(5)	A downgrade in the Company’s ratings may negatively affect profitability and financial condition;

(6)	Competition could negatively affect the ability to maintain or increase profitability;
(7)	Changes in federal income tax law could make some products less attractive to contractowners and increase tax costs;
(8)	Litigation may adversely affect profitability and financial condition;
(9)	Changes in regulation in the United States and recent regulatory investigations may reduce profitability;
(10)	Company products are subject to extensive regulation and failure to meet any of the complex product requirements may reduce profitability;
(11)

A failure of the Company’s operating systems or a compromise of security with respect to operating systems or portable electronic devices could adversely affect the Company’s results of operations and financial condition;

(12)	The occurrence of natural or man-made disasters may adversely affect the Company’s results of operations and financial condition; and
(13)	The occurrence of unidentified or unanticipated risks could negatively affect our business or result in losses.

Investors are also directed to consider the risks and uncertainties discussed in Items 1A., 7., and 7A. contained herein, as well as in other documents filed by the Company with the SEC. Except as may be required by the federal securities laws, the Company disclaims any obligation to update forward-looking information.

Basis of Presentation

ILIAC is a stock life insurance company domiciled in the state of Connecticut. ILIAC and its wholly-owned subsidiaries (collectively, the “Company”) are providers of financial products and services in the United States. ILIAC is authorized to conduct its insurance business in all states and in the District of Columbia.

The consolidated financial statements include ILIAC and its wholly-owned subsidiaries, ING Financial Advisers, LLC (“IFA”), Directed Services LLC (“DSL”), and Northfield Windsor LLC (“NWL”). ILIAC is a direct, wholly-owned subsidiary of Lion Connecticut Holdings Inc. (“Lion” or “Parent”), which is an indirect, wholly-owned subsidiary of ING Groep N.V. (“ING”). ING is a global financial services holding company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol “ING.”

On December 1, 2006, Lion contributed to ILIAC, Directed Services, Inc. (“DSI”), a New York corporation registered as a broker-dealer under the Securities Exchange Act of 1934 and as an investment advisor under the Investment Advisors Act of 1940, whose primary functions are the distribution of variable insurance products and investment advisory services for open-end mutual funds. Additionally, on December 12, 2006, ILIAC organized DSL as a wholly-owned Delaware limited liability company. On December 31, 2006, DSI merged with and into DSL and ceased to exist. Upon merger, the operations and broker-dealer and investment advisor registrations of DSI were consolidated into DSL, the surviving company. Effective January 1, 2007, ILIAC’s investment advisory agreement with certain variable funds offered in Company products was assigned to DSL.

Statement of Financial Accounting Standards (“FAS”) No. 141, “Business Combinations”, excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under Accounting Principles Board (“APB”) Opinion No. 16, “Business Combinations”, provide a source of guidance for such transactions. In accordance with APB Opinion No. 16, financial information of the combined entity is presented as if the entities had been combined for the full year, and all comparative financial statements are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests. The Consolidated Balance Sheets and Consolidated Statements of Operations give effect to the DSL consolidation transactions as if they had occurred on January 1, 2004 and include the following:

	2006	2005	2004
Total revenue	$594.9	$507.7	$476.0
Net income	35.8	28.2	21.2
Additional paid-in capital:
Dividends paid	25.0	20.5	13.5
Employee share-based payments	0.1	0.2	-

On May 11, 2006, ILIAC organized NWL as a wholly-owned subsidiary for the purpose of purchasing, constructing, developing, leasing, and managing a new corporate office facility to be located at 200 Northfield Drive, Windsor, Connecticut that will serve as the principal executive offices of the Company and as corporate offices for other Hartford based operations of the Company and its affiliates (the “Windsor Property”).

On December 31, 2005, ILIAC’s subsidiary, ING Insurance Company of America (“IICA”), merged with and into ILIAC. As of the merger date, IICA ceased to exist and ILIAC became the surviving corporation. The merger did not have an impact on ILIAC, as IICA was a wholly-owned subsidiary and already included in the consolidated financial statements for all periods presented.

The Company has one operating segment.

Critical Accounting Policies

General

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related footnotes. These estimates and assumptions are evaluated on an on-going basis based on historical developments, market conditions, industry trends, and other information that is reasonable under the circumstances. There can be no assurance that actual results will conform to estimates and assumptions, and that reported results of operations will not be materially adversely affected by the need to make future accounting adjustments to reflect changes in these estimates and assumptions from time to time.

The Company has identified the following estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability: reserves, valuation of investments and other-than-temporary impairments, and amortization of deferred acquisition costs (“DAC”) and value of business acquired (“VOBA”). In developing these estimates, management makes subjective and complex judgments that are inherently uncertain and subject to material changes as facts and circumstances develop. Although variability is inherent in these estimates, management believes the amounts provided are appropriate based upon the facts available upon compilation of the consolidated financial statements.

Reserves

The Company records as liabilities reserves to meet the Company’s future obligations under its variable annuity and fixed annuity products.

Future policy benefits and claims reserves include reserves for deferred annuities and immediate annuities with and without life contingent payouts.

Reserves for individual and group deferred annuity investment contracts and individual immediate annuities without life contingent payouts are equal to cumulative deposits, less charges and withdrawals, plus credited interest thereon, net of adjustments for investment experience that the Company is entitled to reflect in future credited interest. Reserve interest rates vary by product and range from 1.5% to 7.8% for the years 2006, 2005, and 2004. Certain reserves also include unrealized gains and losses related to investments and unamortized realized gains and losses on investments for experience-rated contracts. Reserves on experience-rated contracts reflect the rights of contractowners, plan participants, and the Company. Reserves for group immediate annuities without life contingent payouts are equal to the discounted value of the payment at the implied break-even rate.

Reserves for individual immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by annuity type plan, year of issue, and policy duration. For the years 2006, 2005, and 2004, reserve interest rates ranged from 4.9% to 5.9%.

The Company has a significant concentration of reinsurance arising from the disposition of its individual life insurance business. In 1998, the Company entered into an indemnity reinsurance arrangement with certain subsidiaries of Lincoln National Corporation (“Lincoln”). Effective March 1, 2007, the reinsurance agreements were assigned to a single subsidiary of Lincoln, and that subsidiary established a trust to secure its obligations to the Company under the reinsurance transaction. The Company includes an amount in Reinsurance recoverable on the Consolidated Balance Sheets, which equals the Company’s total individual life reserves. Individual life reserves are included in Future policy benefits and claims reserves of the Consolidated Balance Sheets.

Certain variable annuity contracts offer guaranteed minimum death benefits (“GMDB”). The GMDB is accrued in the event the customer’s account value at death is below the guaranteed value and is included in reserves. See Item I, Business, Products and Services, for a description of the GMDBs.

Valuation of Investments and Other-Than-Temporary Impairments

All of the Company’s fixed maturities and equity securities are currently designated as available-for-sale. Available-for-sale securities are reported at fair value and unrealized capital gains (losses) on these securities are recorded directly in Shareholder’s equity, after adjustment for related changes in experience-rated contract allocations, DAC, VOBA, and deferred income taxes.

The fair values for fixed maturities are largely determined by one of two pricing methods: published price quotations or valuation techniques with market inputs. Security pricing is applied using a hierarchy or “waterfall” approach, whereby prices are first sought from published price quotations, including pricing services or broker-dealer quotations. Published price quotations may be unavailable or deemed unreliable, due to a limited market, for securities that are rarely traded or are traded only in privately negotiated transactions. As such, fair values for the remaining securities, consisting primarily of privately placed bonds, are then determined using risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security.

The fair values for actively traded equity securities are based on quoted market prices. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion value, where applicable.

The fair values for short-term investments are based on quoted market prices.

Derivative instruments are reported at fair value using the Company’s derivative accounting system. The system uses key financial data, such as yield curves, exchange rates, Standard and Poor’s (“S&P”) 500 Index prices, and London Inter Bank Offered Rates, which are obtained from third party sources and uploaded into the system.

The following table identifies the fair value of fixed maturities and equity securities available-for-sale, as well as short-term investments and derivatives by pricing source as of December 31, 2006 and 2005.

		Valuation	Valuation
		Techniques	Techniques
	Published	with	without
	Price	Market	Market
2006	Quotations	Inputs	Inputs	Total
Assets:
Fixed maturities, available-for-sale,
including securities pledged	$13,891.2	$2,320.5	$-	$16,211.7
Equity securities, available-for-sale	251.7	-	-	251.7
Other investments (primarily derivatives
and short-term investments)	5.7	33.6	0.4	39.7

Liabilities:
Other liabilities (primarily derivatives)	-	45.1	0.4	45.5

2005
Assets:
Fixed maturities, available-for-sale,
including securities pledged	$15,819.6	$2,168.5	$-	$17,988.1
Equity securities, available-for-sale	170.1	-	-	170.1
Other investments (primarily derivatives
and short-term investments)	2.5	20.5	-	23.0

Liabilities:
Other liabilities (primarily derivatives)	-	26.7	-	26.7

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between knowledgeable, unrelated willing parties. As such, the estimated fair value of a financial instrument may differ significantly from the amount that could be realized if the security was sold immediately.

The Company’s accounting policy requires that a decline in the value of an investment below its amortized cost basis be assessed to determine if the decline is other-than-temporary. If so, the investment is deemed to be other-than-temporarily impaired, and a charge is recorded in Net realized capital gains (losses) equal to the difference between fair value and the amortized cost basis of the investment. The fair value of the other-than-temporarily impaired investment becomes its new cost basis.

The evaluation of other-than-temporary impairments included in the Company’s general account is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include the length of time and extent to which the fair value has been less than amortized cost, the issuer’s financial condition and near-term prospects, future economic conditions and market forecasts, and the Company’s intent and ability to retain the investment for a period of time sufficient to allow for recovery in fair value.

In addition, the Company invests in structured securities that meet the criteria of Emerging Issues Task Force (“EITF”) Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets” (“EITF 99-20”). Under EITF 99-20, a determination of the required impairment is based on the analysis discussed in the preceding paragraph, as well as, credit risk and the possibility of significant prepayment risk that restricts the Company’s ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the remeasurement date.

Amortization of Deferred Acquisition Costs and Value of Business Acquired

DAC represents policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and certain agency expenses, related to the production of new and renewal business.

VOBA represents the outstanding value of in force business capitalized in purchase accounting when the Company was acquired and is subject to amortization. The value is based on the present value of estimated net cash flows embedded in the Company’s contracts.

FAS No. 97, “Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments” (“FAS No. 97”), applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts in relation to the present value of estimated future gross profits from investment, mortality, and expense margins, plus surrender charges.

Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well as equity sector weightings. Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

Due to the relative size and sensitivity to minor changes in underlying assumptions of DAC and VOBA balances, the Company performs quarterly and annual analyses of DAC and VOBA. The DAC and VOBA balances are also evaluated for recoverability.

At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised (“unlocking”) retroactively to the date of the policy or contract issuance. The cumulative unlocking adjustment is recognized as a component of current period amortization. In general, sustained increases in investment, mortality, and expense margins, and thus estimated future profits, lower the rate of amortization. However, sustained decreases in investment, mortality, and expense margins, and thus estimated future profits, increase the rate of amortization.

For interest rate and equity sensitivity and related effects on DAC and VOBA, see Item 7A. Quantitative and Qualitative Disclosures About Market Risk.

Results of Operations

Overview

Products offered by the Company include qualified and nonqualified annuity contracts that include a variety of funding and payout options for individuals and employer-sponsored retirement plans qualified under Internal Revenue Code Sections 401, 403, 408, and 457, as well as nonqualified deferred compensation plans.

The Company derives its revenue mainly from (a) fee income generated from separate account assets supporting variable options under variable annuity contract investments, as designated by contractowners, (b) investment income earned on assets supporting fixed assets under management (“AUM”), mainly generated from annuity products with fixed investment options, and (c) certain other fees. The Company’s expenses primarily consist of (a) interest credited and other benefits to contractowners, (b) amortization of DAC and VOBA, (c) expenses related to the selling and servicing of the various products offered by the Company, and (d) other general business expenses. In addition, the Company collects broker-dealer commissions through its subsidiary DSL, which are, in turn, paid to broker-dealers and expensed.

Economic Analysis

The current economic environment presents challenges for the Company and the insurance industry. The Company’s sales and financial results continue to be affected by economic trends.

A low general level of short-, intermediate-, and long-term interest rates has put pressure on margins on existing blocks of business, as declining investment portfolio returns draw closer to minimum crediting rates on certain products. The compression of the yields between interest credited on spread-based products and declining asset yields will be a concern until the returns on new money rate investments are higher than overall investment portfolio yields. Although interest rates decreased during the second half of 2006, an overall increase in interest rates during 2006 negatively impacted the fair value of the Company’s fixed maturities portfolio and resulted in lower realized capital gains.

Equity market performance also affects the Company, as fee revenue from variable AUM is affected by equity market performance. In addition, variable product demand often mirrors consumer demand for equity market investments. During 2006, gains in the equity markets have led to increases in the Company’s AUM.

The improving economy and a recovery in the employment market, combined with higher corporate confidence, have improved the demand for retirement and savings-type products.

Year ended December 31, 2006 compared to year ended December 31, 2005

The Company’s results of operations for the year ended December 31, 2006, and changes therein, were primarily impacted by DAC and VOBA unlocking, as well as increases in variable AUM which were driven by changing equity markets and cash flows. Regulatory settlements and interest rate movements had an unfavorable impact on the Company’s operations.

	Years Ended December 31,		$ Increase	% Increase
	2006	2005	(Decrease)	(Decrease)
Revenues:
Net investment income	$1,029.7	$1,037.1	$(7.4)	(0.7)%
Fee income	714.8	609.6	105.2	17.3%
Premiums	37.5	43.2	(5.7)	(13.2)%
Broker-dealer commission revenue	429.2	378.1	51.1	13.5%
Net realized capital gains	3.0	22.0	(19.0)	(86.4)%
Other income	15.7	7.7	8.0	NM
Total revenue	2,229.9	2,097.7	132.2	6.3%
Benefits and expenses:
Interest credited and other
benefits to contractowners	783.7	739.6	44.1	6.0%
Operating expenses	568.3	524.3	44.0	8.4%
Broker-dealer commission expense	429.2	378.1	51.1	13.5%
Amortization of deferred policy
acquisition costs and value
of business acquired	21.3	159.9	(138.6)	(86.7)%
Interest expense	2.9	1.6	1.3	81.3%
Total benefits and expenses	1,805.4	1,803.5	1.9	0.1%
Income before income taxes	424.5	294.2	130.3	44.3%
Income tax expense	122.7	21.5	101.2	NM
Net income	$301.8	$272.7	$29.1	10.7%
Effective tax rate	28.9%	7.3%

NM - Not meaningful.

Revenues

Total revenue increased for the year ended December 31, 2006, primarily due to increases in Fee income and Commission revenue, partially offset by a decrease in Net realized capital gains.

Fee income increased as overall average variable AUM increased, driven by favorable equity market conditions and net cashflow during 2006.

Broker-dealer commission revenue increased for the year ended December 31, 2006, due to increased sales of annuity products. DSL earns commissions on underwriting and distribution agreements with ING USA Annuity and Life Insurance Company and ReliaStar Life Insurance Company of New York, affiliated companies, which are, in turn, paid to broker-dealers and expensed through Broker-dealer commission expense.

Net realized capital gains decreased due to higher losses on derivatives, partially offset by realized capital gains on fixed maturities.

Benefits and Expenses

Total benefits and expenses decreased for the year ended December 31, 2006, primarily due to a decrease in Amortization of DAC and VOBA, partially offset by higher Interest credited and other benefits to contractowners and Operating expenses.

Interest credited and other benefits to contractowners increased for the year ended December 31, 2006, primarily due to regulatory settlements.

Operating expenses for the year ended December 31, 2006 increased due to higher non-deferred commission expense and the continued growth of the business during 2006.

The decrease in Amortization of DAC and VOBA in 2006, is primarily driven by favorable unlocking of $83.3, due to assumption changes and model refinements. In addition, the decrease in amortization reflects lower actual gross profits, primarily due to legal a settlement incurred in 2006.

Income Taxes

Income tax expense increased for the year ended December 31, 2006, primarily due to the Internal Revenue Service (“IRS”) audit settlement in the third quarter of 2005, which related to the Company's tax returns for the years 2000 and 2001. The provision for the year ended December 31, 2005, reflected non-recurring favorable adjustments, due to a reduction in the tax liability that was no longer deemed necessary based on the results of the IRS examination, monitoring the activities of the IRS with respect to certain issues with other taxpayers, and the merits of the Company's positions.

Year ended December 31, 2005 compared to year ended December 31, 2004

The Company’s results of operations for the year ended December 31, 2005, and changes therein, were primarily impacted by increasing variable AUM, increasing sales and cash flows, and changing equity market and interest rate conditions. Market conditions during 2005 had a positive impact on the Company, as increases in the equity markets increased the value to the Company’s average variable AUM.

	Years Ended December 31,		$ Increase	% Increase
	2005	2004	(Decrease)	(Decrease)
Revenues:
Net investment income	$1,037.1	$998.6	$38.5	3.9%
Fee income	609.6	554.3	55.3	10.0%
Premiums	43.2	38.5	4.7	12.2%
Broker-dealer commission revenue	378.1	375.0	3.1	0.8%
Net realized capital gains	22.0	10.8	11.2	NM
Other income	7.7	1.9	5.8	NM
Total revenue	2,097.7	1,979.1	118.6	6.0%
Benefits and expenses:
Interest credited and other
benefits to contractowners	739.6	739.4	0.2	NM
Operating expenses	524.3	459.2	65.1	14.2%
Broker-dealer commission expense	378.1	375.0	3.1	0.8%
Amortization of deferred policy
acquisition costs and value
of business acquired	159.9	127.4	32.5	25.5%
Interest expense	1.6	0.6	1.0	NM
Total benefits and expenses	1,803.5	1,701.6	101.9	6.0%
Income before income taxes	294.2	277.5	16.7	6.0%
Income tax expense	21.5	57.0	(35.5)	(62.3)%
Net income	$272.7	$220.5	$52.2	23.7%
Effective tax rate	7.3%	20.5%

NM - Not meaningful.

Revenues

Total revenue increased for the year ended December 31, 2005, primarily due to increases in Net investment income and Fee income. Net investment income increased, despite lower investment yields, due to higher average fixed AUM. The increase in average fixed AUM reflects additional net deposits from contractowners in 2005 for existing contracts.

The increase in Fee income reflects an increase in average variable AUM driven primarily by equity market increases in late 2004 that continued during 2005.

In addition, Premiums and Net realized capital gains increased during 2005. Premiums increased due to the rise in annuitizations in rollover/payout products. The increase in Net realized capital gains reflects an increase in gains on derivatives used to manage interest rate risks associated with the Company’s annuity products, partially offset by lower gains on the sale, redemption, and maturity of fixed maturities, as a result of rising interest rates during the second half of 2005.

Benefits and Expenses

Total benefits and expenses increased for 2005, primarily due to increases in Operating expenses, and Amortization of DAC and VOBA.

Operating expenses increased in conjunction with the overall growth of the business during 2005, primarily driven by a rise in benefit costs, strategic spending, and non-capitalized commissions. The increase in Amortization of DAC and VOBA is related to increased gross profits, which were driven by higher fixed margins and variable fee income due to higher average AUM.

Interest expense credited and other benefits to contractowners increased mainly due to higher average fixed AUM, offset partially by a lowering of crediting rates.

Income Taxes

Income tax expense decreased for 2005, mainly due to the dividends received deduction and non-recurring favorable adjustments related to a 2000 and 2001 Internal Revenue Service audit settlement. The provision for the year ended December 31, 2005, reflected non-recurring favorable adjustments, due to a reduction in tax liability that was no longer deemed necessary based on the results of the IRS examination, monitoring the activities of the IRS with respect to certain issues with other taxpayers, and the merits of the Company’s position.

Financial Condition

Investments

Investment Strategy

The Company’s investment strategy focuses on diversification by asset class. The Company seeks to achieve economic diversification, while reducing overall credit risk and liquidity risks. In addition, the Company seeks to mitigate the impact of cash flow variability from embedded options within certain investment products, such as prepayment options, interest rate options embedded in collateralized mortgage obligations, and call options embedded in corporate bonds. The investment management function is centralized under ING Investment Management LLC, an affiliate of the Company, pursuant to an investment advisory agreement. Separate portfolios are established for groups of products with similar liability characteristics within the Company.

The Company’s general account invests primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type’s objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio weighted average asset quality rating of A, based on Standard & Poor’s (“S&P”) ratings classifications. The weighted average excludes mortgage loans, but includes mortgage-backed securities which are reported with bonds.

The Company uses derivatives for hedging purposes to reduce the Company’s exposure to cash flow variability of assets and liabilities, interest rate risk, credit risk, and market risk. In addition, the Company uses credit default swaps to reduce the credit loss exposure with respect to certain assets that the Company owns, or to assume credit exposure to certain assets that the Company does not own. These credit default swaps are similar in credit risk to bonds of the named issuer and allow the Company to gain access to a broader, more diversified pool of credit risks. See “Liquidity and Capital Resources - Derivatives” for further discussion of the Company’s use of derivatives.

Portfolio Composition

The following table presents the investment portfolio at December 31, 2006 and 2005.

	2006		2005
	Carrying Value	%	Carrying Value	%
Fixed maturities, available-for-sale,
including securities pledged	$16,211.7	85.3%	$17,988.1	90.1%
Equity securities, available-for-sale	251.7	1.3%	170.1	0.9%
Mortgage loans on real estate	1,879.3	9.9%	1,396.0	7.0%
Policy loans	268.9	1.4%	262.4	1.3%
Other investments	398.9	2.1%	144.6	0.7%
Total investments	$19,010.5	100.0%	$19,961.2	100.0%

Fixed Maturities

Fixed maturities, available-for-sale, were as follows as of December 31, 2006.

		Gross	Gross
		Unrealized	Unrealized
	Amortized	Capital	Capital	Fair
	Cost	Gains	Losses	Value
Fixed maturities:
U.S. Treasuries	$25.5	$0.1	$-	$25.6
U.S. government agencies and authorities	276.6	3.6	3.3	276.9
State, municipalities, and political
subdivisions	45.4	1.1	0.1	46.4

U.S. corporate securities:
Public utilities	1,111.4	9.1	15.7	1,104.8
Other corporate securities	4,281.8	47.6	62.3	4,267.1
Total U.S. corporate securities	5,393.2	56.7	78.0	5,371.9

Foreign securities(1):
Government	466.0	31.8	3.5	494.3
Other	2,000.4	28.3	33.3	1,995.4
Total foreign securities	2,466.4	60.1	36.8	2,489.7

Residential mortgage-backed securities	4,529.8	52.4	82.2	4,500.0
Commercial mortgage-backed securities	2,261.3	14.0	28.6	2,246.7
Other asset-backed securities	1,258.1	6.5	10.1	1,254.5

Total fixed maturities, including
fixed maturities pledged	16,256.3	194.5	239.1	16,211.7
Less: fixed maturities pledged	1,106.2	6.4	13.1	1,099.5

Total fixed maturities	$15,150.1	$188.1	$226.0	$15,112.2

(1) Primarily U.S. dollar denominated.

Fixed maturities, available-for-sale, were as follows as of December 31, 2005.

		Gross	Gross
		Unrealized	Unrealized
	Amortized	Capital	Capital	Fair
	Cost	Gains	Losses	Value
Fixed maturities:
U.S. Treasuries	$35.7	$0.1	$-	$35.8
U.S. government agencies and authorities	468.4	0.5	8.4	460.5
State, municipalities, and political
subdivisions	40.0	0.5	0.9	39.6

U.S. corporate securities:
Public utilities	1,260.3	24.1	16.8	1,267.6
Other corporate securities	5,981.9	109.8	89.7	6,002.0
Total U.S. corporate securities	7,242.2	133.9	106.5	7,269.6

Foreign securities(1):
Government	704.4	30.0	7.7	726.7
Other	1,815.5	41.8	28.8	1,828.5
Total foreign securities	2,519.9	71.8	36.5	2,555.2

Residential mortgage-backed securities	4,449.5	32.9	94.0	4,388.4
Commercial mortgage-backed securities	2,099.1	29.7	27.0	2,101.8
Other asset-backed securities	1,151.3	5.8	19.9	1,137.2

Total fixed maturities, including
fixed maturities pledged	18,006.1	275.2	293.2	17,988.1
Less: fixed maturities pledged	1,260.8	5.2	18.4	1,247.6

Total fixed maturities	$16,745.3	$270.0	$274.8	$16,740.5

(1) Primarily U.S. dollar denominated.

At December 31, 2006 and 2005, the Company’s carrying value of fixed maturities, available-for-sale, including securities pledged to creditors, (hereinafter referred to as “total fixed maturities”) represented 85.3% and 90.1%, respectively, of the total general account invested assets. For the same periods, $13,505.3, or 83.3% of total fixed maturities, and $14,376.0, or 79.9% of total fixed maturities, respectively, supported experience-rated products.

It is management’s objective that the portfolio of fixed maturities be of high quality and be well diversified by market sector. The fixed maturities in the Company’s portfolio are generally rated by external rating agencies and, if not externally rated, are rated by the Company on a basis believed to be similar to that used by the rating agencies. At December 31, 2006 and 2005, the average qualify rating of the Company’s fixed maturities portfolio was AA-. Ratings are calculated using a rating hierarchy that considers S&P, Moody’s Investor’s Service, Inc., and internal ratings.

Total fixed maturities, including securities pledged to creditors, by quality rating category were as follows at December 31, 2006 and 2005.

	2006		2005
	Fair	% of	Fair	% of
	Value	Total	Value	Total
AAA	$7,824.0	48.2%	$7,951.3	44.2%
AA	1,135.6	7.0%	1,148.5	6.4%
A	2,588.4	16.0%	3,984.8	22.2%
BBB	3,920.4	24.2%	4,270.5	23.7%
BB	652.8	4.0%	540.4	3.0%
B and below	90.5	0.6%	92.6	0.5%
Total	$16,211.7	100.0%	$17,988.1	100.0%

95.4% and 96.5% of fixed maturities were invested in securities rated BBB and above (Investment Grade) at December 31, 2006 and 2005, respectively.

Fixed maturities rated BB and below (Below Investment Grade) may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

Total fixed maturities by market sector, including securities pledged to creditors, were as follows at December 31, 2006 and 2005.

	2006		2005
	Fair	% of	Fair	% of
	Value	Total	Value	Total
U.S. Treasuries	$25.6	0.2%	$35.8	0.2%
U.S. government agencies and authorities	276.9	1.7%	460.5	2.6%
U.S. corporate, state, and municipalities	5,418.3	33.3%	7,309.2	40.6%
Foreign	2,489.7	15.4%	2,555.2	14.2%
Residential mortgage-backed	4,500.0	27.8%	4,388.4	24.4%
Commercial mortgage-backed	2,246.7	13.9%	2,101.8	11.7%
Other asset-backed	1,254.5	7.7%	1,137.2	6.3%
Total	$16,211.7	100.0%	$17,988.1	100.0%

The amortized cost and fair value of fixed maturities as of December 31, 2006, are shown below by contractual maturity. Actual maturities may differ from contractual maturities as securities may be restructured, called, or prepaid.

	Amortized	Fair
	Cost	Value
Due to mature:
One year or less	$303.3	$302.5
After one year through five years	2,961.0	2,935.7
After five years through ten years	3,569.0	3,550.6
After ten years	1,373.8	1,421.7
Mortgage-backed securities	6,791.1	6,746.7
Other asset-backed securities	1,258.1	1,254.5
Less: securities pledged to creditors	1,106.2	1,099.5
Fixed maturities, excluding securities pledged to creditors	$15,150.1	$15,112.2

The Company did not have any investments in a single issuer, other than obligations of the U.S. government and government agencies, with a carrying value in excess of 10% of the Company’s shareholder’s equity at December 31, 2006 or 2005.

The Company does not have any significant exposure to subprime mortgage loans. The only exposure, if any, would arise from the Company's investment in mortgage-backed securities. These securities are primarily agency-backed and are highly rated. The average rating was AAA at December 31, 2006.

At December 31, 2006 and 2005, fixed maturities with fair values of $11.2 and $11.0, respectively, were on deposit as required by regulatory authorities.

The Company has various categories of collateralized mortgage obligations (“CMOs”) that are subject to different degrees of risk from changes in interest rates and, for CMOs that are not agency-backed, defaults. The principal risks inherent in holding CMOs are prepayment and extension risks related to dramatic decreases and increases in interest rates resulting in the prepayment of principal from the underlying mortgages, either earlier or later than originally anticipated. At December 31, 2006 and 2005, approximately 2.3% and 1.2%, respectively, of the Company’s CMO holdings were invested in types of CMOs which are subject to more prepayment and extension risk than traditional CMOs, such as interest-only or principal-only strips.

Equity Securities

Equity securities, available-for-sale, included investments with fair values of $49.8 and $49.5 in ING proprietary funds as of December 31, 2006 and 2005, respectively.

Mortgage Loans on Real Estate

Mortgage loans on real estate, primarily commercial mortgage loans, totaled $1,879.3 and $1,396.0 at December 31, 2006 and 2005, respectively. These loans are reported at amortized cost, less impairment write-downs. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the Company will be unable to collect on all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to either the present value of expected cash flows from the loan, discounted at the loan’s effective interest rate, or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent write-down charged to Net realized capital gains (losses). At December 31, 2006 and 2005, the Company had no allowance for mortgage loan credit losses. The properties collateralizing mortgage loans are geographically dispersed throughout the United States, with the largest concentration of 17.7% and 22.0% of properties in California at December 31, 2006 and 2005, respectively.

Unrealized Capital Losses

Unrealized capital losses related to fixed maturities are analyzed in detail in the following tables.

Unrealized capital losses in fixed maturities, including securities pledged to creditors, for Investment Grade (“IG”) and Below Investment Grade (“BIG”) securities by duration were as follows at December 31, 2006 and 2005.

	2006				2005
		% of IG		% of IG		% of IG		% of IG
	IG	and BIG	BIG	and BIG	IG	and BIG	BIG	and BIG
Less than six
months below
amortized cost	$20.6	8.5%	$1.2	0.5%	$94.4	32.2%	$3.1	1.1%
More than six
months and less
than twelve months
below amortized cost	6.6	2.8%	0.7	0.3%	75.2	25.6%	1.8	0.6%
More than twelve
months below
amortized cost	208.9	87.4%	1.1	0.5%	117.3	40.0%	1.4	0.5%
Total unrealized capital loss	$236.1	98.7%	$3.0	1.3%	$286.9	97.8%	$6.3	2.2%

Unrealized capital losses in fixed maturities at December 31, 2006 and 2005, were primarily related to interest rate movement, or spread widening, and to mortgage and other asset-backed securities. Mortgage and other asset-backed securities include U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows. The following table summarizes the unrealized capital losses by duration and reason, along with the fair value of fixed maturities, including securities pledged to creditors, in unrealized capital loss positions at December 31, 2006 and 2005.

		More than
		Six Months
	Less than	and less than	More than
	Six Months	Twelve Months	Twelve Months	Total
	Below	Below	Below	Unrealized
	Amortized	Amortized	Amortized	Capital
2006	Cost	Cost	Cost	Loss
Interest rate or spread widening	$10.8	$4.8	$102.6	$118.2
Mortgage and other
asset-backed securities	11.0	2.5	107.4	120.9
Total unrealized capital loss	$21.8	$7.3	$210.0	$239.1
Fair value	$2,447.4	$501.5	$6,726.2	$9,675.1

2005
Interest rate or spread widening	$55.7	$33.9	$62.7	$152.3
Mortgage and other
asset-backed securities	41.8	43.1	56.0	140.9
Total unrealized capital loss	$97.5	$77.0	$118.7	$293.2
Fair value	$5,941.1	$2,790.7	$2,643.6	$11,375.4

Unrealized capital losses in fixed maturities, including securities pledged to creditors, by market sector and duration were as follows at December 31, 2006 and 2005.

		More than
	Less than	Six Months	More than
	Six Months	and less than	Twelve Months	Total
	Below	Twelve Months	Below	Unrealized
	Amortized	Below Amortized	Amortized	Capital
2006	Cost	Cost	Cost	Loss
U.S. government agencies	$2.1	$1.1	$0.1	$3.3
and authorities
U.S. corporate, state, and
municipalities	6.2	1.6	70.3	78.1
Foreign	2.5	2.1	32.2	36.8
Residential mortgage-backed	6.6	0.8	74.8	82.2
Commercial mortgage-backed	3.5	0.2	24.9	28.6
Other asset-backed	0.9	1.5	7.7	10.1
Total unrealized capital loss	$21.8	$7.3	$210.0	$239.1

2005
U.S. government agencies	$3.1	$3.8	$1.5	$8.4
and authorities
U.S. corporate, state, and
municipalities	40.4	18.9	48.1	107.4
Foreign	12.2	11.2	13.1	36.5
Residential mortgage-backed	24.2	33.1	36.7	94.0
Commercial mortgage-backed	13.7	6.4	6.9	27.0
Other asset-backed	3.9	3.6	12.4	19.9
Total unrealized capital loss	$97.5	$77.0	$118.7	$293.2

Of the unrealized capital losses aged more than twelve months, the average market value of the related fixed maturities was 97.0% of the average book value as of December 31, 2006. In addition, this category includes 1,193 securities, which have an average quality rating of AA-. No other-than-temporary impairment loss was considered necessary for these fixed maturities as of December 31, 2006.

Other-Than-Temporary Impairments

The Company analyzes the general account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Management considers the length of time and the extent to which the fair value has been less than amortized cost, the issuer’s financial condition and near-term prospects, future economic conditions and market forecasts, interest rate changes, and the Company’s intent to retain the investment for a period of time sufficient to allow for recovery in fair value. If it is probable that all amounts due according to the contractual terms of an investment will not be collected, an other-than-temporary impairment is considered to have occurred.

In addition, the Company invests in asset-backed securities. Determination of the required impairment is based on the analysis discussed in the preceding paragraph, as well as credit risk and the possibility of significant prepayment risk that restricts the Company’s ability to recover the investment. An impairment is recognized if the fair value of the security is less than book value and there has been an adverse change in cash flow since the last remeasurement date.

When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value, and the loss is recorded in Net realized capital gains (losses).

The following table identifies the Company’s other-than-temporary impairments by type for the years ended December 31, 2006, 2005, and 2004.

	2006		2005		2004
		No. of		No. of		No. of
	Impairment	Securities	Impairment	Securities	Impairment	Securities
U.S. Treasuries	$6.4	4	$0.1	2	$-	-
U.S. corporate	24.4	67	3.9	15	-	-
Foreign	4.2	10	0.3	1	-	-
Residential mortgage-
backed	16.6	76	44.7	82	13.5	53
Other asset-backed	7.0	1	-	-	-	-
Equity securities	0.1	3	-	-	-	-
Total	$58.7	161	$49.0	100	$13.5	53

The above schedule includes $16.1, $43.3, and $13.5, for the years ended December 31, 2006, 2005, and 2004, respectively, in other-than-temporary write-downs related to the analysis of credit-risk and the possibility of significant prepayment risk. The remaining $42.6 and $5.7 in write-downs for the years ended December 31, 2006 and 2005, respectively, related to investments that the Company does not have the intent to retain for a period of time sufficient to allow for recovery in fair value, based upon the requirements of Financial Accounting Standards Board

(“FASB”) Staff Position (“FSP”) FAS No. 115-1 “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“FSP FAS No. 115-1”). The following table summarizes these write-downs recognized by type for the years ended December 31, 2006 and 2005.

	2006		2005
		No. of		No. of
	Impairment	Securities	Impairment	Securities
U.S. Treasuries	$6.4	4	$0.1	2
U.S. corporate	24.4	67	2.3	13
Foreign	4.2	10	-	-
Residential mortgage-backed	0.6	1	3.3	2
Other asset-backed	7.0	1	-	-
Total	$42.6	$83	$5.7	$17

The Company may sell securities during the period in which fair value has declined below amortized cost for fixed maturities or cost for equity securities. In certain situations new factors, including changes in the business environment, can change the Company’s previous intent to continue holding a security.

Net Realized Capital Gains (Losses)

Net realized capital gains (losses) are comprised of the difference between the amortized cost of investments and proceeds from sale and redemption, as well as losses incurred due to other-than-temporary impairment of investments and changes in fair value of derivatives. The cost of the investments on disposal is determined based on specific identification of securities using the first-in, first-out method. Net realized capital gains (losses) on investments were as follows for the years ended December 31, 2006, 2005, and 2004.

	2006	2005	2004
Fixed maturities, available-for-sale	$(67.0)	$1.0	$51.8
Equity securities, available-for-sale	9.3	12.4	9.9
Derivatives	(3.9)	17.9	(10.2)
Other	-	(0.3)	1.3
Less: allocation to experience-rated contracts	(64.6)	9.0	42.0
Net realized capital gains	$3.0	$22.0	$10.8
After-tax net realized capital gains	$2.0	$14.3	$7.0

During the year ended December 31, 2006, Net realized capital gain decreased due to higher other-than-temporary impairments recognized in 2006 and higher losses on derivatives.

Net realized capital gains (losses) allocated to experience-rated contracts were deducted from Net realized capital gains (losses) and an offsetting amount was reflected in Future policy benefits and claim reserves on the Consolidated Balance Sheets. Net unamortized realized capital gains allocated to experienced-rated contractowners were $164.5, $240.3, and $233.4, at December 31, 2006, 2005, and 2004, respectively.

Liquidity and Capital Resources

Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities.

Sources and Uses of Liquidity

The Company’s principal sources of liquidity are product charges, investment income, proceeds from the maturity and sale of investments, and capital contributions. Primary uses of these funds are payments of commissions and operating expenses, interest credits, investment purchases, and contract maturities, withdrawals, and surrenders.

The Company’s liquidity position is managed by maintaining adequate levels of liquid assets, such as cash, cash equivalents, and short-term investments. Asset/liability management is integrated into many aspects of the Company’s operations, including investment decisions, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include interest rates, anticipated contractowner behavior, and variable separate account performance. Contractowners bear the investment risk related to variable annuity products, subject, in limited cases, to certain minimum guaranteed rates.

The fixed account liabilities are supported by a general account portfolio, principally composed of fixed rate investments with matching duration characteristics that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available-for-sale. This strategy enables the Company to respond to changes in market interest rates, prepayment risk, relative values of asset sectors and individual securities and loans, credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The Company’s asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

Additional sources of liquidity include borrowing facilities to meet short-term cash requirements that arise in the ordinary course of business. ILIAC maintains the following agreements:

▪

A reciprocal loan agreement with ING America Insurance Holdings, Inc. (“ING AIH”), an affiliate, whereby either party can borrow from the other up to 3% of ILIAC’s statutory admitted assets as of the prior December 31. ILIAC had $45.0 and $131.0 receivable from ING AIH under the reciprocal loan agreement as of December 31, 2006 and 2005, respectively.

▪	A $100.0 uncommitted, perpetual revolving note facility with the Bank of New York. At December 31, 2006 and 2005, ILIAC had no amounts outstanding under the revolving note facility.

▪

A $75.0 uncommitted line-of-credit agreement with PNC Bank, effective December 19, 2005. Borrowings are guaranteed by ING AIH, with maximum aggregate borrowings outstanding at anytime to ING AIH and its affiliates of $75.0. At December 31, 2006 and 2005, ILIAC had no amounts outstanding under the line-of-credit agreement.

▪

A $100.0 uncommitted line-of-credit agreement with Svenska Handelsbanken AB (Publ.), effective June 2, 2006. Borrowings are guaranteed by ING AIH, with maximum aggregate borrowings outstanding at anytime to ING AIH and its affiliates of $100.0. As of December 31, 2006, ILIAC had no amounts outstanding under the line-of-credit agreement.

Management believes that these sources of liquidity are adequate to meet the Company’s short-term cash obligations.

Capital Contributions and Dividends

During 2006, Lion contributed to ILIAC DSI, which had $50.5 in equity on the date of contribution and was accounted for in a manner similar to a pooling-of-interests. During 2006, 2005, and 2004, the Company did not receive any cash capital contributions from its parent.

During 2006, 2005, and 2004, the Company paid $256.0, $20.5, and $83.5, respectively, in dividends on its common stock to its parent.

Separate Accounts

Separate account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to certain minimum guarantees. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company or its affiliates.

Separate account assets supporting variable options under variable annuity contracts are invested, as designated by the contractowner or participant (who bears the investment risk subject, in limited cases, to certain minimum guaranteed rates) under a contract, in shares of mutual funds that are managed by the Company or its affiliates, or in other selected mutual funds not managed by the Company or its affiliates.

Variable annuity deposits are allocated to various subaccounts established within the separate account. Each subaccount represents a different investment option into which the contractowner may allocate deposits. The account value of a variable annuity contract is equal to the aggregate value of the subaccounts selected by the contractowner (including the value allocated to any fixed account), less fees and expenses. The Company offers investment options for its variable annuity contracts covering a wide range of investment styles, including large, mid, and small cap equity funds, as well as fixed income alternatives. Therefore, unlike fixed annuities, under variable annuity contracts, contractowners bear the risk of investment gains and losses associated with the selected investment allocation. The Company, however, offers certain guaranteed death benefits (described below) under which it bears specific risks associated with these benefits. Many of the variable annuities issued by the Company are combination contracts offering both variable and fixed deferred annuity options under which some or all of the deposits may be allocated by the contractowner to a fixed account available under the contract.

The Company’s major source of income from variable annuities is the base contract mortality fees, expense fees, and guaranteed death benefit rider fees charged to the contractowner, less the cost of administering the product, as well as the cost of providing for the guaranteed death benefits.

Minimum Guarantees

Variable annuity contracts containing guaranteed minimum death benefits expose the Company to equity risk. A decrease in the equity markets may cause a decrease in the account values, thereby increasing the possibility that the Company may be required to pay amounts to contractowners due to guaranteed death benefits. An increase in the value of the equity markets may increase account values for these contracts, thereby decreasing the Company’s risk associated with guaranteed death benefits.

The Company’s variable annuities offer one or more of the following guaranteed minimum death benefits:

Guaranteed Minimum Death Benefits (“GMDBs”):

▪	Standard - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the premiums paid by the contractowner, adjusted for any contract withdrawals.
▪

Annual Ratchet - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the greater of (1) Standard or (2) the maximum contract anniversary value of the variable annuity.

▪

Five Year Ratchet - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the greater of (1) Standard or (2) the maximum contract quinquennial anniversary value of the variable annuity.

▪

Combination Annual Ratchet and 5% RollUp - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the greater of (1) Annual Ratchet or (2) aggregate premiums paid by the contractowner accruing interest at 5% per annum.

▪

Combination Seven-Year Ratchet and 4% RollUp - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the greater of (1) a seven year ratchet or (2) aggregate premiums paid by the contractowner accruing interest at 4% per annum.

Products offering Annual Ratchet, Five Year Ratchet, Combination Ratchet and 5% RollUp, and Combination Seven-Year Ratchet and 4% RollUp, guarantees are no longer being sold by the Company.

Reinsurance

The Company utilizes indemnity reinsurance agreements to reduce its exposure to large losses from GMDBs in its annuity insurance business. Reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the Company’s primary liability as direct insurer of the risks. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial strength and credit ratings of its reinsurers.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments, at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments.

At December 31, 2006, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $706.8, $322.3 of which was with related parties. At December 31, 2005, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $516.7, $398.0 of which was with related parties. During 2006 and 2005, $79.4 and $42.4, respectively, was funded to related parties under these commitments.

The Company owns a 3-year credit-linked note arrangement, whereby the Company agrees to reimburse the guaranteed party upon payment default of the referenced obligation. Upon such default, the Company will reimburse the guaranteed party for the loss under the reference obligation, and the Company receives that reference obligation in settlement. The Company can then seek recovery of any losses under the agreement by sale or collection of the received reference obligation. As of December 31, 2006, the maximum potential future exposure to the Company under the guarantee was $30.0.

As of December 31, 2006, the Company had certain contractual obligations due over a period of time as summarized in the following table.

	Payments Due by Period
		Less than			More than
Contractual Obligations	Total	1 Year	1-3 Years	3-5 Years	5 Years
Operating lease obligations(1)	$26.4	$16.9	$6.2	$2.5	$0.8
Purchase obligations(2)	706.8	706.8	-	-	-
Reserves for insurance
obligations(3)	57,593.5	4,060.8	9,477.9	10,311.9	33,742.9
Construction agreement
obligations(4)	74.9	69.9	5.0	-	-
Pension obligations(5)	79.4	13.5	22.9	17.6	25.4
Total	$58,481.0	$4,867.9	$9,512.0	$10,332.0	$33,769.1

(1)	Operating lease obligations relate to the rental of office space under various noncancelable operating lease agreements, the longest term of which expires in April of 2014.
(2)

Purchase obligations consist primarily of outstanding commitments under limited partnerships that may occur any time within the term of the partnership. The exact timing, however, of funding these commitments cannot be estimated. Therefore, the total amount of the commitments is included in the category "Less than 1 year".

(3)	Reserves for insurance obligations consist of amounts required to meet the Company’s future obligations under its variable annuity, fixed annuity, and other investment and retirement products.
(4)

Construction agreement obligations relate to the construction and development of the Windsor Property under various agreements, which is estimated to be substantially complete by December 31, 2007, with final payments made in the first quarter of 2008.

(5)	Pension obligations consist of actuarially-determined pension obligations, contribution matching obligations, and other supplemental retirement and insurance obligations, under various benefit plans.

Repurchase Agreements

The Company engages in dollar repurchase agreements (“dollar rolls”) and repurchase agreements to increase its return on investments and improve liquidity. These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. Company policies require a minimum of 95% of the fair value of securities pledged under dollar rolls and repurchase agreement transactions to be maintained as collateral. Cash collateral received is invested in fixed maturities, and the offsetting collateral liability is included in Borrowed money on the Consolidated Balance Sheets. At December 31, 2006 and 2005, the carrying value of the securities pledged in dollar rolls and repurchase agreement transactions was $832.4 and $942.9, respectively. The carrying value of the securities pledged in dollar rolls and repurchase agreement transactions is included in Securities pledged on the Consolidated Balance Sheets. The repurchase obligation related to dollar rolls and repurchase agreements totaled $833.2 and $941.1 at December 31, 2006 and 2005, respectively. The repurchase obligation related to dollar rolls and repurchase agreements is included in Borrowed money on the Consolidated Balance Sheets.

The Company also enters into reverse purchase agreements. These transactions involve a purchase of securities and an agreement to sell substantially the same securities as those purchased. Company policies require a minimum of 102% of the fair value of securities pledged under reverse repurchase agreements to be pledged as collateral. At December 31, 2006, the Company did not have reverse repurchase agreements. At December 31, 2005, the carrying value of the securities in reverse repurchase agreements was $32.8. Reverse repurchase agreements are included in Cash and cash equivalents on the Consolidated Balance Sheets.

The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The Company’s exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, an amount that was immaterial at December 31, 2006. The Company believes the counterparties to the dollar roll, repurchase, and reverse repurchase agreements are financially responsible and that the counterparty risk is immaterial.

Securities Lending

The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Company’s guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

Derivatives

The Company’s use of derivatives is limited mainly to hedging purposes to reduce the Company’s exposure to cash flow variability of assets and liabilities, interest rate risk, credit risk, and market risk. Generally, derivatives are not accounted for using hedge accounting treatment under FAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS No. 133”), as the Company has not historically sought hedge accounting treatment.

The Company enters into interest rate, equity market, credit default, and currency contracts, including swaps, caps, floors, and options, to reduce and manage risks associated with changes in value, yield, price, cash flow, or exchange rates of assets or liabilities held or intended to be held, or to assume or reduce credit exposure associated with a referenced asset, index, or pool. The Company also purchases options and futures on equity indices to reduce and manage risks associated with its annuity products. Open derivative contracts are reported as either Other investments or Other liabilities, as appropriate, on the Consolidated Balance Sheets. Changes in the fair value of such derivatives are recorded in Net realized capital gains (losses) in the Consolidated Statements of Operations.

The Company also had investments in certain fixed maturity instruments, and has issued certain retail annuity products, that contain embedded derivatives whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short- or long-term), exchange rates, prepayment rates, equity markets, or credit ratings/spreads.

Embedded derivatives within fixed maturity instruments are included in Fixed maturities, available-for-sale, on the Consolidated Balance Sheets, and changes in fair value are recorded in Net realized capital gains (losses) in the Consolidated Statements of Operations.

Embedded derivatives within retail annuity products are included in Future policy benefits and claims reserves on the Consolidated Balance Sheets, and changes in the fair value are recorded in Interest credited and benefits to contractowners in the Consolidated Statements of Operations.

Risk-Based Capital

The National Association of Insurance Commissioners (“NAIC”) risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company’s operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. ILIAC has complied with the NAIC’s risk-based capital reporting requirements. Amounts reported indicate that, as of December 31, 2006, ILIAC has total adjusted capital above all required capital levels.

Recently Adopted Accounting Standards

(See the Organization and Significant Accounting Policies footnote to the consolidated financial statements for further information.)

Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans

In September 2006, the FASB issued FAS No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - An Amendment of FASB Statements No. 87, 88, 106, and 132R” (“FAS No. 158”). FAS No. 158 requires an employer to:

▪	Recognize in the statement of financial position, an asset for a plan’s overfunded status or a liability for a plan’s underfunded status;
▪	Measure a plan’s assets and obligations that determine its funded status as of the end of the fiscal year; and
▪	Recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur, reporting such changes in comprehensive income.

On December 31, 2006, the Company adopted the recognition and disclosure provisions of FAS No. 158. The effect of adopting FAS No. 158 on the Company’s financial condition at December 31, 2006 is included in the accompanying consolidated financial statements. FAS No. 158 did not have a significant effect on the Company’s financial condition at December 31, 2005 or 2004. The provisions regarding the change in the measurement date of postretirement benefit plans are not applicable, as the Company already uses a measurement date of December 31 for its pension plans.

The incremental effects of adopting the provisions of FAS No. 158 on the Company’s Consolidated Balance Sheet at December 31, 2006, are as follows:

	Prior to	Effects of	As Reported at
	Adopting	Adopting	December 31,
	FAS No. 158	FAS No. 158	2006
Other assets	$74.0	$(0.2)	$73.8
Deferred income taxes	246.3	(0.3)	246.0
Other liabilities	405.6	0.6	406.2
Accumulated other comprehensive loss	(13.5)	(0.5)	(14.0)

Considering the Effects of Prior Year Misstatements

In September 2006, the SEC staff issued SEC Staff Accounting Bulletin (“SAB”) Topic 1N, “Financial Statements - Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 states that a registrant should quantify the effect of an error on the financial statements using a dual approach. Specifically, the amount should be computed using both the “rollover” (current year income statement perspective) and “iron curtain” (year-end balance sheet perspective) methods.

SAB 108 was effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on the Company’s financial position.

The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments

On November 3, 2005, the FASB issued FSP FAS No. 115-1. FSP FAS No. 115-1 replaces the impairment evaluation guidance of the EITF Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“EITF 03-1”).

FSP FAS No. 115-1 addresses the determination of when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss. In addition, it includes considerations for accounting subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporarily impaired. FSP FAS No. 115-1 further clarifies that an impairment loss should be recognized no later than when the impairment is deemed other-than-temporary, even if a decision to sell an impaired security has not been made. FSP FAS No. 115-1 references existing guidance on other-than-temporary impairments.

FSP FAS No. 115-1 was effective for reporting periods beginning after December 15, 2005, and was implemented by the Company during the fourth quarter of 2005. As a result of adopting FSP FAS No. 115-1, the Company recognized impairment losses of $42.6 and $5.7 for the years ended December 31, 2006 and 2005, respectively, related to investments that the Company does not have the intent and ability to retain for a period of time sufficient to allow for recovery in fair value. The required disclosures are included in the Investments footnote.

Share-Based Payment

In December 2004, the FASB issued FAS No. 123 (revised 2004), “Share-Based Payment” (“FAS No. 123R”), which requires all share-based payments to employees be recognized in the financial statements based upon the fair value. FAS No. 123R was effective at the beginning of the first annual period beginning after June 15, 2005. FAS No. 123R provides two transition methods, modified-prospective and modified-retrospective.

The modified-prospective method recognizes the grant-date fair value of compensation for new awards granted after the effective date and unvested awards beginning in the fiscal period in which the recognition provisions are first applied. Prior periods are not restated. The modified-retrospective method permits entities to restate prior periods by recognizing the compensation cost based on amounts previously reported in the pro forma footnote disclosure as required under FAS No. 123, “Accounting for Stock-Based Compensation” (“FAS No. 123”).

The Company early adopted the provisions of FAS No. 123R on January 1, 2005, using the modified-prospective method. Under the modified-prospective method, compensation cost recognized include: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2005, based on the grant date fair value estimated in accordance with the original provisions of FAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2005, based on the grant-date fair value in accordance with the provisions of FAS No. 123R. Results for prior periods are not restated.

Prior to January 1, 2005, the Company applied the intrinsic value-based provisions set forth in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related Interpretations, as permitted by FAS No.123. No stock based employee compensation cost was recognized in the Consolidated Statement of Operations during 2004, as all options granted during the year had an exercise price equal to the market value of the underlying common stock on the date of grant. All shares granted during 2006 and 2005 were those of ING, the Company’s ultimate parent.

As a result of adopting FAS No. 123R, the Company’s Net income for the years ended December 31, 2006 and 2005, was $7.1 and $5.0, respectively, lower than if it had continued to account for share-based payments under APB 25. The fair value of shares granted during 2006 and 2005 was $7.6 and $11.1, respectively, as of December 31, 2006 and 2005, and will be expensed over a vesting period of 3 years. Prior to the adoption of FAS No. 123R, no modifications were made to outstanding options, and there were no significant changes of valuation methodologies as a result of the adoption of FAS No. 123R.

New Accounting Pronouncements

The Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“FAS No. 159”), which allows a company to make an irrevocable election, on specific election dates, to measure eligible items at fair value. The election to measure an item at fair value may be determined on an instrument by instrument basis, with certain exceptions. If the fair value option is elected, unrealized gains and losses will be recognized in earnings at each subsequent reporting date, and any upfront costs and fees related to the item will be recognized in earnings as incurred. Items eligible for the fair value option include:

▪	Certain recognized financial assets and liabilities;
▪	Rights and obligations under certain insurance contracts that are not financial instruments;
▪	Host financial instruments resulting from the separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument; and
▪	Certain commitments.

FAS No. 159 is effective for fiscal years beginning after November 15, 2007, although early adoption is permitted under certain conditions. As of the effective date, the fair value option may be elected for eligible items that exist on that date. The effect of the first remeasurement to fair value shall be reported as a cumulative effect adjustment to the opening balance of retained earnings. As application of the standard is optional, any impact is limited to those financial assets and liabilities to which FAS No. 159 is applied. The Company is currently evaluating the items to which the fair value option may be applied.

Fair Value Measurements

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements” (“FAS No. 157”). FAS No. 157 provides guidance for using fair value to measure assets and liabilities whenever other standards require (or permit) assets or liabilities to be measured at fair value. FAS No. 157 does not expand the use of fair value in any new circumstances.

Under FAS No. 157, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, FAS No. 157 establishes a fair value hierarchy that prioritizes the information used to develop such assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. FAS No. 157 also requires separate disclosure of fair value measurements by level within the hierarchy and expanded disclosure of the effect on earnings for items measured using unobservable data.

The provisions of FAS No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of determining the impact of adoption of FAS No. 157.

Accounting for Uncertainty in Income Taxes

In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which creates a single model to address the accounting for the uncertainty in income tax positions recognized in a company’s financial statements in accordance with FAS No. 109, “Accounting for Income Taxes.”

FIN 48 prescribes a two-step process for determining the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. The first step is recognition: A company first determines whether a tax position is more likely than not to be sustained upon examination, based on the technical merits of the position. The second is measurement: A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit recognized in the financial statements. The benefit under step two is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. No benefit will be recognized on tax positions that do not meet the more-likely-than-not recognition standard. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

FIN 48 is effective for fiscal years beginning after December 15, 2006, and was adopted by the Company on January 1, 2007. As a result of implementing FIN 48, the Company expects to recognize a cumulative effect of change in accounting principle between $2.5 and $5.0 as a reduction to January 1, 2007 Retained earnings.

Accounting for Servicing of Financial Assets

In March 2006, the FASB issued FAS No. 156, “Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140” (“FAS No. 156”). FAS No. 156 requires the separate recognition of servicing assets and servicing liabilities each time an obligation to service a financial asset is undertaken by entering into a servicing contract and permits the fair value measurement of servicing assets and servicing liabilities. In addition, FAS No. 156 does the following:

▪	Clarifies when a servicer should separately recognize servicing assets and liabilities;
▪	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable;
▪

Permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, provided that the available-for-sale securities are identified in some manner as offsetting the exposure to changes in fair value of servicing assets and servicing liabilities that are subsequently measured at fair value; and

▪	Requires additional disclosures for all separately recognized servicing assets and servicing liabilities.

FAS No. 156 requirements for recognition and initial measurement of servicing assets and servicing liabilities should be applied prospectively to all transactions entered into after the beginning of the first fiscal year that commences after September 15, 2006. The Company has determined that the adoption of FAS No. 156 will not have a material effect on the financial position, results of operations, or cash flows.

Accounting for Certain Hybrid Financial Instruments

In February 2006, the FASB issued FAS No. 155, “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140” (“FAS No. 155”), which permits the application of fair value accounting to certain hybrid financial instruments in their entirety if they contain embedded derivatives that would otherwise require bifurcation under FAS No. 133. Under this approach, changes in fair value would be recognized currently in earnings. In addition, FAS No. 155 does the following:

▪	Clarifies which interest-only strips and principal-only strips are not subject to derivative accounting under FAS No. 133;
▪

Requires that interests in securitized financial assets be analyzed to identify interests that are freestanding derivatives or that are hybrid instruments that contain embedded derivatives requiring bifurcation;

▪	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and
▪	Allows a qualifying special-purpose entity to hold derivative financial instruments that pertain to beneficial interests, other than another derivative financial instrument.

FAS No. 155 is effective for all instruments acquired, issued, or subject to a remeasurement event, occurring after the beginning of the first fiscal year that commences after September 15, 2006, and was adopted by the Company on January 1, 2007. The Company does not expect FAS No. 155 to have a significant impact on the Company’s financial position, results of operations, or cash flows.

Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts

In September 2005, the American Institute of Certified Public Accountants issued Statement of Position 05-1, “Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts” (“SOP 05-1”), which states that when an internal replacement transaction results in a substantially changed contract, the unamortized deferred acquisition costs, unearned revenue liabilities, and deferred sales inducement assets, related to the replaced contract should not be deferred in connection with the new contract. Contract modifications that meet various conditions defined by SOP 05-1 and result in a new contract that is substantially unchanged from the replaced contract, however, should be accounted for as a continuation of the replaced contract.

SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights, or coverages, that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider, to a contract, or by the election of a feature or coverage within a contract. SOP 05-1 applies to internal replacements made primarily to contracts defined by FAS No. 60 “Accounting and Reporting by Insurance Enterprises” (“FAS No. 60”), as short-duration and long-duration insurance contracts, and by FAS No. 97, as investment contracts.

SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006, with earlier adoption encouraged, and was adopted by the Company on January 1, 2007. As a result of implementing SOP 05-1, the Company expects to recognize a cumulative effect of a change in accounting principle of $43.4, before tax, or $28.2, net of $15.2 of income taxes, as a reduction to January 1, 2007 Retained earnings.

Legislative Initiatives

Legislative proposals, which have been or are being considered by Congress, include repealing/modifying the estate tax, reducing the taxation on annuity benefits, changing the tax treatment of insurance products relative to other financial products, and changing life insurance company taxation. Some of these proposals, if enacted, could have a material adverse effect on life insurance, annuity, and other retirement savings product sales, while others could have a material beneficial effect. The Pension Protection Act of 2006, which was passed by Congress and signed by the President in August 2006, contains a number of provisions which are likely to have a beneficial effect on annuity and defined contribution products. Some tax reform proposals, including certain recommendations made in late 2005 by the President’s Tax Advisory Panel on Federal Tax Reform could adversely affect the market for some life insurance and annuity products if enacted by Congress. There are no indications at the present time, however, that Congress will enact fundamental tax reforms in 2007, or that it has a favorable view of the Tax Panel’s recommendations regarding tax-preferred savings. The United States Government Accountability Office (“GAO”) issued a report in late 2006 recommending legislative and regulatory changes to provide 401(k) plan participants and the Department of Labor with better information on fees charged by plan investment and service providers. The House Committee on Education and Labor held the first of several anticipated hearings on the GAO report in March 2007. The Department of Labor is expected to testify at a subsequent hearing on the status of several regulatory initiatives to improve fee disclosure. Legislative or regulatory action to implement the GAO recommendations could negatively influence the market for certain of the Company’s defined contribution retirement services products, but the likelihood of such changes is uncertain at this time.

Other Regulatory Matters

Regulatory Matters

As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

Insurance and Retirement Plan Products and Other Regulatory Matters

The New York Attorney General, other federal and state regulators, and self-regulatory agencies, are conducting broad inquiries and investigations involving the insurance and retirement industries. These initiatives currently focus on, among other things, compensation, revenue sharing, and other sales incentives; potential conflicts of interest; potential anti-competitive activity; reinsurance; marketing practices; specific product types (including group annuities and indexed annuities); and disclosure. It is likely that the scope of these industry investigations will further broaden before they conclude. The Company and certain of its U.S. affiliates have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information. Some of these matters could result in regulatory action involving the Company. These initiatives also may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged. In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

Investment Product Regulatory Issues

Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares; directed brokerage; compensation; sales practices, suitability, and supervision; arrangements with service providers; pricing; compliance and controls; adequacy of disclosure; and document retention.

In addition to responding to governmental and regulatory requests on fund trading issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of certain affiliates of the Company, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended.

Action may be taken with respect to certain ING affiliates before investigations relating to fund trading are completed. The potential outcome of such action is difficult to predict but could subject certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of any such action will have a material adverse effect on ING or ING’s U.S.-based operations, including the Company.

ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING’s internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC. Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING’s U.S.-based operations, including the Company.

For further discussion of the risks to the Company as a result of recent regulatory inquiries and possible changes in U.S. regulation, see Part I, Item 1A. Risk Factors.

Item 7A.	Quantitative and Qualitative Disclosure About Market Risk

(Dollar amounts in millions, unless otherwise stated)

Asset/liability management is integrated into many aspects of the Company’s operations, including investment strategy, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include interest rates, anticipated contractowner behavior, and variable separate account performance. Contractowners bear the investment risk related to variable annuity products, subject to the minimum guaranteed death benefits included in these contracts.

The fixed account liabilities are supported by a general account portfolio principally composed of fixed income investments that can generate predictable, steady rates of return. The duration and convexity profile of the portfolio is managed relative to the liabilities. The assets are classified as available-for-sale, which enables the Company to respond to changes in market interest rates, prepayment risk, relative values of asset sectors and individual securities and loans, credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The Company’s asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is currently no material solvency risk to the Company.

Interest Rate Risk

The Company defines interest rate risk as the risk of an economic loss due to adverse changes in interest rates. This risk arises from the Company’s primary activity of investing fixed annuity premiums received in interest-sensitive assets and carrying these funds as interest-sensitive liabilities. The Company manages the interest rate risk in its general account investments relative to the interest rate risk in its liabilities. The current product portfolio also includes products where interest rate risks are entirely or partially passed on to the contractowner, thereby reducing the Company’s exposure to interest rate movements. Changes in interest rates can impact present and future earnings, the levels of new sales, surrenders, or withdrawals.

The following schedule demonstrates the potential changes in the 2006 earnings from an instantaneous parallel increase/decrease in interest rates of 1% on December 31, 2006. These changes to income could relate to future investment income, interest paid to contractowners, market-value adjustments, amortization of deferred policy acquisition costs (“DAC”) and value of business acquired (“VOBA”), sales levels, or any other net income item that would be affected by interest rate changes. The effect of interest rate changes is different by product. A significant portion of the Company’s contracts are close to the minimum contractual guaranteed credited rates. In a down interest rate environment, the Company’s ability to reduce credited rates is limited, which will cause margin compression and accelerate the amortization of DAC and VOBA. In addition, the Company has estimated the impact to December 31, 2006 Shareholder’s equity from the same instantaneous change in interest rates. The effect on Shareholder’s equity includes the impact of interest rate fluctuations on income, unrealized capital gains (losses) on available-for-sale securities, and DAC and VOBA adjustments for unrealized capital gains (losses) on available-for-sale securities.

Interest rate sensitivity and effect on Net income and Shareholder’s equity:

		Effect on
		Shareholder's
	Effect on Net	Equity as of
	Income for	December 31,
	2006	2006
Increase of 1%	$16.1	$13.2
Decrease of 1%	(44.4)	(41.4)

The above analysis includes the following changes in DAC and VOBA related to an instantaneous, parallel increase/decrease in interest rates.

Interest rate sensitivity and effect on DAC and VOBA:

	Effect on	Effect on
	Amortization of	DAC and VOBA
	DAC and VOBA	Assets as of
	for	December 31,
	2006	2006
Increase of 1%	$2.2	$30.1
Decrease of 1%	0.6	(71.8)

Equity Market Risk

The Company’s operations are significantly influenced by changes in the equity markets. The Company’s profitability depends largely on the amount of assets under management (“AUM”), which is primarily driven by the level of sales, equity market appreciation and depreciation, and the persistency of the in force block of business.

Prolonged and precipitous declines in the equity markets can have a significant impact on the Company’s operations. As a result, sales of variable products may decline and surrender activity may increase, as contractowner sentiment towards the equity market turns negative. Lower AUM will have a negative impact on the Company’s financial results, primarily due to lower fee income on variable annuities. Furthermore, the Company may experience a reduction in profit margins if a significant portion of the assets held in the variable annuity separate account move to the general account and the Company is unable to earn an acceptable margin, particularly in light of the low interest rate environment and the presence of contractually guaranteed interest credited rates.

In addition, prolonged declines in the equity market may also decrease the Company’s expectations of future gross profits, which are utilized to determine the amount of DAC and VOBA to be amortized in a given financial statement period. A significant decrease in the Company’s estimated gross profits would require the Company to accelerate the amount of amortization of DAC and VOBA in a given period, potentially causing a material adverse deviation in the period’s Net income.

The following schedule demonstrates the potential changes in 2006 earnings resulting from an instantaneous increase/decrease in equity markets of 10% on December 31, 2006. These changes to income could relate to future fee income, unrealized or realized capital gains (losses), amortization of DAC and VOBA, sales levels, or any other net income item that would be affected by a substantial change to equity markets. In addition, the Company has estimated the impact to Shareholder’s equity as of December 31, 2006 from the same instantaneous change in equity markets. The effect on shareholder’s equity includes the impact of equity market fluctuations on income, unrealized capital gains (losses) on available-for-sale securities, and DAC and VOBA adjustments for unrealized capital gains (losses) on available-for-sale securities.

Equity sensitivity and effect on Net income and Shareholder’s equity:

		Effect on
		Shareholder's
	Effect on Net	Equity as of
	Income for	December 31,
	2006	2006
Increase of 10%	$30.4	$30.4
Decrease of 10%	(32.1)	(32.1)

The above analysis includes the following changes in DAC and VOBA related to an instantaneous increase/decrease in equity markets.

Equity sensitivity and effect on DAC and VOBA:

	Effect on	Effect on
	Amortization of	DAC and VOBA
	DAC and VOBA	Assets as of
	for	December 31,
	2006	2006
Increase of 10%	$(9.5)	$43.4
Decrease of 10%	9.9	(45.9)

Item 8.	Financial Statements and Supplementary Data

Index to Consolidated Financial Statements
Page

Report of Independent Registered Public Accounting Firm	61

Consolidated Financial Statements:

Consolidated Statements of Operations for the years ended
December 31, 2006, 2005, and 2004	62

Consolidated Balance Sheets as of
December 31, 2006 and 2005	63

Consolidated Statements of Changes in Shareholder's Equity
for the years ended December 31, 2006, 2005, and 2004	65

Consolidated Statements of Cash Flows for the years ended
December 31, 2006, 2005, and 2004	66

Notes to Consolidated Financial Statements	68

Report of Independent Registered Public Accounting Firm

The Board of Directors

ING Life Insurance and Annuity Company

We have audited the accompanying consolidated balance sheets of ING Life Insurance and Annuity Company and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ING Life Insurance and Annuity Company and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/	Ernst & Young LLP

Atlanta, Georgia

March 23, 2007

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Consolidated Statements of Operations

(In millions)

	Year Ended December 31,
	2006	2005	2004
Revenue:
Net investment income	$1,029.7	$1,037.1	$998.6
Fee income	714.8	609.6	554.3
Premiums	37.5	43.2	38.5
Broker-dealer commission revenue	429.2	378.1	375.0
Net realized capital gains	3.0	22.0	10.8
Other income	15.7	7.7	1.9
Total revenue	2,229.9	2,097.7	1,979.1
Benefits and expenses:
Interest credited and other benefits
to contractowners	783.7	739.6	739.4
Operating expenses	568.3	524.3	459.2
Broker-dealer commission expense	429.2	378.1	375.0
Amortization of deferred policy acquisition
cost and value of business acquired	21.3	159.9	127.4
Interest expense	2.9	1.6	0.6
Total benefits and expenses	1,805.4	1,803.5	1,701.6
Income before income taxes	424.5	294.2	277.5
Income tax expense	122.7	21.5	57.0
Net income	$301.8	$272.7	$220.5

The accompanying notes are an integral part of these financial statements.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Consolidated Balance Sheets

(In millions, except share data)

	As of December 31,
	2006	2005
Assets
Investments:
Fixed maturities, available-for-sale, at fair value
(amortized cost of $15,150.1 at 2006 and $16,745.3 at 2005)	$15,112.2	$16,740.5
Equity securities, available-for-sale, at fair value
(cost of $233.6 at 2006 and $166.9 at 2005)	251.7	170.1
Mortgage loans on real estate	1,879.3	1,396.0
Policy loans	268.9	262.4
Other investments	398.9	144.6
Securities pledged
(amortized cost of $1,106.2 at 2006 and $1,260.8 at 2005)	1,099.5	1,247.6
Total investments	19,010.5	19,961.2
Cash and cash equivalents	311.2	257.7
Short-term investments under securities loan agreement	283.1	318.1
Accrued investment income	180.4	203.6
Receivables for securities sold	90.1	4.7
Reinsurance recoverable	2,715.4	2,796.7
Deferred policy acquisition costs	623.6	512.4
Value of business acquired	1,342.9	1,294.4
Notes receivable from affiliate	175.0	175.0
Short-term loan to affiliate	45.0	131.0
Due from affiliates	9.1	18.6
Property and equipment	75.1	33.2
Other assets	73.8	49.5
Assets held in separate accounts	43,550.8	35,899.8
Total assets	$68,486.0	$61,655.9

The accompanying notes are an integral part of these financial statements.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Consolidated Balance Sheets

(In millions, except share data)

	As of December 31,
	2006	2005
Liabilities and Shareholder's Equity
Future policy benefits and claims reserves	$19,995.8	$20,932.8
Payables for securities purchased	42.6	3.1
Payables under securities loan agreement	283.1	318.1
Borrowed money	833.2	941.1
Due to affiliates	82.8	71.9
Current income taxes	59.8	51.1
Deferred income taxes	246.0	183.1
Other liabilities	406.2	312.2
Liabilities related to separate accounts	43,550.8	35,899.8
Total liabilities	65,500.3	58,713.2

Shareholder's equity
Common stock (100,000 shares authorized; 55,000
issued and outstanding; $50 per share value)	2.8	2.8
Additional paid-in capital	4,299.5	4,549.6
Accumulated other comprehensive loss	(14.0)	(5.3)
Retained earnings (deficit)	(1,302.6)	(1,604.4)
Total shareholder's equity	2,985.7	2,942.7
Total liabilities and shareholder's equity	$68,486.0	$61,655.9

The accompanying notes are an integral part of these financial statements.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Consolidated Statements of Changes in Shareholder’s Equity

(In millions)

			Accumulated
		Additional	Other	Retained	Total
	Common	Paid-In	Comprehensive	Earnings	Shareholder's
	Stock	Capital	Income (Loss)	(Deficit)	Equity
Balance at December 31, 2003
Excluding impact of merger	$2.8	$4,646.5	$116.0	$(2,119.4)	$2,645.9
Impact of merger with affiliate	-	3.8	-	23.9	27.7
Balance at December 31, 2003
Including impact of merger	2.8	4,650.3	116.0	(2,095.5)	2,673.6
Comprehensive income:
Net income	-	-	-	220.5	220.5
Other comprehensive loss,
net of tax:
Change in net unrealized capital
gains (losses) on securities
($(53.8) pretax)	-	-	(32.2)	-	(32.2)
Minimum pension liability	-	-	(16.7)	-	(16.7)
Total comprehensive income					171.6
Dividends paid	-	(83.5)	-	-	(83.5)
Other	-	-	-	(2.1)	(2.1)
Balance at December 31, 2004	2.8	4,566.8	67.1	(1,877.1)	2,759.6
Comprehensive income:
Net income	-	-	-	272.7	272.7
Other comprehensive loss,
net of tax:
Change in net unrealized capital
gains (losses) on securities
($(108.4) pretax)	-	-	(77.5)	-	(77.5)
Minimum pension liability
($(1.1) pretax)	-	-	5.1	-	5.1
Total comprehensive income					200.3
Dividends paid	-	(20.5)	-	-	(20.5)
Employee share-based payments	-	3.3	-	-	3.3
Balance at December 31, 2005	2.8	4,549.6	(5.3)	(1,604.4)	2,942.7
Comprehensive income:
Net income	-	-	-	301.8	301.8
Other comprehensive loss,
net of tax:
Change in net unrealized capital
gains (losses) on securities
($(23.4) pretax)	-	-	(10.7)	-	(10.7)
Pension liability and
FAS No. 158 transition
adjustment ($3.9 pretax)	-	-	2.5	-	2.5
Total comprehensive income					293.6
Cumulative effect of change
in accounting principle ($(0.8) pretax)			(0.5)		(0.5)
Dividends paid	-	(256.0)	-	-	(256.0)
Employee share-based payments	-	5.9	-	-	5.9
Balance at December 31, 2006	$2.8	$4,299.5	$(14.0)	$(1,302.6)	$2,985.7

The accompanying notes are an integral part of these financial statements.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Consolidated Statements of Cash Flows

(In millions)

	Year Ended December 31,
	2006	2005	2004
Cash Flows from Operating Activities:
Net income	$301.8	$272.7	$220.5
Adjustments to reconcile net income to
net cash provided by operating activities:
Capitalization of deferred policy acquisition costs, value
of business acquired, and sales inducements	(191.0)	(174.0)	(168.0)
Amortization of deferred policy acquisition costs,
value of business acquired, and sales inducements	25.9	165.8	134.3
Net accretion/decretion of discount/premium	83.8	115.5	155.9
Future policy benefits, claims reserves, and
interest credited	662.5	634.2	621.7
Provision for deferred income taxes	75.6	11.0	46.1
Net realized capital gains	(3.0)	(22.0)	(10.8)
Depreciation	12.6	12.0	12.4
Change in:
Accrued investment income	23.2	(21.6)	(3.1)
Reinsurance recoverable	81.3	104.6	51.0
Other receivable and assets accruals	(20.1)	2.6	26.8
Due to/from affiliates	20.4	4.6	(52.0)
Other payables and accruals	86.3	(49.8)	(2.1)
Other	5.9	3.3	(12.4)
Net cash provided by operating activities	1,165.2	1,058.9	1,020.3
Cash Flows from Investing Activities:
Proceeds from the sale, maturity, or redemption of:
Fixed maturities, available-for-sale	10,355.2	19,232.3	26,791.6
Equity securities, available-for-sale	91.7	119.8	85.7
Mortgage loans on real estate	197.0	179.0	71.0
Acquisition of:
Fixed maturities, available-for-sale	(8,802.1)	(19,435.9)	(26,789.3)
Equity securities, available-for-sale	(149.1)	(120.4)	(81.6)
Mortgage loans on real estate	(680.3)	(484.8)	(406.7)
Policy loans	(6.5)	0.3	7.6
Other investments	(240.2)	(43.6)	(28.9)
Loans to affiliates	-	-	(175.0)
Purchases of property and equipment, net	(54.5)	(14.2)	(11.7)
Net cash provided by (used in) investing activities	711.2	(567.5)	(537.3)

The accompanying notes are an integral part of these financial statements.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Consolidated Statements of Cash Flows

(In millions)

	Year Ended December 31,
	2006	2005	2004
Cash Flows from Financing Activities:
Deposits received for investment contracts	1,875.7	2,024.2	2,089.9
Maturities and withdrawals from investment contracts	(3,420.7)	(2,237.5)	(1,910.4)
Short-term loans to affiliates	86.0	(106.0)	16.4
Short-term borrowings	(107.9)	(116.3)	(458.5)
Dividends to Parent	(256.0)	(20.5)	(83.5)
Net cash used in financing activities	(1,822.9)	(456.1)	(346.1)
Net increase in cash and cash equivalents	53.5	35.3	136.9
Cash and cash equivalents, beginning of year	257.7	222.4	85.5
Cash and cash equivalents, end of year	$311.2	$257.7	$222.4
Supplemental cash flow information:
Income taxes paid, net	$37.6	$47.1	$17.3
Interest paid	$40.8	$32.0	$22.8

The accompanying notes are an integral part of these financial statements.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

1.	Organization and Significant Accounting Policies

Basis of Presentation

ING Life Insurance and Annuity Company (“ILIAC”) is a stock life insurance company domiciled in the state of Connecticut. ILIAC and its wholly-owned subsidiaries (collectively, the “Company”) are providers of financial products and services in the United States. ILIAC is authorized to conduct its insurance business in all states and in the District of Columbia.

The consolidated financial statements include ILIAC and its wholly-owned subsidiaries, ING Financial Advisers, LLC (“IFA”), Directed Services LLC (“DSL”), and Northfield Windsor LLC (“NWL”). ILIAC is a direct, wholly-owned subsidiary of Lion Connecticut Holdings Inc. (“Lion” or “Parent”), which is an indirect, wholly-owned subsidiary of ING Groep N.V. (“ING”). ING is a global financial services holding company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol “ING.”

On December 1, 2006, Lion contributed to ILIAC, Directed Services, Inc. (“DSI”), a New York corporation registered as a broker-dealer under the Securities Exchange Act of 1934 and as an investment advisor under the Investment Advisors Act of 1940, whose primary functions are the distribution of variable insurance products and investment advisory services for open-end mutual funds. Additionally, on December 12, 2006, ILIAC organized DSL as a wholly-owned Delaware limited liability company. On December 31, 2006, DSI merged with and into DSL and ceased to exist. Upon merger, the operations and broker-dealer and investment advisor registrations of DSI were consolidated into DSL, the surviving company. Effective January 1, 2007, ILIAC’s investment advisory agreement with certain variable funds offered in Company products was assigned to DSL.

Statement of Financial Accounting Standards (“FAS”) No. 141, “Business Combinations”, excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under Accounting Principles Board (“APB”) Opinion No. 16, “Business Combinations”, provide a source of guidance for such transactions. In accordance with APB Opinion No. 16, financial information of the combined entity is presented as if the entities had been combined for the full year, and all comparative financial statements are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests. The Consolidated Balance Sheets and Consolidated Statements of Operations give effect to the DSL consolidation transactions as if they had occurred on January 1, 2004 and include the following:

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

	2006	2005	2004
Total revenue	$594.9	$507.7	$476.0
Net income	35.8	28.2	21.2
Additional paid-in capital:
Dividends paid	25.0	20.5	13.5
Employee share-based payments	0.1	0.2	-

On May 11, 2006, ILIAC organized NWL as a wholly-owned subsidiary for the purpose of purchasing, constructing, developing, leasing, and managing a new corporate office facility to be located at 200 Northfield Drive, Windsor, Connecticut that will serve as the principal executive offices of the Company and as corporate offices for other Hartford based operations of the Company and its affiliates (the “Windsor Property”).

On December 31, 2005, ILIAC’s subsidiary, ING Insurance Company of America (“IICA”), merged with and into ILIAC. As of the merger date, IICA ceased to exist and ILIAC became the surviving corporation. The merger did not have an impact on ILIAC, as IICA was a wholly-owned subsidiary and already included in the consolidated financial statements for all periods presented.

Description of Business

The Company offers qualified and nonqualified annuity contracts that include a variety of funding and payout options for individuals and employer-sponsored retirement plans qualified under Internal Revenue Code Sections 401, 403, 408, and 457, as well as nonqualified deferred compensation plans. The Company’s products are offered primarily to individuals, pension plans, small businesses, and employer-sponsored groups in the health care, government, and education markets (collectively “not-for-profit” organizations) and corporate markets. The Company’s products are generally distributed through pension professionals, independent agents and brokers, third party administrators, banks, dedicated career agents, and financial planners.

Products offered by the Company include deferred and immediate (payout annuities) annuity contracts. These products include programs offered to qualified plans and nonqualified deferred compensation plans that package administrative and record-keeping services along with a variety of investment options, including affiliated and nonaffiliated mutual funds and variable and fixed investment options. In addition, the Company offers wrapper agreements entered into with retirement plans, which contain certain benefit responsive guarantees (i.e. liquidity guarantees of principal and previously accrued interest for benefits paid under the terms of the plan) with respect to portfolios of plan-owned assets not invested with the Company. The Company also offers investment advisory services and pension plan administrative services.

The Company has one operating segment.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Recently Adopted Accounting Standards

Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans

In September 2006, the Financial Accounting Standards Board (“FASB”) issued FAS No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - An Amendment of FASB Statements No. 87, 88, 106, and 132R” (“FAS No. 158”). FAS No. 158 requires an employer to:

▪	Recognize in the statement of financial position, an asset for a plan’s overfunded status or a liability for a plan’s underfunded status;
▪	Measure a plan’s assets and obligations that determine its funded status as of the end of the fiscal year; and
▪	Recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur, reporting such changes in comprehensive income.

On December 31, 2006, the Company adopted the recognition and disclosure provisions of FAS No. 158. The effect of adopting FAS No. 158 on the Company’s financial condition at December 31, 2006 is included in the accompanying consolidated financial statements. FAS No. 158 did not have a significant effect on the Company’s financial condition at December 31, 2005 or 2004. The provisions regarding the change in the measurement date of postretirement benefit plans are not applicable, as the Company already uses a measurement date of December 31 for its pension plans.

The incremental effects of adopting the provisions of FAS No. 158 on the Company’s Consolidated Balance Sheet at December 31, 2006, are as follows:

	Prior to	Effects of	As Reported at
	Adopting	Adopting	December 31,
	FAS No. 158	FAS No. 158	2006
Other assets	$74.0	$(0.2)	$73.8
Deferred income taxes	246.3	(0.3)	246.0
Other liabilities	405.6	0.6	406.2
Accumulated other comprehensive loss	(13.5)	(0.5)	(14.0)

Considering the Effects of Prior Year Misstatements

In September 2006, the Securities and Exchange Commission (“SEC”) staff issued SEC Staff Accounting Bulletin (“SAB”) Topic 1N, “Financial Statements - Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 states that a registrant should quantify the effect of an error on the financial statements using a dual approach. Specifically, the amount should be computed using both the “rollover” (current year income statement perspective) and “iron curtain” (year-end balance sheet perspective) methods.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

SAB 108 was effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on the Company’s financial position.

The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments

On November 3, 2005, the FASB issued FASB Staff Position (“FSP”) FAS No. 115-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“FSP FAS No. 115-1”). FSP FAS No. 115-1 replaces the impairment evaluation guidance of the Emerging Issues Task Force (“EITF”) Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“EITF 03-1”).

FSP FAS No. 115-1 addresses the determination of when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss. In addition, it includes considerations for accounting subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporarily impaired. FSP FAS No. 115-1 further clarifies that an impairment loss should be recognized no later than when the impairment is deemed other-than-temporary, even if a decision to sell an impaired security has not been made. FSP FAS No. 115-1 references existing guidance on other-than-temporary impairments.

FSP FAS No. 115-1 was effective for reporting periods beginning after December 15, 2005, and was implemented by the Company during the fourth quarter of 2005. As a result of adopting FSP FAS No. 115-1, the Company recognized impairment losses of $42.6 and $5.7 for the years ended December 31, 2006 and 2005, respectively, related to investments that the Company does not have the intent and ability to retain for a period of time sufficient to allow for recovery in fair value. The required disclosures are included in the Investments footnote.

Investor’s Accounting for an Investment in a Limited Partnership When the Investor is the Sole General Partner and the Limited Partners Have Certain Rights

In June 2005, the EITF reached a consensus on EITF Issue 04-5, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor is the Sole General Partner and the Limited Partners Have Certain Rights” (“EITF 04-5”), which states that the general partner in a limited partnership should presume that it controls and, thus, should consolidate the limited partnership, unless the limited partners have either (a) substantive ability to dissolve the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights. EITF 04-5 applies to limited partnerships that are not variable interest entities under FASB Interpretation No. 46(R): “Consolidation of Variable Interest Entities” (“FIN 46(R)”). EITF 04-5 was effective immediately for all new limited partnerships formed and for existing limited partnerships for which partnership agreements are modified after June 29, 2005, and is effective for all

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

other limited partnerships at the commencement of the first reporting period beginning after December 15, 2006.

EITF 04-5 had no impact on ILIAC as of December 31, 2006, as the Company’s investments in limited partnerships are generally considered variable interest entities under FIN 46(R), and are accounted for using the cost or equity method of accounting since the Company is not the primary beneficiary. Investments in limited partnerships are included in Other investments on the Consolidated Balance Sheets.

Share-Based Payment

In December 2004, the FASB issued FAS No. 123 (revised 2004), “Share-Based Payment” (“FAS No. 123R”), which requires all share-based payments to employees be recognized in the financial statements based upon the fair value. FAS No. 123R was effective at the beginning of the first annual period beginning after June 15, 2005. FAS No. 123R provides two transition methods, modified-prospective and modified-retrospective.

The modified-prospective method recognizes the grant-date fair value of compensation for new awards granted after the effective date and unvested awards beginning in the fiscal period in which the recognition provision are first applied. Prior periods are not restated. The modified-retrospective method permits entities to restate prior periods by recognizing the compensation cost based on amounts previously reported in the pro forma footnote disclosure as required under FAS No. 123, “Accounting for Stock-Based Compensation” (“FAS No. 123”).

The Company early adopted the provisions of FAS No. 123R on January 1, 2005, using the modified-prospective method. Under the modified-prospective method, compensation cost recognized include: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2005, based on the grant date fair value estimated in accordance with the original provisions of FAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2005, based on the grant-date fair value in accordance with the provisions of FAS No. 123R. Results for prior periods are not restated.

Prior to January 1, 2005, the Company applied the intrinsic value-based provisions set forth in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related Interpretations, as permitted by FAS No.123. No stock based employee compensation cost was recognized in the Consolidated Statement of Operations during 2004, as all options granted during the year had an exercise price equal to the market value of the underlying common stock on the date of grant. All shares granted during 2006 and 2005 were those of ING, the Company’s ultimate parent.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

As a result of adopting FAS No. 123R, the Company’s Net income for the years ended December 31, 2006 and 2005, was $7.1 and $5.0, respectively, lower than if it had continued to account for share-based payments under APB 25. The fair value of shares granted during 2006 and 2005 was $7.6 and $11.1, respectively, as of December 31, 2006 and 2005, and will be expensed over a vesting period of 3 years. Prior to the adoption of FAS No. 123R, no modifications were made to outstanding options, and there were no significant changes of valuation methodologies as a result of the adoption of FAS No. 123R.

New Accounting Pronouncements

The Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“FAS No. 159”), which allows a company to make an irrevocable election, on specific election dates, to measure eligible items at fair value. The election to measure an item at fair value may be determined on an instrument by instrument basis, with certain exceptions. If the fair value option is elected, unrealized gains and losses will be recognized in earnings at each subsequent reporting date, and any upfront costs and fees related to the item will be recognized in earnings as incurred. Items eligible for the fair value option include:

▪	Certain recognized financial assets and liabilities;
▪	Rights and obligations under certain insurance contracts that are not financial instruments;
▪	Host financial instruments resulting from the separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument; and
▪	Certain commitments.

FAS No. 159 is effective for fiscal years beginning after November 15, 2007, although early adoption is permitted under certain conditions. As of the effective date, the fair value option may be elected for eligible items that exist on that date. The effect of the first remeasurement to fair value shall be reported as a cumulative effect adjustment to the opening balance of retained earnings. As application of the standard is optional, any impact is limited to those financial assets and liabilities to which FAS No. 159 is applied. The Company is currently evaluating the items to which the fair value option may be applied.

Fair Value Measurements

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements” (“FAS No. 157”). FAS No. 157 provides guidance for using fair value to measure assets and liabilities whenever other standards require (or permit) assets or liabilities to be measured at fair value. FAS No. 157 does not expand the use of fair value in any new circumstances.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Under FAS No. 157, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, FAS No. 157 establishes a fair value hierarchy that prioritizes the information used to develop such assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. FAS No. 157 also requires separate disclosure of fair value measurements by level within the hierarchy and expanded disclosure of the effect on earnings for items measured using unobservable data.

The provisions of FAS No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of determining the impact of adoption of FAS No. 157.

Accounting for Uncertainty in Income Taxes

In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which creates a single model to address the accounting for the uncertainty in income tax positions recognized in a company’s financial statements in accordance with FAS No. 109, “Accounting for Income Taxes.”

FIN 48 prescribes a two-step process for determining the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. The first step is recognition: A company first determines whether a tax position is more likely than not to be sustained upon examination, based on the technical merits of the position. The second is measurement: A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit recognized in the financial statements. The benefit under step two is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. No benefit will be recognized on tax positions that do not meet the more-likely-than-not recognition standard. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

FIN 48 is effective for fiscal years beginning after December 15, 2006, and was adopted by the Company on January 1, 2007. As a result of implementing FIN 48, the Company expects to recognize a cumulative effect of change in accounting principle between $2.5 and $5.0 as a reduction to January 1, 2007 Retained earnings.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Accounting for Servicing of Financial Assets

In March 2006, the FASB issued FAS No. 156, “Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140” (“FAS No. 156”). FAS No. 156 requires the separate recognition of servicing assets and servicing liabilities each time an obligation to service a financial asset is undertaken by entering into a servicing contract and permits the fair value measurement of servicing assets and servicing liabilities. In addition, FAS No. 156 does the following:

▪	Clarifies when a servicer should separately recognize servicing assets and liabilities;
▪	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable;
▪

Permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, provided that the available-for-sale securities are identified in some manner as offsetting the exposure to changes in fair value of servicing assets and servicing liabilities that are subsequently measured at fair value; and

▪	Requires additional disclosures for all separately recognized servicing assets and servicing liabilities.

FAS No. 156 requirements for recognition and initial measurement of servicing assets and servicing liabilities should be applied prospectively to all transactions entered into after the beginning of the first fiscal year that commences after September 15, 2006. The Company has determined that the adoption of FAS No. 156 will not have a material effect on the financial position, results of operations, or cash flows.

Accounting for Certain Hybrid Financial Instruments

In February 2006, the FASB issued FAS No. 155, “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140” (“FAS No. 155”), which permits the application of fair value accounting to certain hybrid financial instruments in their entirety if they contain embedded derivatives that would otherwise require bifurcation under FAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS No. 133”). Under this approach, changes in fair value would be recognized currently in earnings. In addition, FAS No. 155 does the following:

▪	Clarifies which interest-only strips and principal-only strips are not subject to derivative accounting under FAS No. 133;
▪

Requires that interests in securitized financial assets be analyzed to identify interests that are freestanding derivatives or that are hybrid instruments that contain embedded derivatives requiring bifurcation;

▪	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

▪	Allows a qualifying special-purpose entity to hold derivative financial instruments that pertain to beneficial interests, other than another derivative financial instrument.

FAS No. 155 is effective for all instruments acquired, issued, or subject to a remeasurement event, occurring after the beginning of the first fiscal year that commences after September 15, 2006, and was adopted by the Company on January 1, 2007. The Company does not expect FAS No. 155 to have a significant impact on the Company’s financial position, results of operations, or cash flows.

Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts

In September 2005, the American Institute of Certified Public Accountants issued Statement of Position 05-1, “Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts” (“SOP 05-1”), which states that when an internal replacement transaction results in a substantially changed contract, the unamortized deferred acquisition costs, unearned revenue liabilities, and deferred sales inducement assets, related to the replaced contract should not be deferred in connection with the new contract. Contract modifications that meet various conditions defined by SOP 05-1 and result in a new contract that is substantially unchanged from the replaced contract, however, should be accounted for as a continuation of the replaced contract.

SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights, or coverages, that occurs by the exchange of a contract for a new contract, by amendment, endorsement, or rider, to a contract, or by the election of a feature or coverage within a contract. SOP 05-1 applies to internal replacements made primarily to contracts defined by FAS No. 60, “Accounting and Reporting by Insurance Enterprises” (“FAS No. 60”), as short-duration and long-duration insurance contracts, and by FAS No. 97, “Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments” (“FAS No. 97”), as investment contracts.

SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006, with earlier adoption encouraged, and was adopted by the Company on January 1, 2007. As a result of implementing SOP 05-1, the Company expects to recognize a cumulative effect of a change in accounting principle of $43.4, before tax, or $28.2, net of $15.2 of income taxes, as a reduction to January 1, 2007 Retained earnings.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

Reclassifications

Certain reclassifications have been made to prior year financial information to conform to the current year classifications.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, money market instruments, and other debt issues with a maturity of 90 days or less when purchased.

Investments

All of the Company’s fixed maturities and equity securities are currently designated as available-for-sale. Available-for-sale securities are reported at fair value and unrealized capital gains (losses) on these securities are recorded directly in Shareholder’s equity, after adjustment for related changes in experience-rated contract allocations, deferred policy acquisition costs (“DAC”), value of business acquired (“VOBA”), and deferred income taxes.

Other-Than-Temporary Impairments

The Company analyzes the general account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Management considers the length of time and the extent to which fair value has been less than amortized cost, the issuer’s financial condition and near-term prospects, future economic conditions and market forecasts, and the Company’s intent and ability to retain the investment for a period of time sufficient to allow for recovery in fair value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other-than-temporary impairment is considered to have occurred.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

In addition, the Company invests in structured securities that meet the criteria of EITF Issue No. 99-20 “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets” (“EITF 99-20”). Under EITF 99-20, a further determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company’s ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been adverse change in cash flow since the remeasurement date.

When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value, and the loss is accounted for as a change in Net realized capital gains (losses).

Experience-Rated Products

Included in available-for-sale securities are investments that support experience-rated products. Experience-rated products are products where the customer, not the Company, assumes investment (including realized capital gains and losses) and other risks, subject to, among other things, minimum principal and interest guarantees. Unamortized realized capital gains (losses) on the sale of and unrealized capital gains (losses) on investments supporting these products are included in Future policy benefits and claims reserves on the Consolidated Balance Sheets. Net realized capital gains (losses) on all other investments are reflected in the Consolidated Statements of Operations. Unrealized capital gains (losses) on all other investments are reflected in Accumulated other comprehensive income (loss) in Shareholder’s equity, net of DAC and VOBA adjustments for unrealized capital gains (losses), and related income taxes.

Purchases and Sales

Purchases and sales of fixed maturities and equity securities, excluding private placements, are recorded on the trade date. Purchases and sales of private placements and mortgage loans are recorded on the closing date.

Valuation

The fair value for fixed maturities is largely determined by one of two pricing methods: published price quotations or valuation techniques with market inputs. Security pricing is applied using a hierarchy or “waterfall” approach, whereby prices are first sought from published price quotations, including independent pricing services or broker-dealer quotations. Published price quotations may be unavailable or deemed unreliable, due to a limited market, for securities that are rarely traded or are traded only in privately negotiated transactions. As such, fair values for the remaining securities, consisting primarily of privately placed bonds, are then determined using risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

The fair values for actively traded equity securities are based on quoted market prices. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion value, where applicable.

Mortgage loans on real estate are reported at amortized cost, less impairment write-downs. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of expected cash flows from the loan, discounted at the loan’s effective interest rate, or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent write-down recorded in Net realized capital gains (losses). At December 31, 2006 and 2005, the Company had no allowance for mortgage loan credit losses. The properties collateralizing mortgage loans are geographically dispersed throughout the United States, with the largest concentration of 17.7% and 22.0% of properties in California at December 31, 2006 and 2005, respectively.

Policy loans are carried at unpaid principal balances.

Short-term investments, consisting primarily of money market instruments and other fixed maturity issues purchased with an original maturity of 91 days to one year, are considered available-for-sale and are carried at fair value.

Derivative instruments are reported at fair value using the Company’s derivative accounting system. The system uses key financial data, such as yield curves, exchange rates, Standard & Poor’s (“S&P”) 500 Index prices, and London Inter Bank Offered Rates, which are obtained from third party sources and uploaded into the system. Embedded derivative instruments are reported at fair value based upon internally established valuations that are consistent with external valuation models or market quotations.

Repurchase Agreements

The Company engages in dollar repurchase agreements (“dollar rolls”) and repurchase agreements to increase the return on investments and improve liquidity. These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. Company policies require a minimum of 95% of the fair value of securities pledged under dollar rolls and repurchase agreement transactions to be maintained as collateral. Cash collateral received is invested in fixed maturities, and the carrying value of the securities pledged in dollar rolls and repurchase agreement transactions is included in Securities pledged on the Consolidated Balance Sheets. The repurchase obligation related to dollar rolls and repurchase agreements is included in Borrowed money on the Consolidated Balance Sheets.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

The Company also enters into reverse repurchase agreements. These transactions involve a purchase of securities and an agreement to sell substantially the same securities as those purchased. Company policies require a minimum of 102% of the fair value of securities pledged under reverse repurchase agreements to be pledged as collateral. Reverse repurchase agreements are included in Cash and cash equivalents on the Consolidated Balance Sheets.

Securities Lending

The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Company’s guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

Derivatives

The Company’s use of derivatives is limited mainly to hedging purposes to reduce the Company’s exposure to cash flow variability of assets and liabilities, interest rate risk, credit risk, and market risk. Generally, derivatives are not accounted for using hedge accounting treatment under FAS No. 133, as the Company has not historically sought hedge accounting treatment.

The Company enters into interest rate, equity market, credit default, and currency contracts, including swaps, caps, floors, and options, to reduce and manage risks associated with changes in value, yield, price, cash flow, or exchange rates of assets or liabilities held or intended to be held, or to assume or reduce credit exposure associated with a referenced asset, index, or pool. The Company also purchases options and futures on equity indices to reduce and manage risks associated with its annuity products. Open derivative contracts are reported as either Other investments or Other liabilities, as appropriate, on the Consolidated Balance Sheets. Changes in the fair value of such derivatives are recorded in Net realized capital gains (losses) in the Consolidated Statements of Operations.

The Company also has investments in certain fixed maturity instruments, and has issued certain retail annuity products, that contain embedded derivatives whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short- or long-term), exchange rates, prepayment rates, equity markets, or credit ratings/spreads.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Embedded derivatives within fixed maturity instruments are included in Fixed maturities, available-for-sale, on the Consolidated Balance Sheets, and changes in fair value are recorded in Net realized capital gains (losses) in the Consolidated Statements of Operations.

Embedded derivatives within retail annuity products are included in Future policy benefits and claims reserves on the Consolidated Balance Sheets, and changes in the fair value are recorded in Interest credited and benefits to contractowners in the Consolidated Statements of Operations.

Deferred Policy Acquisition Costs and Value of Business Acquired

DAC represents policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and certain agency expenses, related to the production of new and renewal business.

VOBA represents the outstanding value of in force business capitalized in purchase accounting when the Company was acquired and is subject to amortization. The value is based on the present value of estimated net cash flows embedded in the Company’s contracts.

FAS No. 97 applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts in relation to the present value of estimated future gross profits from investment, mortality, and expense margins, plus surrender charges.

Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well as equity sector weightings. Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

Due to the relative size and sensitivity to minor changes in underlying assumptions of DAC and VOBA balances, the Company performs quarterly and annual analyses of DAC and VOBA. The DAC and VOBA balances are evaluated for recoverability.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised (“unlocking”), retroactively to the date of the policy or contract issuance. The cumulative unlocking adjustment is recognized as a component of current period amortization. In general, sustained increases in investment, mortality, and expense margins, and thus estimated future profits, lower the rate of amortization. Sustained decreases in investment, mortality, and expense margins, and thus estimated future profits, however, increase the rate of amortization.

Reserves

The Company records as liabilities reserves to meet the Company’s future obligations under its variable annuity and fixed annuity products.

Future policy benefits and claims reserves include reserves for deferred annuities and immediate annuities with and without life contingent payouts.

Reserves for individual and group deferred annuity investment contracts and individual immediate annuities without life contingent payouts are equal to cumulative deposits, less charges and withdrawals, plus credited interest thereon, net of adjustments for investment experience that the Company is entitled to reflect in future credited interest. Reserves interest rates vary by product and ranged from 1.5% to 7.8% for the years 2006, 2005, and 2004. Certain reserves also include unrealized gains and losses related to investments and unamortized realized gains and losses on investments for experience-rated contracts. Reserves on experienced-rated contracts reflect the rights of contractowners, plan participants, and the Company. Reserves for group immediate annuities without life contingent payouts are equal to the discount value of the payment at the implied break-even rate.

Reserves for individual immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by annuity type plan, year of issue, and policy duration. For the years 2006, 2005, and 2004, reserve interest rates ranged from 4.9% to 5.9%.

The Company has a significant concentration of reinsurance arising from the disposition of its individual life insurance business. In 1998, the Company entered into an indemnity reinsurance arrangement with certain subsidiaries of Lincoln National Corporation (“Lincoln”). Effective March 1, 2007, the reinsurance agreements were assigned to a single subsidiary of Lincoln, and that subsidiary established a trust to secure its obligations to the Company under the reinsurance transaction. The Company includes an amount in Reinsurance recoverable on the Consolidated Balance Sheets, which equals the Company’s total individual life reserves. Individual life reserves are included in Future policy benefits and claims reserves on the Consolidated Balance Sheets.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Unpaid claims and claim expenses for all lines of insurance include benefits for reported losses and estimates of benefits for losses incurred but not reported.

Certain variable annuities offer guaranteed minimum death benefits (“GMDB”). The GMDB is accrued in the event the contractowner account value at death is below the guaranteed value and is included in reserves.

Revenue Recognition

For most annuity contracts, charges assessed against contractowner funds for the cost of insurance, surrenders, expenses, and other fees are recorded as revenue as charges are assessed. Other amounts received for these contracts are reflected as deposits and are not recorded as premiums or revenue. When annuity payments with life contingencies begin under contracts that were initially investment contracts, the accumulated balance in the account is treated as a single premium for the purchase of an annuity and reflected in both Premiums and Interest credited and other benefits to contractowners in the Consolidated Statements of Operations.

Premiums on the Consolidated Statements of Operations primarily represent amounts received for immediate annuities with life contingent payouts.

Separate Accounts

Separate account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to certain minimum guarantees. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company or its affiliates.

Separate account assets supporting variable options under variable annuity contracts are invested, as designated by the contractowner or participant (who bears the investment risk subject, in limited cases, to minimum guaranteed rates) under a contract, in shares of mutual funds that are managed by the Company or its affiliates, or in other selected mutual funds not managed by the Company or its affiliates.

Separate account assets and liabilities are carried at fair value and shown as separate captions in the Consolidated Balance Sheets. Deposits, investment income, and net realized and unrealized capital gains (losses) of the separate accounts, however, are not reflected in the Consolidated Statements of Operations (with the exception of realized and unrealized capital gains (losses) on the assets supporting the guaranteed interest option). The Consolidated Statements of Cash Flows do not reflect investment activity of the separate accounts.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Assets and liabilities of separate account arrangements that do not meet the criteria for separate presentation in the Consolidated Balance Sheets (primarily the guaranteed interest option), and revenue and expenses related to such arrangements, are consolidated in the financial statements with the general account. At December 31, 2006 and 2005, unrealized capital losses of $7.3 and $8.3, respectively, after taxes, on assets supporting a guaranteed interest option are reflected in Shareholder’s equity.

Reinsurance

The Company utilizes indemnity reinsurance agreements to reduce its exposure to losses from GMDBs in its annuity insurance business. Reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the Company’s primary liability as the direct insurer of the risks. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial strength and credit ratings of its reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company’s Consolidated Balance Sheets.

Of the Reinsurance recoverable on the Consolidated Balance Sheets, $2.7 billion and $2.8 billion at December 31, 2006 and 2005, respectively, is related to the reinsurance recoverable from certain subsidiaries of Lincoln arising from the disposal of the Company's individual life insurance business in 1998 (see the Reinsurance footnote). Effective March 1, 2007, the reinsurance agreements were assigned to a single subsidiary of Lincoln, and that subsidiary established a trust to secure its obligations to the Company under the reinsurance transaction.

Income Taxes

The Company is taxed at regular corporate rates after adjusting income reported for financial statement purposes for certain items. Deferred income tax expenses/benefits result from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

2.	Investments

Fixed Maturities and Equity Securities

Fixed maturities and equity securities, available-for-sale, were as follows as of December 31, 2006.

		Gross	Gross
		Unrealized	Unrealized
	Amortized	Capital	Capital	Fair
	Cost	Gains	Losses	Value
Fixed maturities:
U.S. Treasuries	$25.5	$0.1	$-	$25.6
U.S. government agencies and authorities	276.6	3.6	3.3	276.9
State, municipalities, and political
subdivisions	45.4	1.1	0.1	46.4

U.S. corporate securities:
Public utilities	1,111.4	9.1	15.7	1,104.8
Other corporate securities	4,281.8	47.6	62.3	4,267.1
Total U.S. corporate securities	5,393.2	56.7	78.0	5,371.9

Foreign securities(1):
Government	466.0	31.8	3.5	494.3
Other	2,000.4	28.3	33.3	1,995.4
Total foreign securities	2,466.4	60.1	36.8	2,489.7

Residential mortgage-backed securities	4,529.8	52.4	82.2	4,500.0
Commercial mortgage-backed securities	2,261.3	14.0	28.6	2,246.7
Other asset-backed securities	1,258.1	6.5	10.1	1,254.5

Total fixed maturities, including
securities pledged	16,256.3	194.5	239.1	16,211.7
Less: securities pledged	1,106.2	6.4	13.1	1,099.5
Total fixed maturities	15,150.1	188.1	226.0	15,112.2
Equity securities	233.6	20.4	2.3	251.7

Total investments, available-for-sale	$15,383.7	$208.5	$228.3	$15,363.9

(1) Primarily U.S. dollar denominated.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Fixed maturities and equity securities, available-for-sale, were as follows as of December 31, 2005.

		Gross	Gross
		Unrealized	Unrealized
	Amortized	Capital	Capital	Fair
	Cost	Gains	Losses	Value
Fixed maturities:
U.S. Treasuries	$35.7	$0.1	$-	$35.8
U.S. government agencies and authorities	468.4	0.5	8.4	460.5
State, municipalities, and political subdivisions	40.0	0.5	0.9	39.6

U.S. corporate securities:
Public utilities	1,260.3	24.1	16.8	1,267.6
Other corporate securities	5,981.9	109.8	89.7	6,002.0
Total U.S. corporate securities	7,242.2	133.9	106.5	7,269.6

Foreign securities(1):
Government	704.4	30.0	7.7	726.7
Other	1,815.5	41.8	28.8	1,828.5
Total foreign securities	2,519.9	71.8	36.5	2,555.2

Residential mortgage-backed securities	4,449.5	32.9	94.0	4,388.4
Commercial mortgage-backed securities	2,099.1	29.7	27.0	2,101.8
Other asset-backed securities	1,151.3	5.8	19.9	1,137.2

Total fixed maturities, including
securities pledged	18,006.1	275.2	293.2	17,988.1
Less: securities pledged	1,260.8	5.2	18.4	1,247.6
Total fixed maturities	16,745.3	270.0	274.8	16,740.5
Equity securities	166.9	4.4	1.2	170.1

Total investments, available-for-sale	$16,912.2	$274.4	$276.0	$16,910.6

(1) Primarily U.S. dollar denominated.

At December 31, 2006 and 2005, net unrealized depreciation was $26.5 and $14.8, respectively, on total fixed maturities, including securities pledged to creditors, and equity securities. At December 31, 2006 and 2005, $52.4 and $48.6, respectively, of net unrealized capital gains (losses) was related to experience-rated contracts and was not reflected in Shareholder’s equity but in Future policy benefits and claim reserves.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

The amortized cost and fair value of total fixed maturities as of December 31, 2006, are shown below by contractual maturity. Actual maturities may differ from contractual maturities as securities may be restructured, called, or prepaid.

	Amortized	Fair
	Cost	Value
Due to mature:
One year or less	$303.3	$302.5
After one year through five years	2,961.0	2,935.7
After five years through ten years	3,569.0	3,550.6
After ten years	1,373.8	1,421.7
Mortgage-backed securities	6,791.1	6,746.7
Other asset-backed securities	1,258.1	1,254.5
Less: securities pledged	1,106.2	1,099.5
Fixed maturities, excluding securities pledged	$15,150.1	$15,112.2

The Company did not have any investments in a single issuer, other than obligations of the U.S. government and government agencies, with a carrying value in excess of 10% of the Company’s Shareholder’s equity at December 31, 2006 or 2005.

The Company does not have any significant exposure to subprime mortgage loans. The only exposure, if any, would arise from the Company's investment in mortgage-backed securities. These securities are primarily agency-backed and are highly rated. The average rating was AAA at December 31, 2006.

At December 31, 2006 and 2005, fixed maturities with fair values of $11.2 and $11.0, respectively, were on deposit as required by regulatory authorities.

The Company has various categories of collateralized mortgage obligations (“CMOs”) that are subject to different degrees of risk from changes in interest rates and, for CMOs that are not agency-backed, defaults. The principal risks inherent in holding CMOs are prepayment and extension risks related to dramatic decreases and increases in interest rates resulting in the prepayment of principal from the underlying mortgages, either earlier or later than originally anticipated. At December 31, 2006 and 2005, approximately 2.3% and 1.2%, respectively, of the Company’s CMO holdings were invested in types of CMOs which are subject to more prepayment and extension risk than traditional CMOs, such as interest-only or principal-only strips.

Equity Securities

Equity securities, available-for-sale, included investments with fair values of $49.8 and $49.5 in ING proprietary funds as of December 31, 2006 and 2005, respectively.

Repurchase Agreements

The Company engages in dollar repurchase agreements (“dollar rolls”) and repurchase agreements. At December 31, 2006 and 2005, the carrying value of the securities pledged in dollar rolls and repurchase agreement transactions was $832.4 and $942.9, respectively. The repurchase obligation related to dollar rolls and repurchase agreements totaled $833.2 and $941.1 at December 31, 2006 and 2005, respectively.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

The Company also engages in reverse repurchase agreements. At December 31, 2006, the Company did not have any reverse repurchase agreements. At December 31, 2005, the carrying value of the securities in reverse repurchase agreements was $32.8.

The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The Company’s exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, an amount that was immaterial at December 31, 2006 and 2005. The Company believes the counterparties to the dollar rolls, repurchase, and reverse repurchase agreements are financially responsible and that the counterparty risk is immaterial.

Unrealized Capital Losses

Unrealized capital losses in fixed maturities at December 31, 2006 and 2005, were primarily related to interest rate movement, or spread widening, and to mortgage and other asset-backed securities. Mortgage and other asset-backed securities include U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows. The following table summarizes the unrealized capital losses by duration and reason, along with the fair value of fixed maturities, including securities pledged, in unrealized capital loss positions at December 31, 2006 and 2005.

	Less than	More than	More than
	Six	Six Months	Twelve
	Months	and less than	Months	Total
	Below	Twelve Months	Below	Unrealized
	Amortized	Below Amortized	Amortized	Capital
2006	Cost	Cost	Costs	Loss
Interest rate or spread widening	$10.8	$4.8	$102.6	$118.2
Mortgage and other
asset-backed securities	11.0	2.5	107.4	120.9
Total unrealized capital losses	$21.8	$7.3	$210.0	$239.1
Fair value	$2,447.4	$501.5	$6,726.2	$9,675.1

2005
Interest rate or spread widening	$55.7	$33.9	$62.7	$152.3
Mortgage and other asset-backed securities	41.8	43.1	56.0	140.9
Total unrealized capital losses	$97.5	$77.0	$118.7	$293.2
Fair value	$5,941.1	$2,790.7	$2,643.6	$11,375.4

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Of the unrealized capital losses aged more than twelve months, the average market value of the related fixed maturities is 97.0% of the average book value. In addition, this category includes 1,193 securities, which have an average quality rating of AA-. No other-than-temporary impairment loss was considered necessary for these fixed maturities as of December 31, 2006.

Other-Than-Temporary Impairments

The following table identifies the Company’s other-than-temporary impairments by type for the years ended December 31, 2006, 2005, and 2004.

	2006		2005		2004
		No. of		No. of		No. of
	Impairment	Securities	Impairment	Securities	Impairment	Securities
U.S. Treasuries	$6.4	4	$0.1	2	$-	-
U.S. corporate	24.4	67	3.9	15	-	-
Foreign	4.2	10	0.3	1	-	-
Residential mortgage-
backed	16.6	76	44.7	82	13.5	53
Other asset-backed	7.0	1	-	-	-	-
Equity securities	0.1	3	-	-	-	-
Total	$58.7	161	$49.0	100	$13.5	53

The above schedule includes $16.1, $43.3, and $13.5, for the years ended December 31, 2006, 2005, and 2004, respectively, in other-than-temporary write-downs related to the analysis of credit-risk and the possibility of significant prepayment risk. The remaining $42.6 and $5.7 in write-downs for the years ended December 31, 2006 and 2005, respectively, related to investments that the Company does not have the intent to retain for a period of time sufficient to allow for recovery in fair value, based upon the requirements of FSP FAS No. 115-1. The following table summarizes these write-downs recognized by type for the years ended December 31, 2006 and 2005.

	2006		2005
		No. of		No. of
	Impairment	Securities	Impairment	Securities
U.S. Treasuries	$6.4	4	$0.1	2
U.S. corporate	24.4	67	2.3	13
Foreign	4.2	10	-	-
Residential mortgage-backed	0.6	1	3.3	2
Other asset-backed	7.0	1	-	-
Total	$42.6	83	$5.7	17

The remaining fair value of the fixed maturities with other-than-temporary impairments at December 31, 2006 and 2005 was $687.7 and $470.8, respectively.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

The Company may sell securities during the period in which fair value has declined below amortized cost for fixed maturities or cost for equity securities. In certain situations new factors, including changes in the business environment, can change the Company’s previous intent to continue holding a security.

Net Investment Income

Sources of Net investment income were as follows for the years ended December 31, 2006, 2005, and 2004.

	2006	2005	2004
Fixed maturities, available-for-sale	$969.0	$978.9	$999.4
Equity securities, available-for-sale	10.5	9.7	7.1
Mortgage loans on real estate	93.6	73.0	56.0
Policy loans	13.2	30.0	8.1
Short-term investments and
cash equivalents	2.4	2.7	2.4
Other	44.5	38.7	10.0
Gross investment income	1,133.2	1,133.0	1,083.0
Less: investment expenses	103.5	95.9	84.4
Net investment income	$1,029.7	$1,037.1	$998.6

Net Realized Capital Gains (Losses)

Net realized capital gains (losses) are comprised of the difference between the amortized cost of investments and proceeds from sale and redemption, as well as losses incurred due to other-than-temporary impairment of investments and changes in fair value of derivatives. The cost of the investments on disposal is determined based on specific identification of securities using the first-in, first-out method. Net realized capital gains (losses) on investments were as follows for the years ended December 31, 2006, 2005, and 2004.

	2006	2005	2004
Fixed maturities, available-for-sale	$(67.0)	$1.0	$51.8
Equity securities, available-for-sale	9.3	12.4	9.9
Derivatives	(3.9)	17.9	(10.2)
Other	-	(0.3)	1.3
Less: allocation to experience-rated contracts	(64.6)	9.0	42.0
Net realized capital gains	$3.0	$22.0	$10.8
After-tax net realized capital gains	$2.0	$14.3	$7.0

During the year ended December 31, 2006, Net realized capital gains decreased due to the higher other-than-temporary impairments recognized in 2006 and higher losses on derivatives.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Net realized capital gains allocated to experience-rated contracts were deducted from Net realized capital gains (losses) and an offsetting amount was reflected in Future policy benefits and claim reserves on the Consolidated Balance Sheets. Net unamortized realized capital gains allocated to experienced-rated contractowners were $164.5, $240.3, and $233.4, at December 31, 2006, 2005, and 2004, respectively.

Proceeds from the sale of fixed maturities and equity securities, available-for-sale, and the related gross gains and losses, excluding those related to experience-related contracts, were as follows for the years ended December 31, 2006, 2005, and 2004.

	2006	2005	2004
Proceeds on sales	$6,481.2	$10,062.3	$10,236.3
Gross gains	109.0	161.1	146.9
Gross losses	110.9	93.9	70.9

3.	Financial Instruments

Estimated Fair Value

The following disclosures are made in accordance with the requirements of FAS No. 107, “Disclosures about Fair Value of Financial Instruments” (“FAS No. 107”). FAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument.

FAS No. 107 excludes certain financial instruments, including insurance contracts, and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following valuation methods and assumptions were used by the Company in estimating the fair value of the following financial instruments:

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Fixed maturities, available-for-sale: The fair values for the actively traded marketable bonds are determined based upon the quoted market prices or dealer quotes. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security. Also considered are factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees, and the Company's evaluation of the borrower's ability to compete in their relevant market. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond.

Equity securities, available-for-sale: Fair values of these securities are based upon quoted market price. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion price, where applicable.

Mortgage loans on real estate: The fair values for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

Cash and cash equivalents, Short-term investments under securities loan agreement, and Policy loans: The carrying amounts for these assets approximate the assets' fair values.

Assets held in separate accounts: Assets held in separate accounts are reported at the quoted fair values of the individual securities in the separate accounts.

Investment contract liabilities (included in Future policy benefits and claim reserves):

With a fixed maturity: Fair value is estimated by discounting cash flows at interest rates currently being offered by, or available to, the Company for similar contracts.

Without a fixed maturity: Fair value is estimated as the amount payable to the contractowner upon demand. However, the Company has the right under such contracts to delay payment of withdrawals, which may ultimately result in paying an amount different than that determined to be payable on demand.

Liabilities related to separate accounts: Liabilities related to separate accounts are reported at full account value in the Company’s Consolidated Balance Sheets. Estimated fair values of separate account liabilities are equal to their carrying amount.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Other financial instruments reported as assets and liabilities: The carrying amounts for these financial instruments (primarily derivatives and limited partnerships) approximate the fair values of the assets and liabilities. Derivatives are carried at fair value on the Consolidated Balance Sheets.

The carrying values and estimated fair values of certain of the Company’s financial instruments were as follows at December 31, 2006 and 2005.

	2006		2005
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Assets:
Fixed maturities, available-for-sale,
including securities pledged	$16,211.7	$16,211.7	$17,988.1	$17,988.1
Equity securities, available-for-sale	251.7	251.7	170.1	170.1
Mortgage loans on real estate	1,879.3	1,852.6	1,396.0	1,386.2
Policy loans	268.9	268.9	262.4	262.4
Cash, cash equivalents, and
short-term investments under
securities loan agreement	594.3	594.3	575.8	575.8
Other investments	398.9	398.9	144.6	144.6
Assets held in separate accounts	43,550.8	43,550.8	35,899.8	35,899.8
Liabilities:
Investment contract liabilities:
With a fixed maturity	1,475.1	1,529.2	1,772.7	1,886.3
Without a fixed maturity	14,407.2	14,367.8	14,936.4	14,896.0
Derivatives	45.1	45.1	26.7	26.7
Liabilities related to
separate accounts	43,550.8	43,550.8	35,899.8	35,899.8

Fair value estimates are made at a specific point in time, based on available market information and judgments about various financial instruments, such as estimates of timing and amounts of future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized capital gains (losses). In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instruments. In evaluating the Company’s management of interest rate, price, and liquidity risks, the fair values of all assets and liabilities should be taken into consideration, not only those presented above.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Derivative Financial Instruments

	Notional Amount		Fair Value
	2006	2005	2006	2005
Interest Rate Caps
Interest rate caps are used to manage the interest
rate risk in the Company’s fixed maturities portfolio.
Interest rate caps are purchased contracts that
provide the Company with an annuity in an
increasing interest rate environment.	$-	$519.6	$-	$6.2

Interest Rate Swaps
Interest rate swaps are used to manage the interest
rate risk in the Company's fixed maturities portfolio,
as well as the Company's liabilities. Interest rate
swaps represent contracts that require the exchange
of cash flows at regular interim periods, typically
monthly or quarterly.	3,277.8	2,060.0	16.4	10.3

Foreign Exchange Swaps
Foreign exchange swaps are used to reduce the risk
of a change in the value, yield, or cash flow with
respect to invested assets. Foreign exchange
swaps represent contracts that require the
exchange of foreign currency cash flows for
U.S. dollar cash flows at regular interim periods,
typically quarterly or semi-annually.	204.4	126.5	(30.9)	(23.7)

Credit Default Swaps
Credit default swaps are used to reduce the credit loss
exposure with respect to certain assets that the
Company owns, or to assume credit exposure to
certain assets that the Company does not own.
Payments are made to or received from the
counterparty at specified intervals and amounts
for the purchase or sale of credit protection.
In the event of a default on the underlying credit
exposure, the Company will either receive
an additional payment (purchased credit
protection) or will be required to make an additional
payment (sold credit protection) equal to the notional
value of the swap contract.	756.8	70.5	(2.5)	(1.0)

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

	Notional Amount		Fair Value
	2006	2005	2006	2005
Total Return Swaps
Total return swaps are used to assume credit
exposure to a referenced index or asset pool.
The difference between different floating-rate
interest amounts calculated by reference to an
agreed upon notional principal amount is exchanged
with other parties at specified intervals.	$139.0	$36.0	$0.3	$0.1

Swaptions
Swaptions are used to manage interest rate risk in the
Company's CMOB portfolio. Swaptions are contracts
that give the Company the option to enter into an
interest rate swap at a specific future date.	1,112.0	175.0	5.2	-

Embedded Derivatives
The Company also has investments in certain fixed
maturity instruments that contain embedded derivatives
whose market value is at least partially determined by,
among other things, levels of or changes in domestic
and/or foreign interest rates (short- or long-term),
exchange rates, prepayment rates, equity rates, or
credit ratings/spreads.	N/A*	N/A*	(2.7)	(4.2)

* N/A - not applicable.

Credit Default Swaps

As of December 31, 2006, the maximum potential future exposure to the Company on the sale of credit protection under credit default swaps was $344.3.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

4.	Deferred Policy Acquisition Costs and Value of Business Acquired

Activity within DAC was as follows for the years ended December 31, 2006, 2005, and 2004.

Balance at January 1, 2004	$308.0
Deferrals of commissions and expenses	123.5
Amortization:
Amortization	(43.5)
Interest accrued at 5% to 7%	24.3
Net amortization included in the Consolidated Statements of Operations	(19.2)
Change in unrealized capital gains (losses) on available-for-sale securities	2.2
Balance at December 31, 2004	414.5
Deferrals of commissions and expenses	123.1
Amortization:
Amortization	(59.6)
Interest accrued at 5% to 7%	30.7
Net amortization included in the Consolidated Statements of Operations	(28.9)
Change in unrealized capital gains (losses) on available-for-sale securities	3.7
Balance at December 31, 2005	512.4
Deferrals of commissions and expenses	136.0
Amortization:
Amortization	(62.1)
Interest accrued at 6% to 7%	37.5
Net amortization included in the Consolidated Statements of Operations	(24.6)
Change in unrealized capital gains (losses) on available-for-sale securities	(0.2)
Balance at December 31, 2006	$623.6

The estimated amount of DAC to be amortized, net of interest, is $35.7, $38.7, $43.7, $38.7, and $36.1, for the years 2007, 2008, 2009, 2010, and 2011, respectively. Actual amortization incurred during these years may vary as assumptions are modified to incorporate actual results.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Activity within VOBA was as follows for the years ended December 31, 2006, 2005, and 2004.

Balance at January 1, 2004	$1,415.4
Deferrals of commissions and expenses	50.1
Amortization:
Amortization	(200.5)
Interest accrued at 5% to 7%	92.3
Net amortization included in the Consolidated Statements of Operations	(108.2)
Change in unrealized capital gains (losses) on available-for-sale securities	7.9
Balance at December 31, 2004	1,365.2
Deferrals of commissions and expenses	49.3
Amortization:
Amortization	(219.4)
Interest accrued at 5% to 7%	88.4
Net amortization included in the Consolidated Statements of Operations	(131.0)
Change in unrealized capital gains (losses) on available-for-sale securities	10.9
Balance at December 31, 2005	1,294.4
Deferrals of commissions and expenses	46.2
Amortization:
Amortization	(82.4)
Interest accrued at 5% to 7%	85.7
Net amortization included in the Consolidated Statements of Operations	3.3
Change in unrealized capital gains (losses) on available-for-sale securities	(1.0)
Balance at December 31, 2006	$1,342.9

The estimated amount of VOBA to be amortized, net of interest, is $95.3, $96.6, $105.9, $93.5, and $84.0, for the years 2007, 2008, 2009, 2010, and 2011, respectively. Actual amortization incurred during these years may vary as assumptions are modified to incorporate actual results.

Analysis of DAC and VOBA

The decrease in Amortization of DAC and VOBA in 2006 is primarily driven by favorable unlocking of $83.3, resulting from the refinements of the Company’s estimates of persistency, expenses and other assumptions. In addition, the decrease in amortization reflects lower actual gross profits, primarily due to a legal settlement incurred in 2006.

Amortization of DAC and VOBA increased in 2005 primarily due to increased gross profits, which were driven by higher fixed margins and variable fees because of higher average assets under management (“AUM”), partially offset by higher expenses. The Company revised long-term separate account return and certain contractowner withdrawal behavior assumptions, as well as reflected current experience during 2005, resulting in a deceleration of amortization of DAC and VOBA of $11.7.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

During 2004, DAC and VOBA amortization increased principally due to higher actual gross profits, as a result of the fixed margins and fees earned on higher average fixed and variable AUM and fewer other-than-temporary impairments. The Company revised certain contractowner withdrawal behavior assumptions for its products during 2004, resulting in a deceleration of amortization of DAC and VOBA of $5.7.

5.	Dividend Restrictions and Shareholder’s Equity

The Company’s ability to pay dividends to its parent is subject to the prior approval of insurance regulatory authorities of the State of Connecticut for payment of any dividend, which, when combined with other dividends paid within the preceding 12 months, exceeds the greater of (1) ten percent (10%) of ILIAC’s statutory surplus at the prior year end or (2) ILIAC’s prior year statutory net gain from operations.

During 2006, 2005, and 2004, the Company paid $256.0, $20.5, and $83.5, respectively, in dividends on its common stock to its parent.

During 2006, Lion contributed to ILIAC DSI, which had $50.5 in equity on the date of contribution and was accounted for in a manner similar to a pooling-of-interests. During 2006, 2005, and 2004, the Company did not receive any cash capital contributions from its parent.

The Insurance Department of the State of Connecticut (the “Department”) recognizes as net income and capital and surplus those amounts determined in conformity with statutory accounting practices prescribed or permitted by the Department, which differ in certain respects from accounting principles generally accepted in the United States. Statutory net income was $125.7, $228.5, and $217.2, for the years ended December 31, 2006, 2005, and 2004, respectively. Statutory capital and surplus was $1,434.9 and $1,539.1 as of December 31, 2006 and 2005, respectively.

As of December 31, 2006, the Company did not utilize any statutory accounting practices that are not prescribed by state regulatory authorities that, individually or in the aggregate, materially affect statutory capital and surplus.

6.	Additional Insurance Benefits and Minimum Guarantees

The Company calculates an additional liability for certain GMDBs in order to recognize the expected value of death benefits in excess of the projected account balance over the accumulation period based on total expected assessments.

The Company regularly evaluates estimates used to adjust the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

As of December 31, 2006, the separate account liability for guaranteed minimum benefits and the additional liability recognized related to minimum guarantees were $3.3 billion and $0.7, respectively. As of December 31, 2005, the separate account liability for guaranteed minimum benefits and the additional liability recognized related to minimum guarantees were $3.7 billion and $0.8, respectively.

The aggregate fair value of equity securities, including mutual funds, supporting separate accounts with additional insurance benefits and minimum investment return guarantees as of December 31, 2006 and 2005 was $3.3 billion and $3.7 billion, respectively.

7.	Income Taxes

Effective January 1, 2006, ILIAC files a consolidated federal income tax return with ING America Insurance Holdings, Inc. (“ING AIH”), an affiliate, and certain other subsidiaries of ING AIH that are eligible corporations qualified to file consolidated federal income tax returns as part of the ING AIH affiliated group. Effective January 1, 2006, ILIAC is party to a federal tax allocation agreement with ING AIH and its subsidiaries that are part of the group, whereby ING AIH charges its subsidiaries for federal taxes each subsidiary would have incurred were it not a member of the consolidated group and credits each subsidiary for losses at the statutory federal tax rate.

For the years ended December 31, 2006, 2005, and 2004, DSI, which merged with and into DSL on December 31, 2006, filed a consolidated federal income tax return as part of the ING AIH affiliated group and was party to the ING AIH federal tax allocation agreement, as described above. Income from DSL, a single member limited liability company, is taxed at the member level (ILIAC).

ILIAC’s consolidated group filings with IICA for taxable year 2005, and prior taxable periods, were governed by a federal tax allocation agreement with IICA, whereby ILIAC charged its subsidiary for federal taxes it would have incurred were it not a member of the consolidated group and credited IICA for losses at the statutory federal tax rate.

Income tax expense (benefit) consisted of the following for the years ended December 31, 2006, 2005, and 2004.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

	2006	2005	2004
Current tax (benefit) expense:
Federal	$23.3	$4.9	$7.7
State	20.0	4.9	3.2
Total current tax expense	43.3	9.8	10.9
Deferred tax expense:
Federal	79.4	11.7	46.1
Total deferred tax expense	79.4	11.7	46.1
Total income tax expense	$122.7	$21.5	$57.0

Income taxes were different from the amount computed by applying the federal income tax rate to income before income taxes for the following reasons for the years ended December 31, 2006, 2005, and 2004.

	2006	2005	2004
Income before income taxes	$424.5	$294.2	$277.5
Tax rate	35.0%	35.0%	35%
Income tax at federal statutory rate	148.6	103.0	97.1
Tax effect of:
Dividend received deduction	(36.5)	(25.8)	(9.6)
IRS audit settlement	-	(58.2)	(33.0)
State tax expense	13.0	3.2	2.1
Other	(2.4)	(0.7)	0.4
Income tax expense	$122.7	$21.5	$57.0

The tax effects of temporary differences that give rise to Deferred tax assets and Deferred tax liabilities at December 31, 2006 and 2005, are presented below.

	2006	2005
Deferred tax assets:
Insurance reserves	$262.0	$275.5
Unrealized gains allocable to
experience-rated contracts	18.3	17.0
Investments	3.5	18.8
Postemployment benefits	74.7	57.7
Compensation	25.1	37.6
Other	19.9	14.2
Total gross assets	403.5	420.8
Deferred tax liabilities:
Value of business acquired	(469.1)	(453.0)
Net unrealized capital gains	(15.9)	(27.3)
Deferred policy acquisition costs	(164.5)	(123.6)
Total gross liabilities	(649.5)	(603.9)
Net deferred income tax liability	$(246.0)	$(183.1)

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Net unrealized capital gains (losses) are presented as a component of Other comprehensive income (loss) in Shareholder’s equity, net of deferred taxes.

Valuation allowances are provided when it is considered unlikely that deferred tax assets will be realized. No valuation allowance was established at December 31, 2006 and 2005, as management believed the above conditions did not exist.

The Company had a payable of $28.5 to ING AIH under the intercompany tax sharing agreement at December 31, 2006 and a payable of $30.3 to the Internal Revenue Service (“IRS”) at December 31, 2005 for federal income taxes.

Under prior law, life insurance companies were allowed to defer from taxation a portion of income. Prior to 2006, deferred income of $17.2 was accumulated in the Policyholders’ Surplus Account and would only become taxable under certain conditions, which management believed to be remote. In 2004, Congress passed the American Jobs Creation Act of 2004, allowing certain tax-free distributions from the Policyholders’ Surplus Account during 2005 and 2006. During 2006, the Company made a dividend distribution of $256.0, which eliminated the $17.2 balance in the Policyholders’ Surplus Account and, therefore, any potential tax on the accumulated balance.

The Company establishes reserves for possible proposed adjustments by various taxing authorities. Management believes there are sufficient reserves provided for, or adequate defenses against, any such adjustments.

In 2005, the IRS completed its examination of the Company’s returns through tax year 2001. The provision for the year ended December 31, 2005 reflected non-recurring favorable adjustments, resulting from a reduction in the tax liability that was no longer deemed necessary based on the results of the IRS examination, monitoring the activities of the IRS with respect to certain issues with other taxpayers, and the merits of the Company’s positions.

The IRS is examining the Company’s income tax returns for tax years 2002 and 2003, with expected completion in early 2007. Management is not aware of any adjustments as a result of this examination that would have a material impact on the Company’s financial statements. There are also various state tax audits in progress.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

8.	Benefit Plans

Defined Benefit Plan

ING North America Insurance Corporation (“ING North America”) sponsors the ING Americas Retirement Plan (the “Retirement Plan”), effective as of December 31, 2001. Substantially all employees of ING North America and its subsidiaries and affiliates (excluding certain employees) are eligible to participate, including the Company’s employees other than Company agents. The Retirement Plan is a tax-qualified defined benefit plan, the benefits of which are guaranteed (within certain specified legal limits) by the Pension Benefit Guaranty Corporation (“PBGC”). As of January 1, 2002, each participant in the Retirement Plan (except for certain specified employees) earns a benefit under a final average compensation formula. Subsequent to December 31, 2001, ING North America is responsible for all Retirement Plan liabilities. The costs allocated to the Company for its employees’ participation in the Retirement Plan were $23.8, $22.5, and $18.8, for 2006, 2005, and 2004, respectively, and are included in Operating expenses in the Consolidated Statements of Operations.

Defined Contribution Plan

ING North America sponsors the ING Americas Savings Plan and ESOP (the “Savings Plan”). Substantially all employees of ING North America and its subsidiaries and affiliates (excluding certain employees, including but not limited to Career Agents) are eligible to participate, including the Company’s employees other than Company agents. Career Agents are certain, full-time insurance salesmen who have entered into a career agent agreement with the Company and certain other individuals who meet specified eligibility criteria. The Savings Plan is a tax-qualified profit sharing and stock bonus plan, which includes an employee stock ownership plan (“ESOP”) component. Savings Plan benefits are not guaranteed by the PBGC. The Savings Plan allows eligible participants to defer into the Savings Plan a specified percentage of eligible compensation on a pre-tax basis. ING North America matches such pre-tax contributions, up to a maximum of 6% of eligible compensation. All matching contributions are subject to a 4-year graded vesting schedule (although certain specified participants are subject to a 5-year graded vesting schedule). All contributions made to the Savings Plan are subject to certain limits imposed by applicable law. Pre-tax charges to operations of the Company for the Savings Plan were $9.7, $8.9, and $8.0, in 2006, 2005, and 2004, respectively, and are included in Operating expenses in the Statements of Operations.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Non-Qualified Retirement Plans

Through December 31, 2001, the Company, in conjunction with ING North America, offered certain eligible employees (other than Career Agents) a Supplemental Executive Retirement Plan and an Excess Plan (collectively, the “SERPs”). Benefit accruals under the SERPs ceased, effective as of December 31, 2001. Benefits under the SERPs are determined based on an eligible employee’s years of service and average annual compensation for the highest five years during the last ten years of employment.

The Company, in conjunction with ING North America, sponsors the Pension Plan for Certain Producers of ING Life Insurance and Annuity Company (formerly the Pension Plan for Certain Producers of Aetna Life Insurance and Annuity Company) (the “Agents Non-Qualified Plan”). This plan covers certain full-time insurance salesmen who have entered into a career agent agreement with the Company and certain other individuals who meet the eligibility criteria specified in the plan (“Career Agents”). The Agents Non-Qualified Plan was terminated effective January 1, 2002. In connection with the termination, all benefit accruals ceased and all accrued benefits were frozen.

The SERPs and Agents Non-Qualified Plan, are non-qualified defined benefit pension plans, which means all the SERPs benefits are payable from the general assets of the Company and Agents Non-Qualified Plan benefits are payable from the general assets of the Company and ING North America. These non-qualified defined benefit pension plans are not guaranteed by the PBGC.

Obligations and Funded Status

The following tables summarize the benefit obligations, fair value of plan assets, and funded status, for the SERPs and Agents Non-Qualified Plan, for the years ended December 31, 2006 and 2005.

	2006	2005
Change in Benefit Obligation:
Defined benefit obligation, January 1	$106.8	$104.1
Interest cost	5.5	6.0
Benefits paid	(8.3)	(9.7)
Actuarial loss on obligation	(6.3)	6.4
Defined benefit obligation, December 31	$97.7	$106.8

Fair Value of Plan Assets:
Fair value of plan assets, December 31	$-	$-

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Amounts recognized in the Consolidated Balance Sheets consist of:

	2006	2005
Accrued benefit cost	$(97.7)	$(101.8)
Intangible assets	-	0.4
Accumulated other comprehensive income	14.1	17.8
Net amount recognized	$(83.6)	$(83.6)

At December 31, 2006 and 2005, the accumulated benefit obligation was $97.7 and $106.8, respectively.

Assumptions

The weighted-average assumptions used in the measurement of the December 31, 2006 and 2005 benefit obligation for the SERPs and Agents Non-Qualified Plan, were as follows:

	2006	2005
Discount rate at beginning of period	5.50%	6.00%
Rate of compensation increase	4.00%	4.00%

In determining the discount rate assumption, the Company utilizes current market information provided by its plan actuaries (particularly the Citigroup Pension Discount Curve), including a discounted cash flow analysis of the Company’s pension obligation and general movements in the current market environment. The discount rate modeling process involves selecting a portfolio of high quality, noncallable bonds that will match the cash flows of ING Americas’ Retirement Plan. Based upon all available information, it was determined that 5.9% was the appropriate discount rate as of December 31, 2006, to calculate the Company’s accrued benefit liability. Accordingly, as prescribed by SFAS No. 87, “Employers’ Accounting for Pensions”, the 5.9% discount rate will also be used to determine the Company’s 2007 pension expense. December 31 is the measurement date for the SERP’s and Agents Non-Qualified Plan.

The weighted-average assumptions used in calculating the net pension cost were as follows:

	2006	2005	2004
Discount rate	5.90%	6.00%	6.25%
Rate of increase in compensation levels	4.00%	4.00%	3.75%

The weighted average assumptions used in calculating the net pension cost for 2006 were as indicated above (5.9% discount rate, 4.0% rate of compensation increase). Since the benefit plans of the Company are unfunded, an assumption for return on plan assets is not required.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Net Periodic Benefit Costs

Net periodic benefit costs for the SERPs and Agents Non-Qualified Plan, for the years ended December 31, 2006, 2005, and 2004, were as follows:

	2006	2005	2004
Interest cost	$5.5	$6.0	$5.9
Net actuarial loss recognized in the year	2.0	1.3	-
Unrecognized past service cost
recognized in the year	0.2	0.2	0.2
The effect of any curtailment or settlement	0.4	0.3	0.1
Net periodic benefit cost	$8.1	$7.8	$6.2

Cashflows

In 2007, the employer is expected to contribute $13.5 to the SERPs and Agents Non-Qualified Plan. Future expected benefit payments related to the SERPs, and Agents Non-Qualified Plan, for the years ended December 31, 2007 through 2011, and thereafter through 2016, are estimated to be $13.5, $13.1, $9.8, $9.4, $8.2, and $25.4, respectively.

Other

On October 4, 2004, the President signed into law The Jobs Creation Act (“Jobs Act”). The Jobs Act affects nonqualified deferred compensation plans, such as the Agents Nonqualified Plan. ING North America will make changes to impacted nonqualified deferred compensation plans, as necessary to comply with the requirements of the Jobs Act.

Other Benefit Plans

In addition, the Company, in conjunction with ING North America, sponsors the following benefit plans:

▪

The ING 401(k) Plan for ILIAC Agents, which allows participants to defer a specified percentage of eligible compensation on a pre-tax basis. Effective January 1, 2006, the Company match equals 60% of a participant’s pre-tax deferral contribution, with a maximum of 6% of the participant’s eligible pay.

▪

The Producers’ Incentive Savings Plan, which allows participants to defer up to a specified portion of their eligible compensation on a pre-tax basis. The Company matches such pre-tax contributions at specified amounts.

▪	The Producers’ Deferred Compensation Plan, which allows participants to defer up to a specified portion of their eligible compensation on a pre-tax basis.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

▪

Certain health care and life insurance benefits for retired employees and their eligible dependents. The post retirement health care plan is contributory, with retiree contribution levels adjusted annually. The life insurance plan provides a flat amount of noncontributory coverage and optional contributory coverage.

The benefit charges allocated to the Company related to these plans for the years ended December 31, 2006, 2005, and 2004, were $1.5, $1.4, and $2.5, respectively.

9.	Related Party Transactions

Operating Agreements

ILIAC has certain agreements whereby it generates revenues and expenses with affiliated entities, as follows:

▪

Investment Advisory agreement with ING Investment Management LLC (“IIM”), an affiliate, in which IIM provides asset management, administrative, and accounting services for ILIAC’s general account. ILIAC incurs a fee, which is paid quarterly, based on the value of the assets under management. For the years ended December 31, 2006, 2005, and 2004, expenses were incurred in the amounts of $62.2, $61.7, and $58.8, respectively.

▪

Services agreement with ING North America for administrative, management, financial, and information technology services, dated January 1, 2001 and amended effective January 1, 2002. For the years ended December 31, 2006, 2005, and 2004, expenses were incurred in the amounts of $175.3, $138.5, and $132.9, respectively.

▪

Services agreement between ILIAC and its U.S. insurance company affiliates dated January 1, 2001, and amended effective January 1, 2002. For the years ended December 31, 2006, 2005, and 2004, net expenses related to the agreement were incurred in the amount of $12.4, $17.8, and $8.6, respectively.

DSL has certain agreements whereby it generates revenues and expenses with affiliated entities, as follows:

▪

Underwriting and distribution agreements with ING USA Annuity and Life Insurance Company (“ING USA”) and ReliaStar Life Insurance Company of New York (“RLNY”), affiliated companies, whereby DSL acts as the principal underwriter for variable insurance products. In addition, DSL is authorized to enter into agreements with broker-dealers to distribute the variable insurance products and appoint representatives of the broker-dealers as agents. For the years ended December 31, 2006, 2005, and 2004, commissions were collected in the amount of $429.2, $378.1, and $375.0. Such commissions are, in turn, paid to broker-dealers.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

▪

Services agreements with Lion, ING USA, and RLNY, whereby DSL receives managerial and supervisory services and incurs a fee that is calculated as a percentage of average assets in the variable separate accounts. For the years ended December 31, 2006, 2005, and 2004, expenses were incurred in the amount of $70.8, $46.3, and $37.6, respectively.

▪

Administrative and advisory services agreements with ING Investment LLC and IIM, affiliated companies, in which DSL receives certain services for a fee. The fee for these services is calculated as a percentage of average assets. For the years ended December 31, 2006, 2005, and 2004, expenses were incurred in the amounts of $8.8, $6.4, and $5.3, respectively.

Management and service contracts and all cost sharing arrangements with other affiliated companies are allocated in accordance with the Company’s expense and cost allocation methods.

Investment Advisory and Other Fees

During 2006, 2005, and 2004, ILIAC served as investment advisor to certain variable funds offered in Company products (collectively, the “Company Funds”). The Company Funds paid ILIAC, as investment advisor, daily fees that, on an annual basis, ranged, depending on the Fund, from 0.5% to 1.0% of their average daily net assets. Each of the Company Funds managed by ILIAC were subadvised by investment advisors, in which case ILIAC paid a subadvisory fee to the investment advisors, which included affiliates. ILIAC is also compensated by the separate accounts for bearing mortality and expense risks pertaining to variable life and annuity contracts. Under the insurance and annuity contracts, the separate accounts pay ILIAC daily fees that, on an annual basis are, depending on the product, up to 3.4% of their average daily net assets. The amount of compensation and fees received from affiliated mutual funds and separate accounts amounted to $289.9, $263.0, and $209.2 (excludes fees paid to ING Investment Management Co.) in 2006, 2005, and 2004, respectively. Effective January 1, 2007, ILIAC’s investment advisory agreement with the Company Funds was assigned to DSL.

DSL serves as the investment advisor, transfer agent, and administrator, to ING Investors Trust (the “Trust”), an affiliate. Under a unified fee agreement, DSL provides all services necessary for the ordinary operations of the Trust. DSL earns a monthly fee based on a percentage of average daily net assets. For the years ended December 31, 2006, 2005, and 2004, revenue for these services was $233.9, $174.6, and $138.2, respectively. At December 31, 2006 and 2005, DSL had $22.1 and $17.2, respectively, receivable from the Trust under the unified fee agreement.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Financing Agreements

ILIAC maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. (“ING AIH”), an affiliate, to facilitate the handling of unanticipated short-term cash requirements that arise in the ordinary course of business. Under this agreement, which became effective in June 2001 and expires on April 1, 2011, either party can borrow from the other up to 3% of ILIAC’s statutory admitted assets as of the preceding December 31. Interest on any ILIAC borrowing is charged at the rate of ING AIH’s cost of funds for the interest period, plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration.

Under this agreement, ILIAC incurred interest expense of $1.8, $0.7, and $0.2, for the years ended December 31, 2006, 2005, and 2004, respectively, and earned interest income of $3.3, $1.1, and $1.3, for the years ended December 31, 2006, 2005, and 2004, respectively. Interest expense and income are included in Interest expense and Net investment income, respectively, on the Consolidated Statements of Operations. At December 31, 2006 and 2005, ILIAC had $45.0 and $131.0, respectively, receivable from ING AIH under the reciprocal loan agreement.

Note with Affiliate

On December 29, 2004, ING USA issued a surplus note in the principal amount of $175.0 (the “Notes”) scheduled to mature on December 29, 2034, to ILIAC, in an offering that was exempt from the registration requirements of the Securities Act of 1933. ILIAC’s $175.0 notes receivable from ING USA bears interest at a rate of 6.26% per year. Any payment of principal and/or interest is subject to the prior approval of the Iowa Insurance Commissioner. Interest is scheduled to be paid semi-annually in arrears on June 29 and December 29 of each year, commencing on June 29, 2005. Interest income for the years ended December 31, 2006 and 2005 was $11.1.

Tax Sharing Agreements

Effective January 1, 2006, the Company is a party to a federal tax allocation agreement with ING AIH and its subsidiaries that are part of the ING AIH consolidated group. Under the federal tax allocation agreement, ING AIH charges its subsidiaries for federal taxes each subsidiary would have incurred were it not a member of the consolidated group and credits each subsidiary for losses at the statutory federal tax rate.

For the years ended December 31, 2006, 2005, and 2004, DSI, which merged with and into DSL on December 31, 2006, was party to the ING AIH federal tax allocation agreement, as described above. Income from DSL, a single member limited liability company, is taxed at the member level (ILIAC).

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

ILIAC has also entered into a state tax sharing agreement with ING AIH and each of the specific subsidiaries that are parties to the agreement. The state tax agreement applies to situations in which ING AIH and all or some of the subsidiaries join in the filing of a state or local franchise, income tax, or other tax return on a consolidated, combined, or unitary basis.

10.	Financing Agreements

ILIAC maintains a $100.0 uncommitted, perpetual revolving note facility with the Bank of New York ("BONY"). Interest on any of ILIAC’s borrowing accrues at an annual rate equal to a rate quoted by BONY to ILIAC for the borrowing. Under this agreement, ILIAC incurred minimal interest expense for the years ended December 31, 2006, 2005, and 2004. At December 31, 2006 and 2005, ILIAC had no amounts outstanding under the revolving note facility.

ILIAC also maintains a $75.0 uncommitted line-of-credit agreement with PNC Bank (“PNC”), effective December 19, 2005. Borrowings are guaranteed by ING AIH, with maximum aggregate borrowings outstanding at anytime to ING AIH and its affiliates of $75.0. Interest on any of ILIAC’s borrowing accrues at an annual rate equal to a rate quoted by PNC to ILIAC for the borrowing. Under this agreement, ILIAC incurred minimal interest expense for the year ended December 31, 2006 and no interest expense for the year ended December 31, 2005. At December 31, 2006 and 2005, ILIAC had no amounts outstanding under the line-of-credit agreement.

ILIAC also maintains $100.0 uncommitted line-of-credit agreement with Svenska Handelsbanken AB (Publ.), effective June 2, 2006. Borrowings are guaranteed by ING AIH, with maximum aggregate borrowings outstanding at anytime to ING AIH and its affiliates of $100.0. Interest on any of the Company’s borrowing accrues at an annual rate equal to the rate quoted by Svenska to the Company for the borrowing. Under this agreement, the Company incurred minimal interest expense for the year ended December 31, 2006. At December 31, 2006, ILIAC had no amounts outstanding under the line-of-credit agreement.

Also see Financing Agreements in the Related Party Transactions footnote.

11.	Reinsurance

At December 31, 2006, the Company had reinsurance treaties with eight unaffiliated reinsurers covering a significant portion of the mortality risks and guaranteed death benefits under its variable contracts. At December 31, 2006, the Company did not have reinsurance treaties with affiliated reinsurers. The Company remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

On October 1, 1998, the Company disposed of its individual life insurance business under an indemnity reinsurance arrangement with certain subsidiaries of Lincoln for $1.0 billion in cash. Under the agreement, Lincoln contractually assumed from the Company certain policyholder liabilities and obligations, although the Company remains obligated to contractowners. Effective March 1, 2007, the reinsurance agreements were assigned to a single subsidiary of Lincoln, and that subsidiary established a trust to secure its obligations to the Company under the reinsurance transaction.

The Company has assumed $25.0 of premium revenue from Aetna Life, for the purchase and administration of a life contingent single premium variable payout annuity contract. In addition, the Company is also responsible for administering fixed annuity payments that are made to annuitants receiving variable payments. Reserves of $17.4 and $17.8 were maintained for this contract as of December 31, 2006 and 2005, respectively.

Reinsurance ceded in force for life mortality risks were $22.4 and $24.2 at December 31, 2006 and 2005, respectively. At December 31, 2006 and 2005, net receivables were comprised of the following:

	2006	2005
Claims recoverable from reinsurers	$2,727.1	$2,806.6
Payable for reinsurance premiums	(1.2)	(1.7)
Reinsured amounts due to reinsurer	(0.5)	(0.3)
Reserve credits	0.8	1.1
Other	(10.8)	(9.0)
Total	$2,715.4	$2,796.7

Premiums and Interest credited and other benefits to contractowners were reduced by the following amounts for reinsurance ceded for the years ended December 31, 2006, 2005, and 2004.

	2006	2005	2004
Deposits ceded under reinsurance	$199.0	$215.5	$244.9
Premiums ceded under reinsurance	0.5	0.4	0.5
Reinsurance recoveries	359.0	363.7	395.2

12.	Commitments and Contingent Liabilities

Leases

The Company leases its office space and certain other equipment under various operating leases, the longest term of which expires in 2014.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

For the years ended December 31, 2006, 2005, and 2004, rent expense for leases was $17.8, $17.4, and $17.2, respectively. The future net minimum payments under noncancelable leases for the years ended December 31, 2007 through 2011 are estimated to be $16.9, $3.6, $2.6, $1.6, and $0.9, respectively, and $0.8 thereafter. The Company pays substantially all expenses associated with its leased and subleased office properties. Expenses not paid directly by the Company are paid for by an affiliate and allocated back to the Company.

Commitments

Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments, at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments.

At December 31, 2006, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $706.8, $322.3 of which was with related parties. At December 31, 2005, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $516.7, $398.0 of which was with related parties. During 2006 and 2005, $79.4 and $42.4, respectively, was funded to related parties under off-balance sheet commitments.

Financial Guarantees

The Company owns a 3-year credit-linked note arrangement, whereby the Company will reimburse the guaranteed party upon payment default of the referenced obligation. Upon such default, the Company reimburses the guaranteed party for the loss under the reference obligation, and the Company receives that reference obligation in settlement. The Company can then seek recovery of any losses under the agreement by sale or collection of the received reference obligation. As of December 31, 2006, the maximum liability to the Company under the guarantee was $30.0.

New Construction

During the second half of 2006, NWL entered into agreements for site development and facility construction at the Windsor Property (collectively, the "Construction Agreements"), with a maximum estimated cost of $81.5 under the Construction Agreements. Costs incurred under the Construction Agreements and other agreements associated with the construction, acquisition and development of the corporate office facility totaled $27.6 for the year ended December 31, 2006. These costs were capitalized in Property and equipment on the Consolidated Balance Sheet.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Litigation

The Company is involved in threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitrations, suits against the Company sometimes include claims for substantial compensatory, consequential, or punitive damages, and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance, and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company’s operations or financial position.

Other Regulatory Matters

Regulatory Matters

As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Insurance and Retirement Plan Products and Other Regulatory Matters

The New York Attorney General, other federal and state regulators, and self-regulatory agencies, are conducting broad inquiries and investigations involving the insurance and retirement industries. These initiatives currently focus on, among other things, compensation, revenue sharing, and other sales incentives; potential conflicts of interest; potential anti-competitive activity; reinsurance; marketing practices; specific product types (including group annuities and indexed annuities); and disclosure. It is likely that the scope of these industry investigations will further broaden before they conclude. The Company and certain of its U.S. affiliates have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information. Some of these matters could result in regulatory action involving the Company. These initiatives also may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged. In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

Investment Product Regulatory Issues

Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares; directed brokerage; compensation; sales practices, suitability, and supervision; arrangements with service providers; pricing; compliance and controls; adequacy of disclosure; and document retention.

In addition to responding to governmental and regulatory requests on fund trading issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of certain affiliates of the Company, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Action may be taken with respect to certain ING affiliates before investigations relating to fund trading are completed. The potential outcome of such action is difficult to predict but could subject certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of any such action will have a material adverse effect on ING or ING’s U.S.-based operations, including the Company.

ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING’s internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC. Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING’s U.S.-based operations, including the Company.

13.	Accumulated Other Comprehensive Income (Loss)

Shareholder’s equity included the following components of Accumulated other comprehensive income (loss) as of December 31, 2006, 2005, and 2004.

	2006	2005	2004
Net unrealized capital gains (losses):
Fixed maturities, available-for-sale	$(44.6)	$(18.0)	$482.1
Equity securities, available-for-sale	18.1	3.2	8.7
DAC/VOBA adjustment on
available-for-sale securities	3.9	5.1	(9.5)
Sales inducements adjustment on
available-for-sale securities	0.1	0.1	(0.1)
Premium deficiency reserve adjustment	(37.5)	(23.6)	-
Other investments	0.8	1.2	1.3
Less: allocation to experience-rated contracts	(52.4)	(48.6)	357.5
Unrealized capital (losses) gains, before tax	(6.8)	16.6	125.0
Deferred income tax asset (liability)	2.4	(10.3)	(41.2)
Net unrealized capital (losses) gains	(4.4)	6.3	83.8
Pension liability, net of tax	(9.6)	(11.6)	(16.7)
Accumulated other comprehensive (loss) income	$(14.0)	$(5.3)	$67.1

Net unrealized capital (losses) gains allocated to experience-rated contracts of $(52.4) and $(48.6) at December 31, 2006 and 2005, respectively, are reflected on the Consolidated Balance Sheets in Future policy benefits and claims reserves and are not included in Shareholder’s equity.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Notes to Consolidated Financial Statements

(Dollar amount in millions, unless otherwise stated)

Changes in Accumulated other comprehensive income (loss), net of DAC, VOBA, and tax, related to changes in unrealized capital gains (losses) on securities, including securities pledged and excluding those related to experience-rated contracts, were as follows for the years ended December 31, 2006, 2005, and 2004.

	2006	2005	2004
Fixed maturities, available-for-sale	$(26.6)	$(500.1)	$(133.0)
Equity securities, available-for-sale	14.9	(5.5)	(5.1)
DAC/VOBA adjustment on
available-for-sale securities	(1.2)	14.6	10.1
Sales inducements adjustment on
available-for-sale securities	-	0.2	(0.1)
Premium deficiency reserve adjustment	(13.9)	(23.6)	-
Other investments	(0.4)	(0.1)	(59.7)
Less: allocation to experience-rated contracts	(3.8)	(406.1)	(134.0)
Unrealized capital gains (losses), before tax	(23.4)	(108.4)	(53.8)
Deferred income tax asset (liability)	12.7	30.9	21.6
Net change in unrealized capital gains (losses)	$(10.7)	$(77.5)	$(32.2)

	2006	2005	2004
Net unrealized capital holding gains (losses) arising
during the year (1)	$(43.6)	$(38.2)	$(1.8)
Less: reclassification adjustment for gains
(losses) and other items included in Net income(2)	(32.9)	39.3	30.4
Net change in unrealized capital gains (losses)	$(10.7)	$(77.5)	$(32.2)

(1)	Pretax unrealized holding gains (losses) arising during the year were $(95.4), $(53.4), and $(3.0), for the years ended December 31, 2006, 2005, and 2004, respectively.

(2)	Pretax reclassification adjustments for gains (losses) and other items included in Net income were $(72.0), $55.0, and $50.8, for the years ended December 31, 2006, 2005, and 2004, respectively.

QUARTERLY DATA (UNAUDITED)

(Dollar amounts in millions, unless otherwise stated)

2006	First*	Second*	Third*	Fourth
Total revenue	$532.5	$551.2	$548.5	$597.7
Income before income taxes	80.4	116.9	84.3	142.9
Income tax expense	21.6	34.2	16.6	50.3
Net income	$58.8	$82.7	$67.7	$92.6

2005	First*	Second*	Third*	Fourth*
Total revenue	$511.7	$536.5	$529.7	$519.8
Income before income taxes	55.0	76.0	87.3	75.9
Income tax expense (benefit)	17.0	23.9	(40.9)	21.5
Net income	$38.0	$52.1	$128.2	$54.4

*Amounts have been restated to reflect the contribution of Directed Services, Inc. on December 1, 2006. See the "Organization
and Significant Accounting Policies" footnote for further information regarding the contribution.

Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures
a)

The Company carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company’s current disclosure controls and procedures are effective in ensuring that material information relating to the Company required to be disclosed in the Company’s periodic SEC filings is made known to them in a timely manner.

b)

There has not been any change in the internal controls over financial reporting of the Company that occurred during the period covered by this report that has materially affected or is reasonably likely to materially affect these internal controls.

Item 9B.	Other Information

None.

PART III

Item 10.	Directors, Executive Officers, and Corporate Governance

Omitted pursuant to General Instruction I(2) of Form 10-K, except with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.

a)	Code of Ethics for Financial Professionals

The Company has approved and adopted a Code of Ethics for Financial Professionals (which was filed as Exhibit 14 to the Company’s Form 10-K, as filed with the Securities and Exchange Commission on March 29, 2004, File No. 033-23376), pursuant to the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. Any waiver of the Code of Ethics will be disclosed by the Company by way of a Form 8-K filing.

b)	Designation of Board Financial Expert

The Company has designated David A. Wheat, Director, Executive Vice President and Chief Financial Officer of the Company, as its Board Financial Expert, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002. Because the Company is a wholly-owned subsidiary of Lion Connecticut Holdings Inc., it does not have any outside directors sitting on its board.

Item 11.	Executive Compensation

Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 13.	Certain Relationships, Related Transactions, and Director Independence

Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 14.	Principal Accounting Fees and Services

(Dollar amounts in millions, unless otherwise stated)

In 2006 and 2005, Ernst & Young LLP (“Ernst & Young”) served as the principal external auditing firm for ING, including ILIAC. ING subsidiaries, including ILIAC, are allocated Ernst & Young fees attributable to services rendered by Ernst & Young to each subsidiary. Ernst & Young fees allocated to the Company for the years ended December 31, 2006 and 2005 are detailed below, along with a description of the services rendered by Ernst & Young to the Company.

	2006		2005
Audit fees	$3.7		$1.8
Audit-related fees	0.1		0.4
Tax fees	-	*	-	*
All other fees	-	*	-
	$3.8		$2.2

*Less than $0.1.

Audit Fees

Fees for audit services include fees associated with professional services rendered by the auditors for the audit of the annual financial statements of the Company and review of the Company’s interim financial statements.

Audit-related Fees

Audit-related fees were allocated to ILIAC for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under the audit fee item above. These services consisted primarily of the audit of SEC product filings, advice on accounting matters, and progress review on International Financial Reporting Standards and Sarbanes-Oxley projects.

Tax Fees

There were minimal tax fees allocated to ILIAC in 2006 and 2005. Tax fees allocated to ILIAC were primarily for tax compliance and accounting for income taxes. These services consist of tax compliance, including the review of tax disclosures and proper completion of tax forms, assistance with questions regarding tax audits, and tax planning and advisory services relating to common forms of domestic taxation (i.e., income tax and capital tax).

All Other Fees

There were minimal fees allocated to ILIAC in 2006 and no fees allocated to ILIAC in 2005 under the category “all other fees.” Other fees allocated to ILIAC under this category typically include fees paid for products and services other than the audit fees, audit-related fees, and tax fees described above, and consist primarily of non-recurring support and advisory services.

Pre-approval Policies and Procedures

ILIAC has adopted the pre-approval policies and procedures of ING. Audit, audit-related, and non-audit, services provided to the Company by ING’s independent auditors are pre-approved by ING’s audit committee. Pursuant to ING’s pre-approval policies and procedures, the ING audit committee is required to pre-approve all services provided by ING’s independent auditors to ING and its affiliates, including the Company. The ING pre-approval policies and procedures distinguish five types of services: (1) audit services, (2) audit-related services, (3) tax services, (4) other services that are not audit, audit-related, tax, or prohibited services, and (5) prohibited services (as described in the Sarbanes-Oxley Act).

The ING pre-approval procedures consist of a general pre-approval procedure and a specific pre-approval procedure.

General Pre-approval Procedure

ING’s audit committee pre-approves audit, audit-related, tax, and other, services to be provided by ING’s external audit firms on an annual basis. The audit committee also sets the maximum annual amount for such pre-approved services. Throughout the year, ING’s audit committee receives from ING’s external audit firms an overview of all services provided, including related fees and supported by sufficiently detailed information. ING’s audit committee evaluates this overview retrospectively on a quarterly basis. Additionally, ING’s external audit firms and Corporate Audit Services monitor the amounts paid versus the pre-approved amounts throughout the year.

Specific Pre-approval Procedure

In addition to the general pre-approval procedures, each proposed independent auditor engagement that is expected to generate fees in excess of the pre-approved amounts, must be approved by the audit committee on a case-by-case basis.

In 2006 and 2005, 100% of each of the audit-related services, tax services, and all other services were pre-approved by ING’s audit committee.

PART IV

Item 15.	Exhibits, Financial Statement Schedules

(a)	The following documents are filed as part of this report:
1.	Financial statements. See Item 8. on page 60.
2.	Financial statement schedules. See Index to Consolidated Financial Statement Schedules on page 128.

Exhibits

3.(i)	Certificate of Incorporation as amended and restated January 1, 2002, incorporated by reference to the ILIAC Form 10-K, as filed with the SEC on March 28, 2002 (File No. 33-23376).

(ii)

Amended and Restated ING Life Insurance and Annuity Company By-Laws, effective January 1, 2005, incorporated by reference to the ILIAC Form 10-Q, as filed with the SEC on May 13, 2005 (File No. 033-23376).

4.(a)	Instruments Defining the Rights of Security Holders, including Indentures (Annuity Contracts).

Incorporated by reference to Post-Effective Amendment No. 14 to Registration Statement on Form N-4 (File No. 33-75964), as filed on July 29, 1997.

Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75980), as filed on February 12, 1997.

Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 33-75964), as filed on February 11, 1997.

Incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 33-75986), as filed on April 12, 1996.

Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 4, 1999.

Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-75988), as filed on April 15, 1996.

Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-81216), as filed on April 17, 1996.

Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-91846), as filed on April 15, 1996.

Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-91846), as filed on August 6, 1996.

Incorporated by reference to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 21, 1996.

Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 33-75982), as filed on February 20, 1997.

Incorporated by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 (File No. 33-75992), as filed on February 13, 1997.

Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75974), as filed on February 28, 1997.

Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75962), as filed on April 17, 1996.

Incorporated by reference to Post-Effective Amendment No. 14 to Registration Statement on Form N-4 (File No. 33-75962), as filed on April 17, 1998.

Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75982), as filed on April 22, 1996.

Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-75980), as filed on August 19, 1997.

Incorporated by reference to Registration Statement on Form N-4 (File No. 333-56297), as filed on June 8, 1998.

Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-79122), as filed on August 16, 1995.

Incorporated by reference to Post-Effective Amendment No. 32 to Registration Statement on Form N-4 (File No. 33-34370), as filed on December 16, 1997.

Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 33-34370), as filed on September 29, 1997.

Incorporated by reference to Post-Effective Amendment No. 26 to Registration Statement on Form N-4 (File No. 33-34370), as filed on February 21, 1997.

Incorporated by reference to Post-Effective Amendment No. 35 to Registration Statement on Form N-4 (File No. 33-34370), as filed on April 17, 1998.

Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 33-87932), as filed on September 19, 1995.

Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-79122), as filed on April 17, 1998.

Incorporated by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 (File No. 33-79122), as filed on April 22, 1997.

Incorporated by reference to Post-Effective Amendment No. 21 to Registration Statement on Form N-4 (File No. 33-75996), as filed on February 16, 2000.

Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-4 (File No. 333-01107), as filed on April 7, 1999.

Incorporated by reference to Post-Effective Amendment No. 37 to Registration Statement on Form N-4 (File No. 33-34370), as filed on April 9, 1999.

Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-87305), as filed on December 13, 1999.

Incorporated by reference to Post-Effective Amendment No. 18 to Registration Statement on Form N-4 (File No. 33-56297), as filed on August 30, 2000.

Incorporated by reference to Post-Effective Amendment No.17 to Registration Statement on Form N-4 (File No. 33-75996), as filed on April 7, 1999.

Incorporated by reference to Post-Effective Amendment No. 19 to Registration Statement on From N-4 (File No. 333-01107), as filed on February 16, 2000.

Incorporated by reference to the Registration Statement on Form S-2 (File No. 33- 64331), as filed on November 16, 1995.

Incorporated by reference to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-2 (File No. 33-64331), as filed on January 17, 1996.

Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 33-75988), as filed on December 30, 2003

Incorporated by reference to Post-Effective Amendment No. 18 to Registration Statement on Form N-4 (File No. 33-75980), as filed on April 16, 2003.

Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 333-01107), as filed on April 10, 2002.

Incorporated by reference to Post-Effective Amendment No. 24 to Registration Statement on Form N-4 (File No. 33-81216), as filed on April 11, 2003.

Incorporated by reference to Registration Statement on Form N-4 (File No. 333-109860), as filed on October 21, 2003.

Incorporated by reference to Post-Effective Amendment No. 39 to Registration Statement on Form N-4 (File No. 33-75962), as filed on December 17, 2004.

Incorporated by reference to Initial Registration Statement on Form N-4 (File No. 333-130822), as filed on January 3, 2006.

Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-87131), as filed on December 15, 1999.

Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-87131), as filed on December 15, 1999.

Incorporated by reference to Registration Statement on Form N-4 (File No. 33-59749), as filed on June 1, 1995.

Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-59749), as filed on April 16, 1997.

Incorporated by reference to Post-Effective Amendment No. 9 to Registration Statement on Form N-4 (File No. 33-80750), as filed on April 17, 1998.

Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-80750), as filed on April 23, 1997.

Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-59749), as filed on November 26, 1997.

Incorporated by reference to Registration Statement on Form S-2 (File No. 33-63657), as filed on October 25, 1995.

Incorporated by reference to Pre-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on January 17, 1996.

Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on November 24, 1997.

Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-64331), as filed on November 24, 1997.

Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-59749), as filed on November 26, 1997.

Incorporated by reference to Registration Statement on Form N-4 (File No. 33-59749), as filed on June 1, 1995.

Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-59749), as filed on April 16, 1997.

10.	Material Contracts

(a)

Tax Sharing Agreement, dated as of December 13, 2000, among Aetna Inc. renamed Lion, Aetna U.S. Healthcare, Inc. renamed Aetna Inc. and ING America Insurance Holdings, Inc., incorporated by reference to the Company’s Form 10-K filed on March 30, 2001 (File No. 33-23376).

(b)	Lease Agreement, dated as of December 13, 2000, by and between Aetna Life Insurance Company and ILIAC, incorporated by reference to the Company’s Form 10-K filed on March 30, 2001 (File No. 33-23376).

(c)	Real Estate Services Agreement, dated as of December 13, 2000, between Aetna Inc. and ILIAC, incorporated by reference to the Company’s Form 10-K filed on March 30, 2001 (File No. 33-23376).

(d)	Tax Sharing Agreement between ILIAC and ING Insurance Company of America, effective January 1, 2001, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

(e)

Tax Sharing Agreement between ILIAC, ING America Insurance Holdings, Inc. and affiliated companies, effective January 1, 2001, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

(f)

Investment Advisory Agreement between ILIAC and ING Investment Management LLC, dated March 31, 2001, as amended effective January 1, 2003, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

(g)

Reciprocal Loan Agreement between ILIAC and ING America Insurance Holdings, Inc., effective June 1, 2001, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

(h)

Services Agreement between ILIAC and the affiliated companies listed in Exhibit B to the Agreement, dated as of January 1, 2001, as amended effective January 1, 2002, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

(i)

Services Agreement between ILIAC and ING North America Insurance Corporation, dated as of January 1, 2001, as amended effective January 1, 2002, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

(j)	Services Agreement between ILIAC and ING Financial Advisers, LLC., effective June 1, 2002, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

(k)

Administrative Services Agreement between ILIAC, ReliaStar Life Insurance Company of New York and the affiliated companies specified in Exhibit A to the Agreement, effective March 1, 2003, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

(l)

First Amendment to the Administrative Services Agreement between ILIAC, RLNY and the affiliated companies specified in Exhibit A to the Agreement, effective as of August 1, 2004, incorporated by reference to the Company’s Form 10-K filed on March 31, 2005 (File No. 033-23376).

(m)

Amendment to Investment Advisory Agreement between ILIAC and ING Investment Management LLC, effective October 14, 2003, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

(n)

Surplus Note for $175,000,000 aggregate principal amount, dated December 29, 2004 issued by ING USA Annuity and Life Insurance Company to its affiliate, ILIAC, incorporated by reference to the Company’s Form 10-K filed on March 31, 2005 (File No. 033-23376).

(o)

Joinder Number 2006-1 to Tax Sharing Agreement, dated January 20, 2006, between ILIAC and ING America Insurance Holdings, Inc. and its subsidiaries, incorporated by reference to the Company’s Form 10-Q filed on May 15, 2006 (File No. 033-23376).

(p)

Amendment Number 2006-1 to Services Agreement, dated as of September 11, 2006, between ILIAC and ING North America Insurance Corporation, incorporated by reference to the Company’s Form 10-Q filed on November 13, 2006 (File No. 033-22376).

(q)

First Amendment, dated August 14, 2006, to Lease Agreement, dated as of December 13, 2000, between Aetna Life Insurance Company and ILIAC, incorporated by reference to the Company’s Form 10-Q filed on November 13, 2006 (File No. 033-23376).

(r)	Second Amendment, dated October 13, 2006, to the Lease Agreement, dated as of December 13, 2000, between Aetna Life Insurance Company and ILIAC.

(s)

Agreement A1A document A111-1997 Standard Form of Agreement between Owner and Contractor, as modified, dated September 6, 2006 between Northfield Windsor LLC and John Moriarty & Associates, Inc., incorporated by reference to the Company’s Form 8-K filed on September 11, 2006 (File/Film No. 033-23376/061083829).

(t)

Form of Agreement, titled Assurance of Discontinuance Pursuant to Executive Law Sec. 63(15), between the Attorney General of the State of New York and ING Life Insurance and Annuity Company dated October 10, 2006, incorporated by reference to the Company’s Form 8-K filed on October 11, 2006 (File No. 033-23376).

(u)

Form of Agreement, titled Consent Agreement among the State of New Hampshire, Department of State, Bureau of Securities Regulation, ING Life Insurance and Annuity Company, and ING Financial Advisors, LLC dated October 10, 2006, incorporated by reference to the Company’s Form 8-K filed on October 11, 2006 (File No. 033-23376).

14.	ING Code of Ethics for Financial Professionals, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

31.1	Certificate of David A. Wheat pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certificate of Brian D. Comer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certificate of David A. Wheat pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certificate of Brian D. Comer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Index to Consolidated Financial Statement Schedules

		Page

Report of Independent Registered Public Accounting Firm		129

I.	Summary of Investments - Other than Investments in Affiliates as of
	December 31, 2006	130

IV.	Reinsurance Information as of and for the years ended
	December 31, 2006, 2005, and 2004	131

Schedules other than those listed above are omitted because they are not required or not applicable.

Report of Independent Registered Public Accounting Firm

The Board of Directors

ING Life Insurance and Annuity Company

We have audited the consolidated financial statements of ING Life Insurance and Annuity Company as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, and have issued our report thereon dated March 23, 2007. Our audits also included the financial statement schedules listed in Item 15. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/	Ernst & Young LLP

Atlanta, Georgia

March 23, 2007

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Schedule I

Summary of Investments – Other than Investments in Affiliates

As of December 31, 2006

(In millions)

			Amount
			Shown on
			Consolidated
Type of Investments	Cost	Value*	Balance Sheet
Fixed maturities, available-for-sale:
U.S. Treasuries	$25.5	$25.6	$25.6
U.S. government agencies and authorities	276.6	276.9	276.9
State, municipalities, and political subdivisions	45.4	46.4	46.4
Public utilities securities	1,111.4	1,104.8	1,104.8
Other U.S. corporate securities	4,281.8	4,267.1	4,267.1
Foreign securities (1)	2,466.4	2,489.7	2,489.7
Residential mortgage-backed securities	4,529.8	4,500.0	4,500.0
Commercial mortgage-backed securities	2,261.3	2,246.7	2,246.7
Other asset-backed securities	1,258.1	1,254.5	1,254.5
Total fixed maturities, available-for-sale, including
securities pledged to creditors	$16,256.3	$16,211.7	$16,211.7
			-
Equity securities, available-for-sale	$233.6	$251.7	$251.7

Mortgage loans on real estate	$1,879.3	$1,852.6	$1,879.3
Policy loans	268.9	268.9	268.9
Other investments	373.1	398.9	398.9
Total investments	$19,011.2	$18,983.8	$19,010.5

*	See Notes 2 and 3 of Notes to Consolidated Financial Statements.

(1)

The term “foreign” includes foreign governments, foreign political subdivisions, foreign public utilities, and all other bonds of foreign issuers. Substantially all of the Company’s foreign securities are denominated in U.S. dollars.

ING Life Insurance and Annuity Company and Subsidiaries

(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Schedule IV

Reinsurance Information

As of and for the years ended December 31, 2006, 2005, and 2004

(In millions)

					Percentage
					of Assumed
	Gross	Ceded	Assumed	Net	to Net
Year Ended December 31, 2006
Life insurance in force	$21,844.6	$22,450.5	$605.9	$-	NM
Premiums:
Accident and health insurance	0.5	0.5	-	-
Annuities	37.3	-	0.2	37.5
Total premiums	$37.8	$0.5	$0.2	$37.5

Year Ended December 31, 2005
Life insurance in force	$24,151.5	$24,151.5	$-	$-	0.0%
Premiums:
Accident and health insurance	0.4	0.4	-	-
Annuities	43.2	-	-	43.2
Total premiums	$43.6	$0.4	$-	$43.2

Year Ended December 31, 2004
Life insurance in force	$26,179.5	$26,179.5	$-	$-	0.0%
Premiums:
Accident and health insurance	0.5	0.5	-	-
Annuities	38.5	-	-	38.5
Total premiums	$39.0	$0.5	$-	$38.5

NM - Not meaningful

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 29, 2007 (Date)	ING Life Insurance and Annuity Company (Registrant)
	By:	/s/ David A. Wheat
David A. Wheat Director, Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on or before March 29, 2007.

Signatures	Title
/s/ David A. Wheat David A. Wheat	Director, Executive Vice President and Chief Financial Officer
/s/ Catherine H. Smith Catherine H. Smith	Director
/s/ Thomas J. McInerney Thomas J. McInerney	Director and Chairman
/s/ Robert W. Crispin Robert W. Crispin	Director
/s/ Kathleen A. Murphy Kathleen A. Murphy	Director
/s/ Brian D. Comer Brian D. Comer	President
/s/ Steven T. Pierson Steven T. Pierson	Senior Vice President and Chief Accounting Officer

Exhibit 10(r)

SECOND AMENDMENT TO LEASE AND FIRST AMENDMENT TO SETTLEMENT AGREEMENT

THIS SECOND AMENDMENT TO LEASE AND FIRST AMENDMENT TO SETTLEMENT AGREEMENT (“Amendment”) is entered into as of the 13th day of October, 2006, by and between

AETNA LIFE INSURANCE COMPANY, a Connecticut corporation (“Landlord”), AETNA INC., a Pennsylvania corporation (“Aetna, Inc.”) and ING LIFE INSURANCE AND ANNUITY COMPANY., f/k/a Aetna Life Insurance and Annuity Company, a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of December 13, 2000 (the “Lease”); and

WHEREAS, Tenant, Landlord and Aetna, Inc., entered in a Settlement Agreement dated as of August 14, 2006 (the “Settlement Agreement”); and

WHEREAS, Landlord and Tenant modified the Lease by First Amendment to Lease dated as of August 14, 2006 (“First Amendment”); and

WHEREAS, Landlord and Tenant wish to further modify the Lease and to modify the Settlement Agreement, as provided herein;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and legal sufficiency of which is hereby acknowledged Landlord and Tenant hereby agree as follows:

1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease, respectively.

2. Exhibit G-1 to the Lease is amended to provide that Landlord shall have the right without Tenant’s consent, on or after October 31, 2006 (the actual date being referred to herein as the “Transition Date”), to delete the Flower Street surface parking lot (shown on Attachment A to said Exhibit G-1, and referred to herein, as “Lot 7”) from the list of so-called "Preferred Lots" and to substitute for the number of parking spaces currently in said Lot 7 (being 158 spaces), a combination of (i) 79 parking spaces in the existing "Ramp Garage" and (ii) 79 parking spaces in the surface parking lot located at 116 Farmington Avenue (the "Church Lot"), it being understood that the total, aggregate number of parking spaces in the Ramp Garage and in the Church Lot that could be used by Tenant would be 158. Landlord shall provide notice to Tenant of the Transition Date at least fourteen (14) days before the date on which Tenant’s employees and visitors will no longer be able to park in Lot 7. Not later than the business day prior to the Transition Date, Landlord shall distribute new hang tags for the Church Lot (85 hang tags to correspond to the 79 parking spaces in the Church Lot) and activate Tenant ID badges to allow for entry into the Ramp Garage (85 activated Tenant ID badges to correspond to the 79 parking spaces in the Ramp Garage). From and after the Transition Date, Tenant shall have no rights to park in Lot 7, and Landlord shall have no further rights to relocate Tenant parking.

3.	Paragraph 2 of the First Amendment is deleted and the following substituted:

“ 2. Landlord hereby grants Tenant a one-time option (the “Extension Option”) upon exercise of which the Term of the Lease shall be extended to the earlier of (i) March 31, 2008, or (ii) the last day of the seven day period listed in Schedule A attached hereto (“Schedule A”) in which Tenant surrenders possession of the Premises. Upon exercise of the Extension Option, the earlier of the dates stated in the preceding sentence shall be the “Expiration Date” as used in the Lease and paragraph 2 hereof. The Extension Option shall be exercised by delivery of written notice of exercise to Landlord on or before June 30, 2007. For all purposes herein, Tenant shall be deemed to have surrendered possession of the Premises, and shall be deemed no longer in

Exhibit 10(r)

possession of the Premises for purposes of Article 30 of the Lease, upon the occurrence of all of the following: a. All of Tenant’s employees have vacated the Premises and Tenant has given written notification to Landlord indicating that all of Tenant’s employees have vacated the Premises;

     b. Tenant having ceased conducting business in the Premises, excluding activities that are incidental to the process of vacating the Premises or are minor in nature and do not materially, adversely affect Landlord’s use of the Premises;

     c. The Tenant’s removal of as much of its trade fixtures, office supplies, movable furniture and equipment (“FFE”) as it is able to remove, using reasonable efforts, as of the Expiration Date; provided that:

     (i) To the extent any FFE remains at the Premises after the Expiration Date, Tenant will use reasonable efforts to remove such FFE as soon as possible, but in no event later than the date (the “Outside Date”) which is fourteen (14) days after the Expiration Date. Any FFE remaining after the Outside Date may be treated by Landlord as abandoned;

     (ii) Tenant will cooperate with Landlord to eliminate or minimize any material, adverse impact that FFE remaining at the Premises during the Period from the Expiration Date until the Outside Date may have on Landlord’s build-out or renovation plans concerning the Premises;

     (iii) During the period from the Expiration Date until the Outside Date, Landlord shall provide reasonable access to the Premises to Tenant, including its employees, agents and contractors, for reasonable purposes incidental to Tenant’s removal of remaining FFE and decommissioning of information technology equipment; and

     (iv) Until the Outside Date, and notwithstanding anything to the contrary provided in the Lease, Landlord will use reasonable efforts to facilitate Tenant’s ability to expeditiously remove FFE from the Premises, both during and outside of Tenant’s Regular Business Hours, by providing access to loading docks, corridors and other such facilities located in portions of the 151 Farmington Avenue complex not within the Premises at such times as are reasonably necessary for Tenant to effectuate the relocation of its business operations and the removal of its FFE, it being expressly understood that for such purposes Tenant will require extraordinary access to such facilities for certain periods of time.

If Tenant fails to satisfy the conditions set forth above as items “a.”, “b.”, “c.” by the Expiration Date, then Tenant shall be deemed to be in holdover of the Premises pursuant to Section 30 of the Lease.

Tenant’s access rights to the Premises after the Expiration Date shall constitute a license only, but shall be subject to all of the indemnity (Sections 20.1 and 20.3) and insurance (Sections 12.3, 12.4, 12.5, 12.6, and 12.7) provisions of the Lease.”

4. The Lease and Settlement Agreement shall be amended as follows:

     (i) During the Extension Period, Base Rent, Additional Rent, Tax Payments, Operating Expense Payments, and payments for use of the food service and fitness center facilities as described in the Settlement Agreement, shall be payable on a weekly rather

Exhibit 10(r)

than monthly basis (the “Weekly Payments”) for each seven (7) day period listed on Schedule A, in an amount equal to 1/52nd of the annual amounts that would be due under the Lease and the Settlement Agreement but for this Amendment, which Weekly Payments shall be due and payable in advance on or before the first day of each seven day period listed on Schedule A; and

     (ii) Tenant’s obligation to pay the Weekly Payments shall terminate as of the Expiration Date (subject to the provisions of Section 3 of this Amendment); provided that as of the Expiration Date Tenant shall have surrendered possession of the Premises; and provided further, that if Tenant surrenders possession of Premises before January 1, 2008, then it shall not be obligated to make any Weekly Payments.

5. Time is of the essence of all of the dates set forth in this Amendment relating to Tenant’s obligations.

6. Except as expressly stated herein, all the terms and conditions of the Lease, the First Amendment and the Settlement Agreement shall remain in full force and effect and, as modified hereby, such are hereby ratified and confirmed and shall remain in full force and effect. Landlord, Aetna, Inc. and Tenant represent that the respective person executing this Amendment on its behalf has all power and authority necessary to execute this Amendment and to bind such party.

7. This Amendment may be executed in multiple counterparts with less than all of the signatures of the parties hereto, each such counterpart shall be considered an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties have duly executed this Amendment the day and year first above written.

LANDLORD:		TENANT:
AETNA LIFE INSURANCE COMPANY		ING LIFE INSURANCE AND ANNUITY
COMPANY
By:	/s/ Wade P. Godin	By: /s/ Ronald Falkner
	Its Authorized Signatory	Its	Vice President
Wade P. Godin

AETNA, INC.
By:	/s/ Thomas K. Handy

Its Head of Real Estate Services

Exhibit 10(r)

SCHEDULE A

Seven Day Period

1/1/08 – 1/7/08
1/8/08 – 1/14/08
1/15/08 – 1/21/08
1/22/08 – 1/28/08
1/29/08 – 2/4/08
2/5/08 – 2/11/08
2/12/08 – 2/18/08
2/19/08 – 2/25/08
2/26/08 – 3/3/08
3/4/08 – 3/10/08
3/11/08 – 3/17/08
3/18/08 – 3/24/08
3/25/08 – 3/31/08

Exhibit 31.1

CERTIFICATION

I, David A. Wheat, certify that:

1.	I have reviewed this annual report on Form 10-K of ING Life Insurance and Annuity Company;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)

designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)

disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 29, 2007

By: /s/ David A. Wheat David A. Wheat

Director, Executive Vice President and Chief Financial Officer

(Duly Authorized Officer and Principal Financial Officer)

Exhibit 31.2

CERTIFICATION

I, Brian D. Comer, certify that:

1.	I have reviewed this annual report on Form 10-K of ING Life Insurance and Annuity Company;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)

designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)

disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:March 29, 2007

By: /s/ Brian D. Comer Brian D. Comer President (Duly Authorized Officer and Principal Officer)

Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officer of ING Life Insurance and Annuity Company (the “Company”) hereby certifies that, to the officer’s knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 29, 2007	By:	/s/	David A. Wheat

(Date)			David A. Wheat
Director, Executive Vice President and
Chief Financial Officer

Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officer of ING Life Insurance and Annuity Company (the “Company”) hereby certifies that, to the officer’s knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 29, 2007	By:	/s/	Brian D. Comer

(Date)			Brian D. Comer
President

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution

Not Applicable

Item 14. Indemnification of Directors and Officers

Section 33-779 of the Connecticut General Statutes ("CGS") provides that a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Sections 33-770 to 33-778, inclusive, of the Connecticut General Statutes, as amended by Sections 12 to 20, inclusive, of the CGS. Reference is hereby made to Section 33-771(e) of the CGS regarding indemnification of directors and Section 33-776(d) of CGS regarding indemnification of officers, employees and agents of Connecticut corporations. These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall, except to the extent that their certificate of incorporation expressly provides otherwise, indemnify their directors, officers, employees and agents against "liability" (defined as the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding) when (1) a determination is made pursuant to Section 33-775 that the party seeking indemnification has met the standard of conduct set forth in Section 33-771 or (2) a court has determined that indemnification is appropriate pursuant to Section 33-774. Under Section 33-775, the determination of and the authorization for indemnification are made (a) by two or more disinterested directors, as defined in Section 33-770(3); (b) by special legal counsel; (c) by the shareholders; or (d) in the case of indemnification of an officer, agent or employee of the corporation, by the general counsel of the corporation or such other officer(s) as the board of directors may specify. Also, Section 33-772 with Section 33-776 provide that a corporation shall indemnify an individual who was wholly successful on the merits or otherwise against reasonable expenses incurred by him in connection with a proceeding to which he was a party because he is or was a director, officer, employee, or agent of the corporation. Pursuant to Section 33-771(d), in the case of a proceeding by or in the right of the corporation or with respect to conduct for which the director, officer, agent or employee was adjudged liable on the basis that he received a financial benefit to which he was not entitled, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party.

Section 33-777 of the statute does specifically authorize a corporation to procure indemnification insurance on behalf of an individual who was a director, officer, employee or agent of the corporation. Consistent with the statute, ING Groep N.V. maintains an umbrella insurance policy with an international insurer. The policy covers ING Groep N.V. and any company in which ING Groep N.V. has controlling interest of 50% or more. This would encompass the principal underwriter as well as the depositor. The policy provides for the following types of coverage: errors and omissions, directors and officers, employment practices, fiduciary and fidelity

Section 20 of the ING Financial Advisers, LLC Limited Liability Company Agreement provides that ING Financial Advisers, LLC will indemnify certain persons against any loss, damage, claim or expenses (including legal fees) incurred by such person if he is made a party or is threatened to be made a party to a suit or proceeding because he was a member, officer, director, employee or agent of ING Financial Advisers, LLC, as long as he acted in good faith on behalf of ING Financial Advisers, LLC and in a manner reasonably believed to be within the scope of his authority. An additional condition requires that no person shall be entitled to indemnity if his loss, damage, claim or expense was incurred by reason of his gross negligence or willful misconduct. This indemnity provision is authorized by and is consistent with Title 8, Section 145 of the General Corporation Law of the State of Delaware.

Item 15. Recent Sales of Unregistered Securities

Not Applicable

Item 16.	Exhibits and Financial Statement Schedules
(a)	Furnish the exhibits as required by Item 601 of Regulation S-K (§229.601):

(1)(a)	Underwriting Agreement dated November 17, 2000 between Aetna Life Insurance and Annuity
Company and Aetna Investment Services, LLC · Incorporated by reference to Pre-Effective
Amendment No. 1 to Registration Statement on Form N-4 (File No. 33-49176), as filed on
November 30, 2000.

(1)(b)	Confirmation of Underwriting Agreement · Incorporated by reference to Registration Statement on Form S-1 (File No. 333-133158, Accession No. 0000836687-06-000199), as filed on April
10, 2006.

(3)(a)	Restated Certificate of Incorporation (amended and restated as of January 1, 2002) of ING Life
Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company) ·
Incorporated by reference to ING Life Insurance and Annuity Company annual report on Form
10-K (File No. 033-23376), as filed on March 28, 2002.

(3)(b)	Amended and Restated By-Laws of ING Life Insurance and Annuity Company, effective
January 1, 2005 · Incorporated by reference to the ILIAC 10-Q, as filed on May 13, 2005 (File
No. 033-23376, Accession No. 0001047469-05-014783).

(4)(a)	Group Annuity Contract (Form No. G2-MGA-95) · Incorporated by reference to Registration
Statement on Form S-2 (File No. 33-63657), as filed on October 25, 1995.

(4)(b)	Individual Annuity Contract (Form No. I2-MGA-95) · Incorporated by reference to Pre-
Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as
filed on January 17, 1996.

(4)(c)	Certificate (G2CC-MGA-95) to Group Annuity Contract Form No. G-MGA-95 · Incorporated
by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2 (File
No. 33-63657), as filed on November 24, 1997.

(4)(d)	Endorsement (E2-MGAIRA-95-2) to Group Annuity Contract Form No. G2-MGA-95 and
Certificate No. G2CC-MGA-95 · Incorporated by reference to Post-Effective Amendment No.
3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on November 24, 1997.

(4)(e)	Endorsement (E2-MGAROTH-97) to Group Annuity Contract Form No. G2-MGA-95 and
Certificate No. G2CC-MGA-95 · Incorporated by reference to Post-Effective Amendment No.
3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on November 24, 1997.

(5)	Opinion as to Legality, attached.

(10)	Material contracts are listed under Item 15 of the Company’s Form 10-K for the fiscal year ended December 31, 2006 (File No. 033-23376), as filed with the Commission on April 2, 2007. Each of the exhibits so listed is incorporated by reference as indicated in the Form 10-K.

(21)	Subsidiaries of the Registrant · Subsidiaries of the Registrant, incorporated herein by reference to Item 28 in Post-Effective Amendment No. 12 to Registration Statement on Form N-6 for ReliaStar Life Insurance Company of New York Variable Life Separate Account I of ReliaStar Life Insurance Company of New York (File No. 333-47527), as filed with the Securities and Exchange Commission on April 9, 2007.

(23)(a)	Consent of Independent Registered Public Accounting Firm, attached.
(23)(b)	Consent of Legal Counsel (included in Exhibit (5) above).

(24)(a)	Powers of Attorney, attached.

(24)(b)	Certificate of Resolution Authorizing Signature by Power of Attorney · Incorporated by
reference to Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 (File
No. 33-75986), as filed on April 12, 1996.

(b)	ING Life Insurance and Annuity Company Form 10-K for the fiscal year ended December 31, 2006 is incorporated in Part I within the Prospectus.

Exhibits other than these listed above, are omitted because they are not required or are not applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

(a)	Rule 415 offerings:

	(1)	To file, during any period in which offers or sales of the registered securities are being made, a post- effective amendment to this registration statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)(ii)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule
430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)	Request for Acceleration of Effective Date:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-130827) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of Pennsylvania, on this 11th day of April, 2007.

By:	ING LIFE INSURANCE AND ANNUITY
COMPANY
(REGISTRANT)

By:

Brian D. Comer*
President (Principal Executive Officer)

By:	/s/ John S. Kreighbaum

John S. (Scott) Kreighbaum as
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on April 11, 2007.

Signature	Title

Brian D. Comer*	President
(Principal Executive Officer)

Thomas J. McInerney*	Director and Chairman

Kathleen A. Murphy*	Director

Catherine H. Smith*	Director

Robert W. Crispin*	Director

David A. Wheat*	Director and Chief Financial Officer

Steven T. Pierson*	Chief Accounting Officer

By:	/s/ John S. Kreighbaum

John S. (Scott) Kreighbaum as
Attorney-in-Fact

* Executed by John S. (Scott) Kreighbaum on behalf of those indicated pursuant to Powers of Attorney.

EXHIBIT INDEX

Exhibit No.	Exhibit
(5)	Opinion as to Legality	EX-5
(23)(a)	Consent of Independent Registered Public Accounting Firm	EX-23.A
(23)(b)	Consent of Legal Counsel	*
(24)(a)	Powers of Attorney	EX-24.A
*Included in Exhibit (5) above